                                                                     Exhibit 4.2

--------------------------------------------------------------------------------
                      CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                       and

                               JPMORGAN CHASE BANK

                                Indenture Trustee

                                    INDENTURE

                            Dated as of June 3, 2003

                                $1,209,677,419.35

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A

                        ASSET BACKED NOTES, SERIES 2003-A
                         CLASS A NOTES AND CLASS B NOTES

--------------------------------------------------------------------------------

                                                                2003-A Indenture

                             CROSS REFERENCE TABLE/1/

TIA           Section                              Section of Indenture
304                                                        2.18
310           (a)(1)                                       7.08
              (a)(2)                                       7.08
              (a)(3)                                       7.13
              (a)(4)                                       7.20
              (a)(5)                                       7.08
              (b)                                       7.08, 7.11
              (c)                                          N.A.
311           (a)                                          7.19
              (b)                                          7.19
              (c)                                          N.A
312           (a)                                         12.01
              (b)                                         12.02
              (c)                                         12.03
313           (a)                                         12.04
              (b)(1)                                      12.04
              (b)(2)                                      14.05
              (c)                                         12.04
              (d)                                         12.03
314           (a)                                         14.16
              (b)                                          3.06
              (c)(1)                                      14.01
              (c)(2)                                      14.01
              (c)(3)                                      14.01
              (d)                                         14.01
              (e)                                         14.01
              (f)                                         14.01
315           (a)                                          7.01
              (b)                                          7.02
              (c)                                          7.01
              (d)                                          7.01
              (e)                                          9.13
316           (a)(last sentence)                           2.03
              (a)(1)(A)                                    9.11
              (a)(1)(B)                                   9.02(b)
              (a)(2)                                      Omitted
              (b)                                          9.07
              (c)                                          2.12
317           (a)(1)                                       9.03
              (a)(2)                                       9.03
              (b)                                          3.03
318           (a)                                         14.22

--------------
/1/ Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                                                2003-A Indenture

                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS and incorporation by reference ......................3

     Section 1.01   General Definitions.......................................3

     Section 1.02   Calculations.............................................36

     Section 1.03   Incorporation by Reference of Trust Indenture Act........36

     Section 1.04   Other Interpretive Provisions............................37

ARTICLE II   THE NOTES; RECONVEYANCE ........................................37

     Section 2.01   General..................................................37

     Section 2.02   Forms of Notes...........................................39

     Section 2.03   Payment of Principal and Interest........................39

     Section 2.04   Payments to Noteholders..................................40

     Section 2.05   Execution, Authentication, Delivery and Dating...........40

     Section 2.06   Temporary Notes..........................................41

     Section 2.07   Registration, Registration of Transfer and Exchange......42

     Section 2.08   Mutilated, Destroyed, Lost or Stolen Notes...............48

     Section 2.09   Persons Deemed Noteholders...............................49

     Section 2.10   Cancellation of Notes....................................49

     Section 2.11   Conditions to Closing....................................49

     Section 2.12   Book-Entry Notes.........................................53

     Section 2.13   Definitive Notes.........................................54

     Section 2.14   Reconveyance.............................................54

     Section 2.15   Release of Lien on Repurchased Receivables...............54

     Section 2.16   Funding Events...........................................55

     Section 2.17   Authenticating Agents....................................57

     Section 2.18   Release of Collateral....................................58

ARTICLE III  COVENANTS; COLLATERAL; REPRESENTATIONS; WARRANTIES .............59

     Section 3.01   Performance of Obligations...............................59

     Section 3.02   Negative Covenants.......................................60

     Section 3.03   Money for Note Payments..................................61

     Section 3.04   Restriction of Issuer Activities.........................63

     Section 3.05   Protection of Trust Property.............................63

     Section 3.06   Opinions as to Trust Property............................65

     Section 3.07   Statement as to Compliance...............................66

                                       iii                      2003-A Indenture

                                TABLE OF CONTENTS

     Section 3.08   Limitations on Liens.....................................66

     Section 3.09   Recording................................................66

     Section 3.10   Agreements Not to Institute Bankruptcy Proceedings;
                    Additional Covenants.....................................66

     Section 3.11   Providing of Notice......................................69

     Section 3.12   Representations and Warranties of the Issuer.............69

     Section 3.13   Representations and Warranties of the Indenture Trustee..71

     Section 3.14   Maintenance of Office or Agency..........................72

ARTICLE IV   ADMINISTRATION AND SERVICING OF RECEIVABLES ....................72

     Section 4.01   Servicing Agreement......................................72

ARTICLE V    ACCOUNTS, COLLECTIONS, PAYMENTS OF INTEREST AND PRINCIPAL,
             RELEASES, RESERVE FUND, AND STATEMENTS TO NOTEHOLDERS ..........74

     Section 5.01   Accounts.................................................74

     Section 5.02   Collections..............................................74

     Section 5.03   Application of Collections...............................74

     Section 5.04   Collection Account.......................................75

     Section 5.05   Deposit of Funds in the Revenue Fund and
                    Transfer of Funds from the Revenue Fund and
                    the Reserve Fund.........................................76

     Section 5.06   Issuance Fund............................................79

     Section 5.07   Account Property.........................................79

     Section 5.08   Pre-Funding Account......................................80

     Section 5.09   Note Payments............................................80

     Section 5.10   Use of Moneys in the Reserve Fund........................81

     Section 5.11   Statements to Noteholders; Tax Returns...................81

     Section 5.12   Reports by the Indenture Trustee.........................81

     Section 5.13   Final Balance............................................81

     Section 5.14   Officer's Certificates...................................82

     Section 5.15   The Note Guaranty Insurance Policy.......................82

     Section 5.16   Release of Trust Estate..................................83

     Section 5.17   Opinion of Counsel.......................................84

ARTICLE VI   REDEMPTION OF NOTES ............................................84

     Section 6.01   Privilege of Redemption and Redemption Price.............84

     Section 6.02   Optional Redemption......................................84

                                       iv                       2003-A Indenture

                                TABLE OF CONTENTS

     Section 6.03   Notice of Redemption.....................................85

     Section 6.04   Redemption Payments......................................86

     Section 6.05   Cancellation of Notes; Surrender of Note Policy..........86

ARTICLE VII  THE INDENTURE TRUSTEE ..........................................86

     Section 7.01   Duties of the Indenture Trustee..........................86

     Section 7.02   Notice of Event of Default...............................88

     Section 7.03   Rights of the Indenture Trustee..........................89

     Section 7.04   Not Responsible for Recitals, Issuance of
                    Notes or Application of Moneys as Directed...............89

     Section 7.05   May Hold Notes...........................................89

     Section 7.06   Money Held in Trust......................................89

     Section 7.07   Compensation and Indemnity...............................90

     Section 7.08   Eligibility; Disqualification............................91

     Section 7.09   [Reserved]...............................................92

     Section 7.10   Resignation and Removal; Appointment of Successor........92

     Section 7.11   Acceptance of Appointment by Successor...................93

     Section 7.12   Merger, Conversion, Consolidation or Succession
                    to Business of the Indenture Trustee.....................94

     Section 7.13   Co-trustees and Separate Trustees........................94

     Section 7.14   Books and Records........................................95

     Section 7.15   Control..................................................96

     Section 7.16   Suits for Enforcement....................................96

     Section 7.17   Noteholder Characterization..............................97

     Section 7.18   Documents Held by COAF as Custodian; Indication
                    of Trust Ownership; Inspection and Release
                    of Custodian Files.......................................97

     Section 7.19   Preferential Collection of Claims Against the Issuer.....99

     Section 7.20   The Indenture Trustee May Enforce Claims Without
                    Possession of Notes......................................99

ARTICLE VIII Interest rate swap agreement ...................................99

     Section 8.01   Interest Rate Swap Agreement Provisions; Defaulted
                    Interest Rate Swap Agreement.............................99

ARTICLE IX   EVENTS OF DEFAULT .............................................101

     Section 9.01   Events of Default.......................................101

     Section 9.02   Acceleration of Maturity; Rescission and Annulment......102

                                        v                       2003-A Indenture

                                TABLE OF CONTENTS

     Section 9.03   Collection of Indebtedness and Suits for Enforcement
                    by the Indenture Trustee................................104

     Section 9.04   Remedies; Priorities....................................106

     Section 9.05   [Reserved]..............................................108

     Section 9.06   Limitation of Suits.....................................108

     Section 9.07   Unconditional Rights of Noteholders to Receive
                    Principal and Interest..................................109

     Section 9.08   Restoration of Rights and Remedies......................109

     Section 9.09   Rights and Remedies Cumulative..........................109

     Section 9.10   Delay or Omission Not a Waiver..........................109

     Section 9.11   Control by Controlling Note Class of Noteholders........109

     Section 9.12   [Reserved]..............................................110

     Section 9.13   Undertaking for Costs...................................110

     Section 9.14   Waiver of Stay or Extension Laws........................110

ARTICLE X    SUPPLEMENTAL INDENTURES .......................................111

     Section 10.01  Supplemental Indentures Without Noteholder Approval.....111

     Section 10.02  Supplemental Indentures With Consent of Noteholders.....112

     Section 10.03  Supplemental Indentures Without Consent of Noteholders..113

     Section 10.04  Execution of Supplemental Indentures....................113

     Section 10.05  Effect of Supplemental Indentures.......................114

     Section 10.06  Reference in Notes to Supplemental Indentures...........114

     Section 10.07  The Indenture Trustee To Act On Instructions............114

ARTICLE XI   NOTE GUARANTY INSURANCE POLICY ................................114

     Section 11.01  Note Guaranty Insurance Policy..........................114

     Section 11.02  Transfer of Class A Notes to Note Insurer...............115

     Section 11.03  Note Insurer Access to Information, Books and Records...115

     Section 11.04  The Indenture Trustee To Notify Note Insurer of
                    Proposed Changes........................................115

     Section 11.05  No Advance of Final Scheduled Payment Date..............115

     Section 11.06  Note Insurer Rights in the Event of Nonpayment..........116

     Section 11.07  Note Insurer Approval of Changes in Terms
                    of Notes or Indenture...................................116

     Section 11.08  Note Insurer Removal of the Indenture Trustee...........117

     Section 11.09  Parties Interested Herein...............................117

                                        vi                      2003-A Indenture

                                TABLE OF CONTENTS

     Section 11.10  Rights of Note Insurer Controlling......................117

     Section 11.11  Payments Under the Note Guaranty Insurance Policy.......117

     Section 11.12  Default of Note Insurer.................................118

     Section 11.13  Rights and Obligations of Note Insurer..................119

     Section 11.14  Note Insurer's Rights Regarding Actions,
                    Proceedings or Investigations...........................119

ARTICLE XII  NOTEHOLDERS' LISTS AND REPORTS ................................121

     Section 12.01  Issuer to Furnish the Indenture Trustee Names and
                    Addresses of Noteholders................................121

     Section 12.02  Preservation of Information; Communications to
                    Noteholders.............................................121

     Section 12.03  Reports by the Issuer...................................121

     Section 12.04  Reports by the Indenture Trustee........................122

ARTICLE XIII SATISFACTION AND DISCHARGE ....................................122

     Section 13.01  Satisfaction and Discharge of the Indenture.............122

     Section 13.02  Application of Trust Money..............................123

     Section 13.03  Repayment of Moneys Held by Paying Agent................123

ARTICLE XIV  MISCELLANEOUS .................................................124

     Section 14.01  Compliance Certificates and Opinions; Furnishing
                    of Information..........................................124

     Section 14.02  Form of Documents Delivered to the Indenture Trustee....126

     Section 14.03  Acts of Noteholders.....................................127

     Section 14.04  Notices, Etc............................................127

     Section 14.05  Notices and Reports to Noteholders; Waiver of Notices...130

     Section 14.06  Rules by the Indenture Trustee..........................130

     Section 14.07  Owner Trustee Obligation................................130

     Section 14.08  Enforcement of Benefits.................................131

     Section 14.09  Effect of Headings and Table of Content.................131

     Section 14.10  Successors and Assigns..................................131

     Section 14.11  Separability............................................131

     Section 14.12  Benefits of Indenture...................................131

     Section 14.13  Legal Holidays..........................................131

     Section 14.14  Governing Law...........................................132

     Section 14.15  Counterparts............................................132

                                       vii                      2003-A Indenture

                                TABLE OF CONTENTS

     Section 14.16  Recording of Indenture..................................132

     Section 14.17  Further Assurances......................................132

     Section 14.18  No Bankruptcy Petition Against the Issuer...............132

     Section 14.19  Subordination...........................................132

     Section 14.20  Limitation on Liability.................................133

     Section 14.21  Limitation of Liability.................................133

     Section 14.22  Conflict with Trust Indenture Act.......................134

     Section 14.23  Perfection Representations..............................134

     Section 14.24  Rating Agency Confirmations.............................134

SCHEDULE 1      Schedule of Opinions
SCHEDULE 2   -  Perfection Representations, Warranties and Covenants

EXHIBIT A    -  Form of Class A Notes
EXHIBIT B    -  Form of Class B Note
EXHIBIT C    -  [Reserved]
EXHIBIT D    -  Form of Assignment
EXHIBIT E    -  Notice of Funding
EXHIBIT F    -  Officer's Certificate
EXHIBIT G-1  -  Form of Receivable Characteristics (Closing Date)
EXHIBIT G-2  -  Form of Receivable Characteristics (Funding Date)
EXHIBIT H    -  Indenture Trustee Fee Agreement
EXHIBIT I    -  Form of Transferee Agreement (Class B Notes)

                                      viii                      2003-A Indenture

     This Indenture is dated and made as of June 3, 2003, between CAPITAL ONE AUTO FINANCE TRUST 2003-A (the "Issuer"), and JPMORGAN CHASE BANK, as indenture trustee (the "Indenture Trustee").

                              PRELIMINARY STATEMENT

     Pursuant to this Indenture, there is hereby duly authorized the execution and delivery of seven Classes of Notes, designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Class A Notes, as further defined herein, and the Class B Notes, the Swap Counterparty (as specified herein) and the Note Insurer (as specified herein). The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Class A Notes and the Class B Notes, as their interests appear, and, subject to the provisions hereof, for the benefit of the Note Insurer and the Swap Counterparty (in the case of the Swap Counterparty, until such time as the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), all of the Issuer's right, title and interest in and to:

                              GRANTING CLAUSE FIRST

     All of the Issuer's right, title and interest, whether now or hereafter existing, in and to (a) the Receivables identified on the Schedule of Receivables absolutely assigned by the Transferor to the Seller and contributed by the Seller to the Issuer from time to time and all moneys received thereon (including amounts received on any Extended Service Agreements relating thereto) after the respective Cutoff Dates (except for interest accrued as of the applicable Cutoff Date if paid by the respective Obligor after such Cutoff Date, which will be paid to the Transferor); (b) the security interest in the Financed Vehicles granted by the Obligors pursuant to the Receivables and all Certificates of Title to such Financed Vehicles; (c) the interest of the Issuer in any proceeds from claims on any risk default, physical damage, credit life, disability or other insurance policies covering the Financed Vehicles or the Obligors or refunds in connection with Extended Service Agreements relating to Defaulted Receivables from the respective Cutoff Dates; (d) any property (including the right to receive future Liquidation Proceeds) that shall secure a Receivable; (e) the Contribution Agreement, the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the Receivables);
(f) the original Contracts relating to the Receivables; and (g) the Interest Rate Swap Agreement;

                             GRANTING CLAUSE SECOND

     All funds deposited in the Accounts and Eligible Investments thereof, to the extent provided in this Indenture, and proceeds thereof;

                                                                2003-A Indenture

                              GRANTING CLAUSE THIRD

     The rights and benefits of the Issuer under the Servicing Agreement and the Limited Guaranty;

                             GRANTING CLAUSE FOURTH

     Any recourse at law, in equity or by contract to the Seller, COAF or Dealers whether pursuant to the Contribution Agreement, the Transfer and Assignment Agreement, Dealer Agreements (to the extent related to the Receivables) or otherwise; and

                              GRANTING CLAUSE FIFTH

     All proceeds of the conversion, voluntary or involuntary, of any or all of the foregoing into cash or other property whether now existing or hereinafter arising (collectively, the "Collateral").

     Such Grants are made in trust, to secure payments of amounts due with respect to the Class A Notes and the Class B Notes ratably and without prejudice, priority or distinction between the Class A Notes and the Class B Notes (except that payments with respect to principal on the different Classes of Class A Notes shall be subject to the priority of payments set forth herein and payments of principal with respect to the Class B Notes shall be subordinate to payments of principal and interest with respect to the Class A Notes and to the Note Insurer's rights to Premiums and Reimbursement Obligations, all to the extent provided herein), and to secure (i) the payment of all amounts scheduled to be made on the Class A Notes and the Class B Notes as such amounts become due in accordance with their terms, (ii) the payment of all amounts payable to the Swap Counterparty under the Interest Rate Swap Agreement, (iii) the payment of all other sums payable in accordance with the provisions of this Indenture, including, but not limited to, Reimbursement Obligations and reimbursements to the Note Insurer for Swap Termination Payments paid under the Swap Policy, and
(iv) compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions of this Indenture, and agrees to perform the duties herein required pursuant to the terms and provisions of this Indenture and subject to the conditions hereof to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

     Without limiting the foregoing Grant, any Receivable repurchased by the Seller pursuant to Section 7.02 of the Contribution Agreement shall be deemed to be automatically released from the Lien of this Indenture without any action being taken by the Indenture Trustee upon deposit into the Collection Account of the Related Purchase Price for such Repurchased Receivable.

     PROVIDED, HOWEVER, that if there shall well and truly be paid the principal of the Class A Notes and the Class B Notes and the interest payable or to become payable on the Class A Notes, at the times and in the manner mentioned in the Notes, according to the true intent and meaning thereof, the Interest Rate Swap Agreement shall be terminated and all amounts payable thereunder to the Swap Counterparty shall be paid in full and the Issuer shall cause all Reimbursement Obligations and reimbursement for all Swap Termination Payments

                                        2                       2003-A Indenture
paid under the Swap Policy to be paid to the Note Insurer and payments shall be made into the Revenue Fund as required under this Indenture and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by the Issuer, and the Issuer shall pay or cause to be paid to the Indenture Trustee and all of its agents for the registration, authentication, transfer or exchange of the Class A Notes and the Class B Notes all sums of money due or to become due to it or them in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, except as provided in Article XIV hereof, this Indenture shall be and remain in full force and effect.

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01 General Definitions. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Accelerated Reserve Fund Event" has the meaning specified in the Insurance Agreement.

     "Account Property" means the Accounts and all proceeds of the Accounts, including, without limitation, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities, security entitlements (as defined in Section 8-102(a)(17) of the UCC as enacted in the States of Minnesota and Texas), financial assets (as defined in Section 8-102(a)(9) of the UCC), or any other investment property (as defined in Section 9-102 of the UCC)).

     "Accounts" has the meaning specified in Section 5.01 hereof.

     "Acknowledgment Letter" has the meaning specified in Section 5.04(c) hereof.

     "Act" has the meaning specified in Section 14.03 hereof.

     "Actual Payment" means, with respect to a Collection Period and a Receivable, all Scheduled Payments and prepayments received from or on behalf of an Obligor with respect to such Receivable, all of which amounts shall be deposited into the Collection Account during such Collection Period. An Actual Payment does not include Repurchase Prices.

     "Administration Agreement" means the Administration Agreement among COAF, as Administrator, the Issuer, and JPMorgan Chase Bank, as the Indenture Trustee, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

     "Administration Fee" has the meaning specified in Section 4 of the Administration Agreement.

                                        3                       2003-A Indenture

     "Administrative Expenses" means the fees and expenses payable to the Rating Agencies, the expenses payable on behalf of or reimbursable to the Issuer and other fees, expenses or costs related to the Trust Property, payable pursuant to this Indenture, the Trust Agreement or the Servicing Agreement, as certified by the Servicer.

     "Administrator" means COAF, in its capacity as Administrator under the Administration Agreement and each successor Administrator thereunder.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" means a member of, or participant in, the Securities Depository.

     "Aggregate Outstanding Principal Balance" means, with respect to the Notes of any Class or group of Classes, the aggregate of the Outstanding Principal Balance of all Outstanding Notes of that Class or group of Classes at the time of determination.

     "Aggregate Receivable Balance" means, (i) with respect to the Closing Date, the aggregate Receivable Balance of the Receivables as of the initial Cutoff Date, (ii) with respect to any Funding Date, the aggregate Receivable Balance of the related Subsequent Receivables as of the related Cutoff Date plus the aggregate Receivable Balance of all other Receivables as of such Funding Date and (iii) with respect to any other date of determination, the aggregate Receivable Balance of all Receivables owned by the Issuer and Granted to the Indenture Trustee as of such date of determination.

     "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, including service warranties and service contracts, but exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle.

     "Applicable Tax State" shall mean, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the States of Virginia and Texas.

     "Authorized Officer" means, (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee (containing the specimen signature of such officer) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee (containing the specimen signature of such officer) (as such lists may be modified or supplemented from time to time thereafter) and (b) with respect to any

                                        4                       2003-A Indenture
other Person, the Chairman, Co-Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other authorized officer of such Person who is authorized to act for such Person and whose name appears on a list of such authorized officers furnished by such Person to the Indenture Trustee (containing the specimen signature of such officers), as such list may be amended or supplemented from time to time.

     "Benefit Plan Investor" has the meaning specified in Section 2.07(g)(v) of this Indenture.

     "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Securities Depository as described in Section 2.12 of this Indenture.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking or federal institutions in New York; Virginia; or Texas, or in the city in which the principal trust office of the Indenture Trustee, or the principal office of the Note Insurer, is located are authorized or obligated by law or executive order to be closed.

     "Certificate" means a certificate representing the Residual Interest, as such Certificate may be issued pursuant to the Trust Agreement at the request of the Residual Interestholder.

     "Certificate of Title" means, with regard to each Financed Vehicle (i) the original certificate of title relating thereto, or copies of correspondence to the appropriate State Title Registration Agency, and all enclosures thereto, for issuance of its original certificate of title or (ii) if the appropriate State Title Registration Agency issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), the original lien entry letter or form or copies of correspondence to such State title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form (including electronically), which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the Transferor, the applicable Referral Originator, the Seller or the Indenture Trustee as secured party.

     "Certificate of Title Repurchase Event" means, with respect to any Receivable, (a) the original Certificate of Title has not been received by the Custodian for inclusion in the related Custodian File by the Required Title Delivery Date for such Receivable and (b) the failure of such items to be so received materially and adversely affects the interests of the Issuer, the Noteholders or the Note Insurer (as determined by the Note Insurer in its reasonable discretion, unless a Note Insurer Default has occurred and is continuing) in such Receivable; provided, however, that the failure to repurchase such Receivable shall be deemed not to have a material adverse effect on the Issuer, the Noteholders or the Note Insurer in such Receivable and no Certificate of Title Repurchase Event shall occur with respect to such Receivable if the failure to repurchase such Receivable would not cause the Title Delivery Failure Percentage to exceed 0.50% as of the Required Title Delivery Date for such Receivable.

     "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement and shall initially be the Owner Trustee.

                                        5                       2003-A Indenture

     "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

     "Certificateholder" means the Person in whose name a Certificate is registered on the Certificate Register.

     "Class" means all of the Notes of a series having the same Final Scheduled Payment Date, interest rate (in the case of Class A Notes), priority of payments and designation.

     "Class A Initial Note Percentage" means the fraction, expressed as a percentage, the numerator of which is the Aggregate Outstanding Principal Balance of the Class A Notes as of the Closing Date and the denominator of which is the sum of (a) the Aggregate Outstanding Principal Balance of the Class A Notes as of the Closing Date and (b) the Aggregate Outstanding Principal Balance of the Class B Notes as of the Closing Date.

     "Class A Note Interest" means, with respect to any Payment Date, the sum of the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3-A Note Interest, Class A-3-B Note Interest, Class A-4-A Note Interest and Class A-4-B Note Interest.

     "Class A Noteholder" means the Holder of a Class A Note.

     "Class A Noteholder Approval" means, unless expressly provided to the contrary, the approval or consent by the Holders of not less than 66-2/3% of the Aggregate Outstanding Principal Balance of all Outstanding Classes of Class A Notes collectively.

     "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3-A Notes, the Class A-3-B Notes, the Class A-4-A Notes and the Class A-4-B Notes.

     "Class A Overdue Interest" means, with respect to any Payment Date, the sum of Class A-1 Overdue Interest, Class A-2 Overdue Interest, Class A-3-A Overdue Interest, Class A-3-B Overdue Interest, Class A-4-A Overdue Interest and Class A-4-B Overdue Interest.

     "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, between (a) the Class A Principal Payment Amount payable on the prior Payment Date and (b) the amount of the Class A Principal Payment Amount (from whatever source) actually paid to Class A Noteholders on the prior Payment Date.

     "Class A Principal Payment Amount" means, with respect to any Payment Date until the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero, the lesser of (1) the sum of (a) Principal Collections for the related Collection Period and (b) the amount of the Class A Principal Payment Amount payable on the prior Payment Date and not paid, if any, and (2) the amount necessary to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to an amount equal to the sum of (x) 90.00% of the Aggregate Receivable Balance as of the end of the related Collection Period and (y) the product of the Class A Initial Note Percentage and the amount on deposit in the Pre-Funding Account, if any; provided, however, that (1) on the Class A-1 Final Scheduled Payment Date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-1 Notes, (2) on the Class A-2 Final Scheduled Payment Date, the Class A Principal Payment Amount shall be

                                        6                       2003-A Indenture
at least equal to the Aggregate Outstanding Principal Balance of the Class A-2 Notes, (3) on the Class A-3-A Final Scheduled Payment Date and the Class A-3-B Final Scheduled Payment Date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-3-A Notes and the Class A-3-B Notes, respectively, and (4) on the Class A-4-A Final Scheduled Payment Date and the Class A-4-B Final Scheduled Payment Date, the Class A Principal Payment Amount shall be at least equal to the Aggregate Outstanding Principal Balance of the Class A-4-A Notes and the Class A-4-B Notes, respectively.

     "Class A-1 Final Scheduled Payment Date" means June 15, 2004.

     "Class A-1 Interest Rate" means 1.25063% per annum.

     "Class A-1 Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the Closing Date through the day immediately preceding the initial Payment Date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the Closing Date; and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the immediately preceding Payment Date through the day immediately preceding such subsequent Payment Date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-1 Notes on such immediately preceding Payment Date and (ii) the Class A-1 Overdue Interest, if any. The Class A-1 Note Interest on the initial Payment Date shall be $341,421.99.

     "Class A-1 Noteholder" means the Holder of a Class A-1 Note.

     "Class A-1 Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as Class A-1 Notes, issued in accordance with the provisions of this Indenture.

     "Class A-1 Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-1 Note Interest payable on the prior Payment Date and (b) the amount of Class A-1 Note Interest (from whatever source) actually paid to Class A-1 Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-1 Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

     "Class A-2 Final Scheduled Payment Date" means March 15, 2006.

     "Class A-2 Interest Rate" means 1.40% per annum.

     "Class A-2 Note Interest" means, (a) with respect to the initial
Payment Date, the product of (x) 1/360 of the Class A-2 Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the Closing Date; and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) one-twelfth of the Class A-2 Interest

                                        7                       2003-A Indenture

Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-2 Notes on such immediately preceding Payment Date and (ii) the Class A-2 Overdue Interest, if any. The Class A-2 Note Interest on the initial Payment Date shall be $460,600.00.

     "Class A-2 Noteholder" means the Holder of a Class A-2 Note.

     "Class A-2 Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as the Class A-2 Notes, issued in accordance with the provisions of this Indenture.

     "Class A-2 Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-2 Note Interest payable on the prior Payment Date and (b) the amount of Class A-2 Note Interest (from whatever source) actually paid to Class A-2 Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-2 Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

     "Class A-3-A Final Scheduled Payment Date" means October 15, 2007.

     "Class A-3-A Interest Rate" means 1.83% per annum.

     "Class A-3-A Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-3-A Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class A-3-A Notes as of the Closing Date; and (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) one-twelfth of the Class A-3-A Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-3-A Notes as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-3-A Notes on such immediately preceding Payment Date and (ii) the Class A-3-A Overdue Interest, if any. The Class A-3-A Note Interest on the initial Payment Date shall be $405,650.00.

     "Class A-3-A Noteholder" means the Holder of a Class A-3-A Note.

     "Class A-3-A Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as the Class A-3-A Notes, issued in accordance with the provisions of this Indenture.

     "Class A-3-A Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-3-A Note Interest payable on the prior Payment Date and (b) the amount of Class A-3-A Note Interest (from whatever source) actually paid to Class A-3-A Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-3-A Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

     "Class A-3-B Final Scheduled Payment Date" means October 15, 2007.

                                        8                       2003-A Indenture

     "Class A-3-B Interest Accrual Period" means with respect to any Payment Date, the period commencing on and including the immediately preceding Payment Date (or Closing Date, in the case of the first Payment Date) through and including the day immediately preceding such Payment Date.

     "Class A-3-B Interest Rate" means the sum of LIBOR plus 0.16% per annum.

     "Class A-3-B Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-3-B Interest Rate times (y) the actual number of days in the initial Class A-3-B Interest Accrual Period times
(z) the Aggregate Outstanding Principal Balance of the Class A-3-B Notes as of the Closing Date; and (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) 1/360 of the Class A-3-B Interest Rate times (y) the actual number of days in the Class A-3-B Interest Accrual Period times (z) the Aggregate Outstanding Principal Balance of the Class A-3-B Notes as of the immediately preceding Payment Date after giving effect to all payments of principal on such immediately preceding Payment Date and (ii) the Class A-3-B Overdue Interest, if any. The Class A-3-B Note Interest on the initial Payment Date shall be $259,000.00.

     "Class A-3-B Noteholder" means the Holder of a Class A-3-B Note.

     "Class A-3-B Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as the Class A-3-B Notes, issued in accordance with the provisions of this Indenture.

     "Class A-3-B Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-3-B Interest due on the prior Payment Date and (b) the amount of Class A-3-B Note Interest (from whatever source) actually paid to Class A-3-B Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-3-B Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

     "Class A-4-A Final Scheduled Payment Date" means January 15, 2010.

     "Class A-4-A Interest Rate" means 2.47% per annum.

     "Class A-4-A Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-4 Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class A-4-A Notes as of the Closing Date; and (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) one-twelfth of the Class A-4-A Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-4-A Notes as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-4-A Notes on such immediately preceding Payment Date and (ii) the Class A-4-A Overdue Interest, if any. The Class A-4-A Note Interest on the initial Payment Date shall be $432,250.00.

     "Class A-4-A Noteholder" means the Holder of a Class A-4-A Note.

                                        9                       2003-A Indenture

     "Class A-4-A Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as the Class A-4-A Notes, issued in accordance with the provisions of this Indenture.

     "Class A-4-A Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-4-A Note Interest payable on the prior Payment Date and (b) the amount of Class A-4-A Note Interest (from whatever source) actually paid to Class A-4-A Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-4-A Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

     "Class A-4-B Final Scheduled Payment Date" means January 15, 2010.

     "Class A-4-B Interest Accrual Period" means with respect to any Payment Date, the period commencing on and including the immediately preceding Payment Date (or Closing Date, in the case of the first Payment Date) through and including the day immediately preceding such Payment Date.

     "Class A-4-B Interest Rate" means the sum of LIBOR plus 0.28% per annum.

     "Class A-4-B Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-4-B Interest Rate times (y) the actual number of days in the initial Class A-4-B Interest Accrual Period times
(z) the Aggregate Outstanding Principal Balance of the Class A-4-B Notes as of the Closing Date; and (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) 1/360 of the Class A-4-B Interest Rate times (y) the actual number of days in the Class A-4-B Interest Accrual Period times (z) the Aggregate Outstanding Principal Balance of the Class A-4-B Notes as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-4-B Notes on such immediately preceding Payment Date and (ii) the Class A-4-B Overdue Interest, if any. The Class A-4-B Note Interest on the initial Payment Date shall be $222,133.33.

     "Class A-4-B Noteholder" means the Holder of a Class A-4-B Note.

     "Class A-4-B Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as the Class A-4-B Notes, issued in accordance with the provisions of this Indenture.

     "Class A-4-B Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-4-B Note Interest payable on the prior Payment Date and (b) the amount of Class A-4-B Note Interest (from whatever source) actually paid to Class A-4-B Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-4-B Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

     "Class B Final Scheduled Payment Date" means January 15, 2010.

     "Class B Initial Note Percentage" means 1 minus the Class A Initial Note Percentage.

                                       10                       2003-A Indenture

     "Class B Noteholder" means the Holder of a Class B Note.

     "Class B Noteholder Approval" means, unless expressly provided to the contrary, the approval or consent by the Holders of not less than 66-2/3% of the Aggregate Outstanding Principal Balance of all Outstanding Classes of Class B Notes, collectively.

     "Class B Notes" means the Class of Asset Backed Notes, Series 2003-A, designated as Class B Notes, issued in accordance with the provisions of this Indenture.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and shall initially be DTC.

     "Clearing Agency Participant" means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means June 3, 2003.

     "COAF" means Capital One Auto Finance, Inc., a Texas corporation and its successors and assigns.

     "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and U.S. Department of the Treasury regulations promulgated thereunder.

     "Collateral" means the collateral specified in the Granting Clauses of this Indenture.

     "Collection Account" means the account or accounts established with a Collection Account Depository for the deposit of all payments received with respect to the Receivables pursuant to Section 5.01 hereof.

     "Collection Account Depository" means a national bank or banks acting as the Collection Account Depository under this Indenture, its or their successors in interest and any successors in interest pursuant to Section 5.04(a) hereof, which has a combined capital and surplus of at least $50,000,000 and whose long-term debt or bank deposit obligations are rated at least Baa3 by Moody's. The initial Collection Account Depository is JPMorgan Chase Bank.

     "Collection Period" means each calendar month and the "related" Collection Period means, with respect to any Determination Date, the Collection Period ending on such Determination Date, and with respect to any Payment Date, the Collection Period preceding the month in which such Payment Date occurs.

     "Collection Policy" means the written servicing policies and procedures utilized by COAF in connection with its servicing of the Receivables, a copy of which is attached to the Servicing Agreement as Exhibit E.

     "Contract" means, with respect to any Receivable, the motor vehicle retail installment sales contract and/or note and security agreement, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable.

                                       11                       2003-A Indenture

     "Contract Rate" means, with respect to a Receivable, the rate of finance charges stated in the related Contract.

     "Contribution Agreement" means the Contribution Agreement dated as of the Closing Date between the Seller and the Issuer relating to the transfer of Receivables by the Seller to the Issuer.

     "Controlling Note Class" means the Class A Noteholders (voting together as a single class) as long as any Class A Notes are Outstanding and thereafter the Class B Noteholders as long as any Class B Notes are Outstanding.

     "Corporate Trust Office" means:

     (a) as used in the Indenture, or otherwise with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services - Capital Auto Finance Trust 2003-A, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Swap Counterparty, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer); and

     (b) as used in the Trust Agreement, or otherwise with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001,
Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Certificateholders, the Indenture Trustee and the Depositor, or the principal corporate trust office of any successor the Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and Depositors).

     "Costs of Issuance" means those costs which are directly or indirectly payable by or reimbursable by the Seller and related to the authorization, issuance, sale and delivery of the Notes, including, but not limited to, advertising and printing costs, costs of preparation and reproduction of documents, filing and recording fees, initial fees, charges and expenses of the Indenture Trustee in its capacity as such (including the Indenture Trustee's acceptance fee), and as paying agent and registrar, legal fees and expenses (including outside counsel fees) charges and expenses of the Note Insurer, legal fees and expenses (including outside counsel fees), the underwriting fees and structuring fees and expenses payable to the Underwriters pursuant to the Underwriting Agreement on the Closing Date, fees and disbursements of consultants, accountants and professionals, rating agency fees and expenses, fees and charges for preparation, execution, transportation and safekeeping of Notes, and any other cost, charge or fee in connection with the issuance of the Notes set forth in the Underwriting Agreement and directly or indirectly payable or reimbursable by the Seller.

     "Cram Down Loss" means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding

                                       12                       2003-A Indenture
issues an order reducing the principal amount to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the Receivable Balance of such Receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such Receivable or the rate of interest specified by such court order) of the Scheduled Payments remaining on such Receivable as modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such court's order.

     "Credit Policy" means, collectively, the written underwriting and origination policies and procedures utilized by COAF in connection with its underwriting and origination of the Receivables.

     "Cumulative Net Charge-Off Ratio" means, as of any Determination Date, the ratio of (i) the aggregate Receivable Balance of Receivables that became Defaulted Receivables plus all the Cram Down Losses which occurred during the period from the initial Cutoff Date through the end of the related Collection Period reduced by the amount of Defaulted Receivable Recoveries received during such period which are applied to principal of the Defaulted Receivables to (ii) the sum of (A) the initial Aggregate Receivable Balance of the Initial Receivables as of the initial Cutoff Date plus (B) the initial aggregate Receivable Balance of the Subsequent Receivables as of their respective Cutoff Dates.

     "Custodian" means COAF, in its capacity as custodian of the Custodian Files pursuant to Section 7.18 hereof and its permitted successors and assigns.

     "Custodian File" means, with respect to each Receivable, the following documents:

     (a)  the sole original Contract; and

     (b) the Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its customary practices, evidencing the security interest of the applicable Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Custodial File the Certificate of Title may be held by a third party servicer provider engaged by COAF to obtain and hold Certificates of Title for the owner of the related Receivable.

     "Custodian File Repurchase Event" means, with respect any Receivable, the breach by the Transferor of its obligation to deliver (or cause to be delivered) the Custodian File to the Custodian or its designated bailee pursuant to the terms of Section 4.01(d) of the Transfer and Assignment Agreement and such failure (i) has not been cured within seven (7) days following notice thereof,
(ii) has not been waived by the Note Insurer and (iii) materially and adversely affects the interests of the Issuer, the Noteholders or the Note Insurer in such Receivable.

     "Custodian Receipt" means, with respect to each Custodian File, a receipt executed by the Custodian, (a) acknowledging delivery to the Custodian of (i) the executed original counterpart of the related Contract; and (ii) the Certificate of Title; or (b) stating that one or more

                                       13                       2003-A Indenture
of the foregoing documents has not been delivered to the Custodian, or is mutilated or damaged in any material respect.

     "Cutoff Date" means, with respect to the Closing Date, the close of business four (4) Business Days prior to the Closing Date and with respect to a Funding Date, the close of business two (2) Business Days prior to such Funding Date.

     "Dealer" means an automobile dealer which sold a Financed Vehicle to an Obligor and through which the respective Receivable was originated by the Transferor, which Receivable was assigned by such Dealer to the Transferor pursuant to the related Dealer Agreement and is being assigned by the Transferor to the Seller pursuant to the Transfer and Assignment Agreement, transferred by the Seller to the Issuer pursuant to the Contribution Agreement and Granted to the Indenture Trustee hereunder; provided, however, that with respect to Referral Receivables, the term "Dealer" shall mean, collectively, the automobile dealer which sold a Financed Vehicle to an Obligor and the related Referral Originator which acquired the Referral Receivable from such dealer and then assigned such Referral Receivable to the Transferor.

     "Dealer Agreement" means an agreement between a Dealer and the Transferor regarding the terms and conditions of the acquisition by the Transferor from such Dealer of Receivables which agreement includes (a) certain representations, warranties and covenants of such Dealer with respect to the Receivables sold by such Dealer and (b) the agreement of such Dealer to repurchase any Receivable with respect to which one or more of such representations and warranties has been breached; provided, however, that with respect to Referral Receivables, the term "Dealer Agreement" shall mean, collectively, the agreement between the Dealer and the applicable Referral Originator regarding the acquisition by such Referral Originator of Referral Receivables and the agreement between such Referral Originator and the Transferor pursuant to which such Referral Receivables were acquired by the Transferor.

     "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default or an Event of Servicing Default.

     "Defaulted Receivable" means any Receivable as to which the first of any of the following has occurred (a) a Scheduled Payment or any portion thereof is more than 120 days delinquent (or if the related Obligor thereof is insolvent or has sought protection under the United States Bankruptcy Code, such Receivable is more than 180 days delinquent), (b) ninety (90) days (after any Obligor cure period) have elapsed since the Servicer repossessed the related Financed Vehicle, (c) the related Financed Vehicle has been repossessed and sold, (d) proceeds have been received which, in the Servicer's good faith judgment, constitute the final amounts recoverable in respect of such Receivable or (e) consistent with the Servicer's Collection Policy, the Receivable has been or should be written off as uncollectible.

     "Defaulted Receivable Deposit Amount" means, as of any date of calculation with respect to a Defaulted Receivable which is not a Repurchased Receivable, 100% of the outstanding Receivable Balance of the Defaulted Receivable at the time it became a Defaulted Receivable.

                                       14                       2003-A Indenture

     "Defaulted Receivable Recoveries" means those funds collected from the Obligor or otherwise on a Defaulted Receivable including Liquidation Proceeds, but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts.

     "Definitive Notes" has the meaning specified in Section 2.13 hereof.

     "Delinquency Ratio" means, as of a Determination Date, the ratio of (i) the aggregate Receivable Balance of Receivables that were Delinquent Receivables at the end of the related Collection Period to (ii) the Aggregate Receivable Balance of all Receivables as of the first day of such related Collection Period.

     "Delinquent Receivable" means any Receivable (other than a Defaulted Receivable) as to which any Scheduled Payment or portion of a Scheduled Payment remains unpaid for more than sixty (60) days from the date on which it is due and payable.

     "Delivery" when used with respect to Account Property means:

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 (a)(4) of the UCC) when (i) the Indenture Trustee acquires possession of the security certificate (as defined in Section 8-102(a)(16) of the UCC); (ii) another person, other than a securities intermediary (as defined in Section 8-102(a)(14) of the UCC), either acquires possession of the security certificate on behalf of the Indenture Trustee or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee; or (iii) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of the security certificate, if the certificate is in registered form and has been specially indorsed (as defined in Section 8-304(a) of the UCC) to the Indenture Trustee by an effective endorsement (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to, and control (as defined in Section 8-106 of the UCC) by, the Indenture Trustee (as defined herein), consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such security to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the Indenture Trustee of such book-entry securities; the making by such securities intermediary of entries in its books and records

                                       15                       2003-A Indenture
identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee acting in its capacity under Section 5.07 and indicating that such custodian holds such Account Property solely as agent for the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to, and control (as defined in Section 8-106 of the UCC), by, the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

     (c) with respect to any item of Account Property which is a financial asset (as defined in section 8-102(a)(9) of the UCC) that is not governed by clause (a) or (b) above, when the Indenture Trustee acquires control (as defined in Section 8-106 of the UCC) of a security entitlement (as defined in Section 8-102(a)(17) of the UCC) therein by reason of a securities intermediary: (i) indicating by book entry that such financial asset has been credited to the Indenture Trustee's security account (as defined in Section 8-501(a) of the UCC); (ii) receiving such financial asset for the Indenture Trustee and accepting it for credit to the Indenture Trustee's securities account; or (iii) becoming obligated under other law, regulation, or rule to credit such financial asset to the Indenture Trustee's securities account.

     "Delivery Date" has the meaning specified in Section 2.16(b) hereof.

     "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

     "Determination Date" means, with respect to a Payment Date or a Redemption Date, the last Business Day of the calendar month immediately preceding the month of such Payment Date or Redemption Date.

     "DTC" means The Depository Trust Company, and its successors.

     "Eligibility Repurchase Event" means, with respect to any Receivable, a breach of representations or warranties which causes such Receivable to be a Nonconforming Receivable and such breach (i) has not been cured within thirty
(30) days following notice thereof, (ii) has not been waived by the Note Insurer and (iii) materially and adversely affects the interests of the Issuer, the Noteholders or the Note Insurer in such Receivable.

     "Eligible Account" means either (a) a segregated account or accounts maintained with an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long term debt obligations of which institution shall be rated "AA" or higher by S&P and "Aa2" or higher by Moody's and in the highest short term rating by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Note Insurer and as to which each of the Rating Agencies has indicated that the use of such account shall not cause the withdrawal of its rating on any Notes or (b) a segregated trust account or accounts maintained with the trust department of a federal or

                                       16                       2003-A Indenture
state chartered depository institution acceptable to each Rating Agency and the Note Insurer, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

     "Eligible Investments" means any one or more of the following obligations or securities:

     (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

     (b) demand and time deposits in, certificates of deposit of, or bankers acceptances issued by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) having a rating of no less than "A-1+" by Standard & Poor's and "P-1" by Moody's and a maturity of not more than 365 days;

provided, however, that in order to be an "Eligible Investment" such security or obligation must have characteristics consistent with the Issuer's status as a "Qualifying SPE" (within the meaning of the Statement of Financial Accounting Standards No. 140 ("FAS 140")) under FAS 140 or any successor accounting standard thereto, if applicable, including but not limited to being a passive non-voting security or obligation.

     (c) securities (which shall be commercial paper, federal funds, money market funds, unsecured certificates of deposit, time deposits or banker's acceptances) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a rating of no less than "A-1+" by Standard & Poor's and "Prime-1" by Moody's, provided, however, that (i) securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Property to exceed ten percent (10%) of the sum of the Aggregate Outstanding Principal Balance of the Notes of each Class and the aggregate principal amount of all Eligible Investments held as part of the Trust Property and (ii) each investment should not mature beyond thirty (30) days and is not eligible for the Reserve Fund;

     (d) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) having the highest commercial paper rating from Standard & Poor's and Moody's and a maturity of not more than 365 days;

                                       17                       2003-A Indenture

     (e) money market mutual funds registered under the 1940 Act which invest only in other Eligible Investments, having a rating, at the time of such investment, of no less than "Aaa" by Moody's and "AAAm" by Standard & Poor's; or

     (f) any investment approved in writing by the Note Insurer and with respect to which there is written evidence that such investment will not result in a downgrading or withdrawal of the rating on any Class A Note (without giving effect to the Note Policy) by a Rating Agency.

     The Indenture Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above. All Eligible Investments in a pledged Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Swap Counterparty.

     "Eligible Receivable" means a Receivable meeting all of the requirements of
Section 3.02(b) of the Transfer and Assignment Agreement as of the Closing Date or the applicable Funding Date, as the case may be.

     "Eligible Servicer" means the Servicer or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables, (b) has demonstrated the ability to professionally and competently service a portfolio of motor vehicle retail installment sales contracts and/or note and security agreements in accordance with high standards of skill and care and (c) is approved in writing by the Note Insurer. The determination of the qualifications specified in subsections (a) and (b) of this definition shall be made by the Indenture Trustee with the prior written approval of the Note Insurer.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning specified in Section 9.01 of this Indenture.

     "Event of Servicing Default" has the meaning specified in Section 5.01 of the Servicing Agreement.

     "Extended Service Agreement" shall mean a service contract covering repairs to a Financed Vehicle, entered into between the related Obligor and the related Dealer at the time of origination of the related Receivable and the cost of which is included in the Amount Financed.

     "Extended Title Delivery Date" means, with respect to any Receivable, the day that is 90 days after the First Title Delivery Date for such Receivable.

     "Final Scheduled Payment Date" means, with respect to the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date; with respect to the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date; with respect to the Class A-3-A Notes, the Class A-3-A Final Scheduled Payment Date; with respect to the Class A-3-B Notes, the Class A-3-B Final Scheduled Payment Date; with respect to the Class A-4-A Notes, the Class A-4-A Final Scheduled Payment Date; with respect to the Class A-4-B Notes, the Class A-4-B Final Scheduled Payment Date; and with respect to the Class B Notes, the Class B Final Scheduled Payment Date.

                                       18                       2003-A Indenture

     "Financed Vehicle" means a new or used automobile and/or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Financing Statement" means, collectively, the Transferor Financing Statement, the Seller Financing Statement and the Issuer Financing Statement.

     "First Title Delivery Date" means, with respect to any Receivable, the day that is 270 days after (i) the Closing Date or (ii) if such Receivable is a Subsequent Receivable, the applicable Funding Date.

     "Funding Event" has the meaning specified in Section 2.16(a)  hereof.

     "Funding Date" means a date occurring not more than once per calendar week during the Funding Period and on which the Subsequent Receivables are transferred by the Transferor to the Seller, contributed by the Seller to the Issuer and Granted by the Issuer to the Indenture Trustee.

     "Funding Period" means the period beginning on the Closing Date and ending upon the earliest to occur of (i) the last day of the third full calendar month following the Closing Date, (ii) the date upon which an Event of Default occurs and (iii) the date on which the amount on deposit in the Pre-Funding Amount has been reduced to $10,000 or less.

     "Governmental Authority" means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

     "Grant" means to pledge, create and grant a first priority security interest in and with regard to property. A Grant of a Receivable or of any other instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder" means a Noteholder and, as the context requires, the Residual Interestholder.

     "Indenture" or "this Indenture" means this Indenture as of the date hereof, as supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. All references in this Indenture to designated "Sections," "Subsections" and other subdivisions are to the designated Sections, Subsections and other subdivisions of this Indenture. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Subsection or other subdivision.

     "Indenture Trustee" means JPMorgan Chase Bank, until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" means such successor Person.

                                    19                          2003-A Indenture

     "Indenture Trustee Fee" means the fee payable to the Indenture Trustee for services rendered, determined pursuant to the fee agreement between the Indenture Trustee and COAF, a copy of which is attached hereto as Exhibit H.

     "Independent" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, the Owner Trustee, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Trust Property or the Owner Trustee, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Owner Trustee, any such other obligor, the Seller or any Affiliate of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 14.01 of this Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Independent Director" means any person who (a) is not and for the prior five years has not been (i) a stockholder, officer, director, partner or employee or a significant customer, creditor, supplier or independent contractor of the Seller, its ultimate parent or any subsidiaries or Affiliates thereof, or
(ii) a member of the immediate family of any person described above, and (b) does not directly or indirectly own any membership interest of the Seller or any of its Affiliates.

     "Independent Public Accountants" means any of (a) Deloitte & Touche LLP,
(b) PricewaterhouseCoopers, LLP, (c) Ernst & Young LLP, (d) KPMG LLP, (e) any successor to any of the foregoing or (f) any other firm approved by the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Noteholders constituting Noteholder Approval; provided that such firm is independent with respect to the Servicer within the meaning of the Securities Act.

     "Initial Interest Rate Swap Agreement" means the ISDA Master Agreement, dated as of the Closing Date, between the Swap Counterparty and the Issuer, the Schedule thereto, dated as of the Closing Date, the Credit Support Annex, dated as of the Closing Date, and the Confirmations thereto, dated as of the Closing Date and entered into pursuant to such ISDA Master Agreement, as the same may be amended from time to time in accordance with the terms thereof.

     "Initial Receivables" means the Receivables acquired by the Seller from the Transferor, contributed to the Issuer and Granted to the Indenture Trustee on the Closing Date.

     "Initial Reserve Fund Deposit" means an amount equal to $19,887,962.78.

     "Initial Swap Counterparty" means Lehman Brothers Special Financing Inc., as the swap counterparty under the Initial Interest Rate Swap Agreement.

                                    20                          2003-A Indenture

     "Insurance Agreement" means the Insurance Agreement dated as of the Closing Date among the Note Insurer, the Issuer, the Seller, the Transferor, the Servicer, and the Indenture Trustee.

     "Insurance Agreement Event of Default" has the meaning specified in Article I of the Insurance Agreement.

     "Insurance Proceeds" means, with respect to a Financed Vehicle and the related Receivable, any amount received during the related Collection Period pursuant to any risk default policy, physical damage policy or any other casualty insurance policy required to be maintained by an Obligor pursuant to the related Receivable that covers physical damage to the Financed Vehicle (including policies procured by the Transferor or the Servicer on behalf of such Obligor), which shall be allocated first, to interest on and second, to the principal balance of such Receivable, all of which amounts shall be deposited to the Collection Account.

     "Insurer Insolvency" means (a) the entry of a decree or order of a court or agency having jurisdiction in respect of the Note Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or rehabilitator or other similar official of the Note Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Note Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of ninety (90) consecutive days; (b) the Note Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the Note Insurer or of or relating to all or substantially all of its property; or (c) the Note Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payments of its obligations.

     "Interest Rate Swap Agreement" means the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement.

     "Issuance Fund" means the account by that name established pursuant to
Section 5.01 hereof.

     "Issuer" shall mean Capital One Auto Finance Trust 2003-A, a Delaware statutory trust.

     "Issuer Financing Statement" means a UCC-1 financing statement naming the Indenture Trustee as the secured party/creditor and the Issuer as the debtor.

     "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

     "Late Payment Rate" has the meaning set forth in the Insurance Agreement.

     "LIBOR" means, with respect to any Class A-3-B Interest Accrual Period or Class A-4-B Interest Accrual Period, the London interbank offered rate for deposits in U.S. dollars having a

                                   21                          2003-A Indenture
maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London Time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Class A-3-B Interest Accrual Period or Class A-4-B Interest Accrual Period will be LIBOR in effect for the previous Class A-3-B Interest Accrual Period or Class A-4-B Interest Accrual Period, as applicable. The "Telerate Page 3750" is the display page named on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name of rates). The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee.

     "LIBOR Determination Date" means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

     "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than liens created by the Transaction Documents, liens for taxes due and payable after the respective Cutoff Date, mechanics' liens filed after such Cutoff Date, any liens that attach after such Cutoff Date by operation of law and any liens being released contemporaneously with the transfer of the Receivables under the Transaction Documents.

     "Limited Guaranty" means the Guaranty dated as of the Closing Date issued by Capital One Financial Corporation for the benefit of the Issuer, the Note Insurer and the Indenture Trustee.

     "Limited Liability Company Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of July 26, 2001 of Capital One Auto Receivables, LLC.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer through sale of the Financed Vehicle or otherwise.

     "Liquidation Proceeds" means the moneys collected from whatever source, during the respective Collection Period, on a Liquidated Receivable, including Insurance Proceeds but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts, net of any amounts

                                    22                          2003-A Indenture
required by law to be remitted to the related Obligor; such proceeds shall be applied: first, to principal due on the Receivable; second, to interest due on the Receivable; and third, to outstanding late fees and prepayment charges allowed by applicable law.

     "Loan to Value Ratio" means, with respect to any Receivable, the ratio of
(x) the original Receivable Balance to (y) either (a) with respect to a Receivable arising from the sale of a new Financed Vehicle, the manufacturer's wholesale price or (b) with respect to a Receivable arising from the sale of a used Financed Vehicle, the wholesale value of such Financed Vehicle at the date of origination of the Receivable as set forth in the NADA Used Car Guide for the appropriate region.

     "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

     "Maturity Event" means the failure of the Issuer to pay (a) the Aggregate Outstanding Principal Balance of the Class A Notes on or prior to the date which is three (3) months after the Class A-4-B Final Scheduled Payment Date or (b) the Aggregate Outstanding Principal Balance of the Class B Notes on or prior to the date which is three (3) months after the Class B Final Scheduled Payment Date.

     "Monthly Available Funds" means, with respect to the immediately preceding Collection Period, (a) collections and payments received with respect to the Receivables and other items of Trust Property, including, without limitation, Actual Payments, Repurchase Prices, Insurance Proceeds, and Defaulted Receivable Recoveries representing cleared funds transferred from the Collection Account to the Revenue Fund, (b) earnings on Eligible Investments on deposit in the Revenue Fund, the Collection Account, the Pre-Funding Account and the Reserve Fund as reported in the Monthly Servicer Report with respect to such Collection Period,
(c) Net Swap Receipts and (d) the Reserve Fund Excess Amount.

     "Monthly Securityholders' Report" means the report described in Section
3.04 of the Servicing Agreement delivered by the Servicer on each Payment Date.

     "Monthly Servicer Report" means a report substantially in the form of Exhibit A to the Servicing Agreement, delivered to the Indenture Trustee by the Servicer pursuant to the Servicing Agreement.

     "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

     "Net Swap Payment" means for the Interest Rate Swap Agreement, the net amount with respect to regularly scheduled payments owed by the Issuer to the Swap Counterparty on any Payment Date, including any interest accrued thereon, under the Interest Rate Swap Agreement, excluding Swap Termination Payments.

     "Net Swap Receipts" means for the Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on any date any such amount is due under the Interest Rate Swap Agreement, including, without limitation, any Swap Termination Payments.

                                    23                          2003-A Indenture

     "Nonconforming Receivable" means a Receivable with respect to which it is determined, at any time, that the Transferor, the Seller or the Issuer breached one or more of the representations or warranties defining Eligible Receivables contained in the Transfer and Assignment Agreement, the Contribution Agreement or this Indenture, respectively, at the time of transfer by the Transferor to the Seller under the Transfer and Assignment Agreement, or contribution by the Seller to the Issuer under the Contribution Agreement or Grant by the Issuer to the Indenture Trustee hereunder, unless such breach has been cured within the applicable grace period or has been waived, in writing, by the Note Insurer.

     "Nonpayment" means that on the Transfer Date relating to any Payment Date, there exists a Policy Claim Amount (as defined in the Note Policy).

     "Note" or "Notes" means the Class A Notes and the Class B Notes, issued in accordance with the provisions of this Indenture. The term "Notes" specifically does not include any Certificate.

     "Note Depository Agreement" means the Letter of Representation among the Issuer, the Indenture Trustee and the Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Class A Notes, the same as may be amended or supplemented from time to time.

     "Note Factor" on a Payment Date means, with respect to each Class of Notes, a six-digit decimal figure equal to the Aggregate Outstanding Principal Balance of such Class of Notes as of the end of the preceding Collection Period divided by the sum of the Aggregate Outstanding Principal Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor for will decline to reflect reductions in the Aggregate Outstanding Principal Balance of such Class of Notes.

     "Note Guaranty Insurance Policy" or "Note Policy" means the Note Guaranty Insurance Policy dated the Closing Date issued by the Note Insurer with respect to the Class A Notes.

     "Note Insurer" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, and its successors and assigns.

     "Note Insurer Default" means the occurrence and continuation of any of the following events: (a) the Note Insurer fails to make a payment required under the Note Policy in accordance with the terms of the Note Policy or (b) the occurrence of an Insurer Insolvency; provided, however, that all rights of the
Note Insurer shall be immediately reinstated following a cure of such Note Insurer Default.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Register" and "Note Registrar" have the meanings specified in Section 2.07.

                                    24                          2003-A Indenture

     "Noteholder" means the Person in whose name a Note is registered in the Note Register and who, on the applicable Payment Date, is entitled under the terms of such Note to payment thereunder.

     "Noteholder Approval" means, unless expressly provided to the contrary, the approval or consent by the Holders of not less than 66-2/3% Aggregate Outstanding Principal Balance of the Outstanding Notes of all Classes, collectively.

     "Notice of Funding" means a notice in the form of Exhibit E hereto.

     "Obligor" means, with respect to a Receivable, the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under such Receivable whether as maker, co-maker, guarantor or otherwise.

     "Officer's or Officers' Certificate" means a certificate signed by an Authorized Officer or two Authorized Officers, respectively.

     "Opinion of Counsel" means a written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be outside counsel for the Issuer or the Indenture Trustee and who shall be satisfactory to the Indenture Trustee and the Note Insurer, and to the extent such opinion is addressed to the Swap Counterparty, the Swap Counterparty.

     "Original Principal Balance" means, with respect to any Class or group of Classes of Notes, the original stated principal balance of such Class or group of Classes of Notes, as of the Closing Date.

     "Originator" means the Transferor or a Referral Originator, as applicable.

     "Other Assets" shall mean any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

     "Outstanding" means with respect to all, or any Class or group of Classes of, Notes as of the date of determination, all such Notes authenticated on or prior to such date and delivered under this Indenture except:

     (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

     (b) Notes or portions thereof for whose payment money in the necessary amount in redemption thereof has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes;

     (c) Notes in exchange for or in lieu of which other Notes of the same Class have been authenticated and delivered pursuant to this Indenture; and

                                    25                          2003-A Indenture

     (d) Notes alleged to have been destroyed, lost or stolen for which replacement Notes of the same Class have been issued as provided for in Section
2.08 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

     provided, however, that in determining whether the Noteholders of the requisite percentage of the Aggregate Outstanding Principal Balance of the Class A Notes or Class B Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes of such Class owned by the Transferor, the Seller, the Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee, in its sole discretion, the pledgee's right so to act with respect to such Notes and that the pledgee is not the Transferor, the Seller, the Issuer or any Affiliate thereof.

     "Outstanding Principal Balance" means, with respect to any Note as of any date of determination, the difference between (x) the Original Principal Balance of such Note, and (y) all prior payments, if any, made with respect to principal on such Note.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as the Owner Trustee of Capital One Auto Finance Trust 2003-A under the Trust Agreement, and any successor Owner Trustee under the Trust Agreement.

     "Owner Trustee Fee" means the fee payable to the Owner Trustee for services rendered, determined pursuant to the fee agreement between Wilmington Trust Company, in its individual capacity, and COAF.

     "Ownership Interest" means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Noteholder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Paying Agent" means: (a) when used in the Indenture or otherwise with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 7.08 of this Indenture and is authorized by the Issuer to make the payments to and distributions from the Revenue Fund, including payment of principal of or interest on the Notes on behalf of the Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Residual Interest, the Owner Trustee or any other payment agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement.

     "Payment Date" means the 15/th/ day of each month during which any of the Notes remain Outstanding (provided, if any such date is not a Business Day, then the Payment Date shall be the next succeeding Business Day) beginning on July 15, 2003.

     "Perfection Representations" means the representations, warranties and covenants set forth in Schedule 2 attached hereto.

                                    26                          2003-A Indenture

     "Perfection UCCs" means, with respect to each Receivable and the related Trust Property, (a) the date stamped original of the filed Transferor Financing Statement covering such Receivable and the related Trust Property, (b) the date stamped original of the filed Seller Financing Statement covering such Receivable and the related Trust Property, (c) the date stamped original of the filed Issuer Financing Statement covering such Receivable and the related Trust Property and (d) the date stamped original of the filed Termination Statements releasing the liens held by creditors of the Transferor or the Transferor's Affiliates covering such Receivable and the related Trust Property, or, in the case of (d) above, one of (y) a copy of search results performed by a national search company, or (z) a copy of search results obtained through a national data base system, indicating that such Termination Statements have been filed in the UCC filing offices of the States in which the Financing Statements being terminated were originally filed.

     "Performance Guarantor" means Capital One Financial Corporation or any successor thereto under the Limited Guaranty.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning set forth in paragraph (a) of the definition of "Delivery" herein.

     "Policy Claim Amounts" has the meaning specified in the Note Policy.

     "Policy" or "Policies" means the Note Policy and/or the Swap Policy, as applicable.

     "Pool Factor" on a Payment Date means a six-digit decimal figure equal to the sum of the Aggregate Receivable Balance and the funds in the Pre-Funding Account (excluding investment income) as of the end of the preceding Collection Period divided by the sum of the Aggregate Receivable Balance as of the Initial Cut-Off Date plus the amount deposited to the Pre-Funding Account pursuant to
Section 5.08(a). The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Aggregate Receivable Balance.

     "Predecessor Notes" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

     "Pre-Funding Account" means the account by that name established pursuant to Section 5.01 and maintained pursuant to Section 5.08.

     "Premium" means the insurance premium payable to the Note Insurer pursuant to the Insurance Agreement.

                                    27                          2003-A Indenture

     "Principal Collections" means, with respect to any Payment Date, the sum, without duplication, of: (a) the principal portion of all Scheduled Payments collected during the preceding Collection Period with respect to each Receivable that has not become a Defaulted Receivable; plus (b) for each Receivable that became a Defaulted Receivable during the related Collection Period (other than a Defaulted Receivable which is a Repurchased Receivable), the Defaulted Receivable Deposit Amount; plus (c) the principal portion of all prepayments received during the preceding Collection Period; plus (d) the Receivable Balance of each Receivable immediately prior to repurchase that became a Repurchased Receivable under an obligation that arose during the preceding Collection Period; plus (e) all Cram Down Losses which occurred during the related Collection Period, to the extent not included in prior Principal Collections on prior Payment Dates; plus (f) the principal portion of Insurance Proceeds collected during the preceding Collection Period; provided, however, that in calculating the Principal Collections the following will be excluded: (x) all payments and proceeds of any Repurchased Receivables the Repurchase Price of which has been included in the Principal Collections in a prior Collection Period, (y) Liquidation Proceeds attributable to principal on Liquidated Receivables included in the Principal Collections in a prior Collection Period and (z) Defaulted Receivable Recoveries with respect to any Defaulted Receivables for which Defaulted Receivable Deposit Amounts were included in the Principal Collections in a prior Collection Period.

     "Prospectus" means, collectively, the preliminary Prospectus Supplement, dated May 14, 2003, to the Prospectus dated May 14, 2003, and the final Prospectus Supplement, dated May 16, 2003, to the Prospectus dated May 14, 2003, each relating to the offer and sale of the Class A Notes on the Closing Date.

     "Rating Agencies" means Standard & Poor's and Moody's.

     "Rating Agency Condition": With respect to any action taken or to be taken hereunder, a condition that is satisfied when each of the Rating Agencies shall have notified the Servicer, the Note Insurer and the Indenture Trustee in writing that such action will not result in the immediate reduction or withdrawal with respect to any then-current rating of any Class of Notes (determined without regard to the Policies, as applicable).

     "Receivable" means the obligation of an Obligor, as evidenced by a Contract.

     "Receivable Balance" means with respect to a Receivable, the Simple Interest Receivable Balance of such Receivable.

     "Receivables Pool" means, with respect to any date of determination, all the Receivables then Granted to the Indenture Trustee pursuant to the terms of this Indenture.

     "Receivables Purchase Price" means, with respect to any Receivables, 100% of the Aggregate Receivable Balance of such Receivables as of the applicable Cutoff Date plus the right to receive interest accrued thereon prior to such Cutoff Date if paid by the respective Obligor after such Cutoff Date.

     "Record Date" means, with respect to a Payment Date or a Redemption Date,
(i) in the case of Notes maintained in book-entry form, the close of business on the Business Day prior to such Payment Date or Redemption Date, and (ii) in the case of Definitive Notes, the close of

                                    28                          2003-A Indenture
business on the last day of the calendar month immediately preceding the month of such Payment Date or Redemption Date.

     "Redemption Date" means the Payment Date fixed for the optional redemption of the Notes under Section 6.02 of this Indenture.

     "Referral Originator" means a bank, finance company, car rental company or factory authorized dealer or its affiliates or any other entity approved in writing by the Note Insurer which has entered into an agreement with the Transferor regarding the transfer of Receivables by such entity to the Transferor.

     "Referral Receivable" means a Receivable originated by a Referral Originator through the COAF referral program which has been validly assigned to the Transferor, but for which the Transferor is not noted as the lienholder on the related Certificate of Title.

     "Reimbursement Obligations" means the sum of (a) the aggregate unreimbursed amount of any payments made by the Note Insurer under the Note Policy and the Swap Policy (excluding reimbursements for Swap Termination Payments made under the Swap Policy), together with interest on such amount from the date of payment by the Note Insurer until paid in full at a rate of interest equal to the Late Payment Rate (as defined in the Insurance Agreement), (b) all costs and expenses of the Note Insurer in connection with any action, proceeding or investigation affecting the Issuer, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Note Policy and the Swap Policy (excluding reimbursements for Swap Termination Payments made under the Swap Policy) or under the other Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer's interests, together with interest thereon at a rate equal to the Late Payment Rate and (c) any other amounts owed to the Note Insurer under the Insurance Agreement, together with interest thereon at a rate equal to the Late Payment Rate.

     "Re-Liening Expenses" means the fees and expenses incurred by the Indenture Trustee following the occurrence of a Re-Liening Trigger in connection with the amendment of title documents or other evidence of lien with respect to the Financed Vehicles to reflect the security interest of the Indenture Trustee in such Financed Vehicles.

     "Re-Liening Trigger" means the occurrence of one or more of the following:

     (a) COAF shall consent to the appointment of a conservator, trustee or receiver or liquidator in any insolvency, marshaling of assets and liabilities or similar proceedings or relating to COAF or relating to all or substantially all of the property of COAF, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, trustee, receiver or liquidator in any insolvency, marshaling of assets and liabilities or similar proceedings shall have been entered against COAF; or COAF shall admit in writing its inability to pay all or substantially all of its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute or make an assignment of all or substantially all of its property for the benefit of its creditors;

                                    29                          2003-A Indenture

     (b) one or more courts of competent jurisdiction have issued final, non-appealable orders to the effect that the Indenture Trustee is not the secured party with respect to Financed Vehicles equal to 5.00% or more of the Aggregate Receivable Balance as of the Closing Date; or

     (c)  an Event of Default.

     "Replacement Interest Rate Swap Agreement" means, with respect to any Swap Counterparty, any replacement Interest Rate Swap Agreement entered into pursuant to the conditions set forth in the Interest Rate Swap Agreement.

     "Replacement Swap Counterparty" means, with respect to any Swap Counterparty, any replacement Swap Counterparty that satisfies the conditions set forth in the Interest Rate Swap Agreement.

     "Repurchase Event" means an Eligibility Repurchase Event, a Certificate of Title Repurchase Event or a Custodian File Repurchase Event.

     "Repurchase Price" means 100% of the outstanding Receivable Balance of a Receivable (without giving effect to any previous reduction in the outstanding Receivable Balance as a result of such Receivable becoming a Defaulted Receivable) on the date of repurchase, plus the pro rata portion of the accrued and unpaid Servicing Fee and Premium allocable to such Receivable, plus accrued and unpaid interest, if any, to the date of repurchase provided for in the related Contract.

     "Repurchased Receivable" means a Receivable repurchased by the Transferor pursuant to Section 7.02 of the Transfer and Assignment Agreement or by the Seller pursuant to Section 7.02 of the Contribution Agreement.

     "Required Title Delivery Date" means, with respect to any Receivable, the Extended Title Delivery Date unless the failure to repurchase such Receivable on the First Title Delivery Date would materially and adversely affect the interests of the Issuer, the Noteholders or the Note Insurer (as determined by the Note Insurer in its reasonable discretion, unless a Note Insurer Default has occurred and is continuing) in such Receivable, in which case the Required Title Delivery Date for such Receivable shall be the First Title Delivery Date for such Receivable; provided, however, that the failure to repurchase such Receivable on the First Title Delivery Date shall be deemed not to have a material adverse effect on the Issuer, the Noteholders or the Note Insurer in such Receivable and the Required Title Delivery Date for such Receivable shall be the Extended Title Delivery Date if such Receivable is not a Defaulted Receivable as of the First Title Delivery Date for such Receivable.

     "Reserve Fund" means the account by that name established pursuant to
Section 5.01 hereof and maintained pursuant to Section 5.10 hereof.

     "Reserve Fund Excess Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Fund on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Fund relating to that Payment Date, over (b) the Reserve Fund Requirement with respect to that Payment Date.

                                    30                          2003-A Indenture

     "Reserve Fund Minimum" means on any date of determination an amount which shall be equal to 2.00% of the sum of the Aggregate Receivable Balance as of the initial Cutoff Date and the Aggregate Receivable Balance of all Subsequent Receivables as of their respective Cutoff Dates; provided, that on each day on and after the Aggregate Receivable Balance has been reduced to zero and all amounts owing to the Class A Noteholders, the Note Insurer and the Swap Counterparty have been paid in full the "Reserve Fund Minimum" will be zero; provided, further, that on any date of determination prior to the end of the Funding Period, the "Reserve Fund Minimum" shall equal the amount set forth above plus an amount equal to any remaining funds on deposit in the Reserve Fund which were deposited therein on the Closing Date to cover the negative arbitrage with respect to the funds deposited in the Pre-Funding Account on the Closing Date.

     "Reserve Fund Requirement" means, with respect to the Closing Date, the Initial Reserve Fund Deposit. Following the Closing Date, the Reserve Fund Requirement, on each Payment Date, shall be equal to the Reserve Fund Minimum; provided that on each Payment Date related to a Collection Period during which an Accelerated Reserve Fund Event has occurred and is continuing, and thereafter (unless such Accelerated Reserve Fund Event has been cured) the Reserve Fund Requirement, on each Payment Date, shall be equal to the greater of (i) 6.00% of the Aggregate Outstanding Principal Balance of the Class A Notes after giving effect to the Class A Principal Payment Amount paid on such Payment Date and
(ii) 3.00% of the sum of the Aggregate Receivable Balance as of the initial Cutoff Date and the aggregate Receivable Balance of all Subsequent Receivables as of their respective Cutoff Dates and provided, further, however, that on each Payment Date on which the Aggregate Outstanding Principal Balance of the Class A Notes plus the Aggregate Outstanding Principal Balance of the Class B Notes, after giving effect to the Class A Principal Payment Amount and principal on the Class B Notes paid on such Payment Date, is less than the Reserve Fund Minimum as of such Payment Date, the Reserve Fund Requirement shall equal the Aggregate Outstanding Principal Balance of the Class A Notes plus the Aggregate Outstanding Principal Balance of the Class B Notes, after giving effect to the Class A Principal Payment Amount and principal on the Class B Notes paid on such Payment Date.

     "Residual Interest" means the beneficial interest in the Issuer. The Residual Interest shall not be represented by a Certificate except upon the request of the Residual Interestholder pursuant to the terms of the Trust Agreement.

     "Residual Interest Distribution Account" is defined in Section 5.1 of the Trust Agreement.

     "Residual Interestholder" means the owner of the Residual Interest. The Seller is the initial Residual Interestholder.

     "Residual Percentage Interest" shall mean with respect to any Residual Interest, the percentage interest of ownership in the Issuer represented thereby. As of the Closing Date, the Residual Percentage Interest with respect to the Residual Interest held by the Seller as the initial Residual Interestholder is 100%.

                                    31                          2003-A Indenture

     "Responsible Officer" means, when used with respect to the Indenture Trustee or the Owner Trustee, any officer assigned to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee (or any successor thereto), as applicable, including any Vice President, Senior Trust Officer, Trust Officer, Authorized Signer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee or the Owner Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture or the Trust Agreement, as applicable, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Revenue Fund" means the fund by that name established pursuant to Section
5.01 hereof.

     "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

     "S&P" or "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

     "Schedule of Receivables" means, as the context may require, (i) the schedule of Initial Receivables or Subsequent Receivables, as the case may be, transferred to the Seller by the Transferor, contributed to the Issuer by the Seller and Granted to the Indenture Trustee by the Issuer on the Closing Date or a Funding Date, respectively, which schedule is attached to an assignment substantially in the form of Exhibit D hereto, or (ii) collectively, the schedules of all Receivables assigned to the Seller by the Transferor, contributed to the Issuer by the Seller and Granted to the Indenture Trustee by the Issuer as of the date of determination.

     "Scheduled Payment" means the fixed payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Receivable Balance over the stated term of the Receivable and to provide interest at the fixed contract rate; provided, however, that "Scheduled Payment" does not include late fees, prepayment charges allowed by applicable law, finance charges or payments for physical damage, credit life, credit disability or mechanical repair insurance premiums whether such insurance was purchased by the Obligor or by a creditor on behalf of the Obligor; provided, further, that "Scheduled Payment" may, for purposes only of determining the existence or classification of Defaulted Receivables and Delinquent Receivables, in accordance with normal servicing procedures in the applicable jurisdiction, as determined in the sole discretion of the Servicer, mean an amount equal to no less than 90% of the fixed or Scheduled Payment; provided, further, that in no event shall any such shortfalls in the fixed or Scheduled Payment received from or on behalf of the Obligor be forgiven.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Depository" means The Depository Trust Company and its successors and assigns or if (i) the then Securities Depository resigns from its functions as depository of the

                                    32                          2003-A Indenture

Notes or (ii) the Issuer discontinues use of the Securities Depository pursuant to Section 2.12 of this Indenture, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Seller with the consent of the Indenture Trustee.

     "Seller" means Capital One Auto Receivables, LLC, a Delaware limited liability company.

     "Seller Financing Statement" means a UCC-1 financing statement naming the Issuer as the secured party/creditor and the Seller as the debtor.

     "Servicer" means COAF as the Servicer of the Receivables or any other Eligible Servicer acting as servicer pursuant to the Servicing Agreement. Unless the context otherwise requires, "Servicer" also refers to any successor Servicer appointed hereunder or pursuant to the Servicing Agreement.

     "Servicer Files" has the meaning set forth in Section 2.16 of the Servicing Agreement.

     "Servicing Agreement" means that certain Servicing Agreement dated as of the Closing Date among the Issuer, the Indenture Trustee and the Servicer, relating to the servicing of the Receivables.

     "Servicing Fee" means the fee by that name payable to the Servicer for services rendered determined pursuant to Section 2.08 of the Servicing Agreement. The Servicing Fee for the first Payment Date shall be $2,150,620.21.

     "Servicing Officer" means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Receivables, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Note Insurer from time to time.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Simple Interest Receivable Balance" means, with respect to a Simple Interest Receivable, as of the close of business on the related Cutoff Date, or the last day of a Collection Period, the Amount Financed minus the sum of (i) the portion of all payments made by the related Obligor on or prior to such day (including prepayments) and allocable to principal using the Simple Interest Method, (ii) any payment of the Repurchase Price with respect to the Simple Interest Receivable allocable to principal, (iii) the aggregate amount of Cram Down Losses, if any, which have occurred with respect to such Simple Interest Receivable and (iv) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed; provided that the Simple Interest

                                    33                          2003-A Indenture

Receivable Balance of any Simple Interest Receivable (A) as to which the Defaulted Receivable Deposit Amount was previously included in Principal Collections or (B) which has become a Repurchased Receivable shall be zero.

     "State" means any one or more of the United States and the District of Columbia.

     "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq.

     "Subsequent Receivables" means the Eligible Receivables acquired by the Seller from the Transferor, contributed to the Issuer and Granted to the Indenture Trustee on a Funding Date.

     "Subsequent Reserve Fund Deposit" means, with respect to a Funding Date, an amount equal to 2.00% of the Aggregate Receivable Balance of the Subsequent Receivables with respect to such Funding Date.

     "Successor Servicer" means that person succeeding the Servicer under and pursuant to the Servicing Agreement.

     "Swap Collateral Account" means a single, segregated trust account in the name of the Indenture Trustee, which shall be designated as the "Swap Collateral Account" which shall be held in trust for the benefit of the Noteholders established pursuant to Section 8.01(e) hereof.

     "Swap Counterparty" means the Initial Swap Counterparty and any Replacement Swap Counterparty.

     "Swap Payment Date" means the date on which Net Swap Receipts or Net Swap Payments, as applicable, are made pursuant to the Interest Rate Swap Agreement.

     "Swap Policy" means the Interest Rate Swap Insurance Policy dated as of the Closing Date issued by the Note Insurer for the benefit of the Initial Swap Counterparty with respect to the Initial Interest Rate Swap Agreement.

     "Swap Replacement Proceeds" means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Swap Agreement for a terminated Interest Rate Swap Agreement.

     "Swap Termination Payments" means payment due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty, including interest that may accrue thereon, under the Interest Rate Swap Agreement due to a termination of the Interest Rate Swap Agreement due to an "event of default" or "termination event" under the Interest Rate Swap Agreement.

     "Swap Termination Payment Account" means a single segregated account held in the United States in the name of the Indenture Trustee for the benefit of the holders of the Notes under this Indenture pursuant to Section 8.01(c) hereof.

     "Termination Statement" has the meaning set forth in Section 2.11(l) hereof.

                                    34                          2003-A Indenture

     "Title Delivery Failure Percentage" means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the aggregate Receivable Balance of all Receivables with respect to which, as of such date, the related original Certificates of Title have not been received by the Custodian or its agent for inclusion in the related Custodian File, and the denominator of which is the Aggregate Receivable Balance as of such date.

     "Transaction Documents" means the Indenture, the Insurance Agreement, the Transfer and Assignment Agreement, the Contribution Agreement, the Servicing Agreement, the Limited Liability Company Agreement, the Trust Agreement, the Underwriting Agreement, the Note Depository Agreement, the Administration Agreement, the Limited Guaranty, the Interest Rate Swap Agreement, the Notes and, if applicable, the Certificate.

     "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Note.

     "Transfer and Assignment Agreement" means the Transfer and Assignment Agreement dated as of the Closing Date between the Transferor and the Seller relating to the transfer of Receivables by the Transferor to the Seller.

     "Transfer Date" means the date three (3) Business Days prior to each Payment Date.

     "Transfer Taxes" means any tax, fee or governmental charge payable by COAF, the Seller the Issuer or the Indenture Trustee to any federal, state or local government attributable to the assignment of a Receivable.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Note.

     "Transferor" means COAF in its capacity as Transferor under the Transfer and Assignment Agreement.

     "Transferor Financing Statement" means a UCC-1 financing statement naming the Transferor as the debtor/seller and the Seller as the secured party/purchaser.

     "Transition Costs" means an amount necessary to reimburse the successor to the Servicer, the Indenture Trustee or the Issuer, as the case may be, for reasonable costs and expenses not to exceed the total amount of $35,000 on a cumulative basis incurred in connection with the transition of certain duties from the Servicer to a successor.

     "Triggering Event" means the occurrence of an Event of Default or, so long as no Note Insurer Default has occurred and is continuing, the occurrence of an Insurance Agreement Event of Default; provided that the occurrence of an Insurance Agreement Event of Default shall not form the basis of a Triggering Event unless the Note Insurer, upon written notice to each Rating Agency, has delivered to the Issuer and the Indenture Trustee, written notice specifying that such Insurance Agreement Event of Default constitutes a Triggering Event under the Indenture and the Servicing Agreement.

                                    35                          2003-A Indenture

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of the Closing Date, amending and restating that certain Trust Agreement dated as of April 15, 2003, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and the Swap Counterparty (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder, as in force on the date hereof, unless otherwise specifically provided.

     "Trust Property" means the property and rights Granted to the Indenture Trustee pursuant to this Indenture for the benefit of the Noteholders, the Note Insurer and the Swap Counterparty pursuant to the Granting Clauses hereof.

     "UCC" means the Uniform Commercial Code as adopted in the State of Texas, and in any other state having jurisdiction over the assignment, transfer, contribution or pledge of the Receivables from the Transferor to the Seller or from the Seller to the Issuer or from the Issuer to the Indenture Trustee.

     "Underwriters" means Deutsche Bank Securities Inc., Lehman Brothers Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors and assigns.

     "Underwriting Agreement" means that certain Underwriting Agreement dated May 16, 2003, among the Seller, the Transferor and Deutsche Bank Securities Inc. and Lehman Brothers Inc., as representative of the Underwriters, as amended, modified or restated from time to time.

     "Vice President" means, with respect to the Transferor, the Seller, the Servicer or the Indenture Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     Section 1.02 Calculations. Calculations required to be made pursuant to this Indenture shall be made on the basis of information or accountings as to payments on each Note furnished by the Servicer. Except to the extent they are incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations, but to the extent that it is later determined that any such information or accountings are incorrect, appropriate corrections or adjustments will be made.

     Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

                                    36                          2003-A Indenture

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     Section 1.04 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Section, Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term "including" means "including without limitation"; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person's successors and assigns; and (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II
                             THE NOTES; RECONVEYANCE

     Section 2.01  General.

     (a) The Notes shall be designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes.

     (b) All payments of principal and interest with respect to the Notes shall be made only from the Trust Property and the Note Policy on the terms and conditions specified herein. Each Noteholder (and each Note Owner by its acceptance of its interest in the applicable Book-Entry Note), by its acceptance of the Notes, agrees that, subject to the repurchase obligations of the Transferor, the Seller and the Issuer and the indemnification obligations provided for herein, in the Servicing Agreement, in the Contribution Agreement and in the Transfer and Assignment

                                    37                          2003-A Indenture

Agreement, it will have recourse solely against such Trust Property and such repurchase and indemnification obligations.

     (c) Except as otherwise provided herein, all Notes shall be substantially identical in all respects. Except as specifically provided herein, all Notes issued, authenticated and delivered under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture; except that payments of principal with respect to the Class B Notes shall be subordinate in all respects to payments of principal and interest with respect to the Class A Notes and certain other amounts as specified in Section 5.05(c) hereof.

     (d) The aggregate Original Principal Balance of the Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes that may be executed by the Issuer and authenticated and delivered by the Indenture Trustee under this Indenture is limited to $234,000,000, $282,000,000, $190,000,000, $150,000,000, $150,000,000,
$119,000,000 and $84,677,419.35, respectively.

     Holders of the Class A Notes shall be entitled to payments of interest as provided herein. The Class A-1 Notes shall have a final maturity on the Class A-1 Final Scheduled Payment Date, the Class A-2 Notes shall have a final maturity on the Class A-2 Final Scheduled Payment Date, the Class A-3-A Notes shall have a final maturity on the Class A-3-A Final Scheduled Payment Date, the Class A-3-B Notes shall have a final maturity on the Class A-3-B Final Scheduled Payment Date, the Class A-4-A Notes shall have a final maturity on the Class A-4-A Final Scheduled Payment Date, the Class A-4-B Notes shall have a final maturity on the Class A-4-B Final Scheduled Payment Date and the Class B Notes shall have a final maturity on the Class B Final Scheduled Payment Date assuming that (i) scheduled interest and principal payments on each Receivable are timely received, (ii) no prepayments of principal are received with respect to any Receivable and (iii) there is no Event of Default or optional redemption of the Notes. All Notes of the same Class shall be secured on parity with one another, with no Note of any Class having any priority over any other Note of that same Class.

     (e) The Notes that are authenticated and delivered to the Noteholders by the Indenture Trustee to or upon an Issuer Order on the Closing Date shall be dated as of the Closing Date. Any Note issued later in exchange for, or in replacement of, any Note issued on the Closing Date shall be dated the date of its authentication.

     (f) Each Note is issuable in the initial denomination of $250,000, and integral multiples of $1,000 in excess thereof; provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class.

     (g) The Residual Interestholder shall not be entitled to any stated rate of interest, but shall have the right to receive certain residual amounts derived from the assets of the Trust Property on the terms and conditions specified herein; provided, however, that any such right shall be wholly and completely subordinate and inferior to the rights of the Noteholders to receive payments of principal and interest as provided herein, to the rights of the Note Insurer to

                                    38                          2003-A Indenture
be paid all Reimbursement Obligations and reimbursement for any Swap Termination Payments paid under the Swap Policy and to the payment of certain other amounts as provided herein.

     Section 2.02  Forms of Notes

     (a) The Notes of each Class shall be issuable only as registered Notes.
The initial Class A Notes and the Indenture Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit A to this Indenture and the initial Class B Note and the Indenture Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit B to this Indenture, with such appropriate restrictive legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or as may in the Issuer's judgment be necessary, appropriate or convenient to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payments on the Notes, or to comply, or facilitate compliance, with other applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by any applicable regulation (whether proposed, temporary or final) promulgated pursuant to the Code, including, without limitation, any legend required in respect of original issue discount on any Note, or as may, consistently herewith, be determined by the Issuer executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

     (b) The Class A Notes (if they are no longer represented by global notes) and the Class B Notes shall be printed, typewritten, lithographed, engraved or produced by any combination of these methods on certificates with or without steel engraved borders or may be produced in any other manner determined by the Issuer, all as determined by the officers executing such Class A Notes and Class B Notes, as evidenced by their execution thereof.

     Section 2.03  Payment of Principal and Interest.

     (a) Until the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero, principal payments on the Class A Notes will be made on each Payment Date pursuant to Section 5.05(c). The remaining principal balance of each Class A Note shall be payable no later than its respective Final Scheduled Payment Date, unless the maturity of such Class A Note is accelerated following an Event of Default pursuant to Section 9.02, in which case the maturity of such Class A Note will be earlier than its Final Scheduled Payment Date. The amount of principal payments on the Class A Notes shall be made pursuant to the provisions of Section 5.05(c).

     (b) On each Payment Date, interest shall be due and payable on the Aggregate Outstanding Principal Balance of such Class of Class A Notes as provided herein and on the applicable Class A Notes from the Closing Date until the Aggregate Outstanding Principal Balance of each Class of Class A Notes is reduced to zero or until payment is provided therefor as set forth in Article VI hereof, except that on each Payment Date on which there is a shortfall in Monthly Available Funds available to pay interest on such Class of Class A Notes (including any Class A Overdue Interest), such shortfall shall be paid from the funds and moneys made available to the Indenture Trustee for such purposes hereunder. After the initial Payment Date,

                                    39                          2003-A Indenture
payments of interest accrued on each Class of Class A Notes will be calculated on the Aggregate Outstanding Principal Balance of the applicable Class of Class A Notes as of the Payment Date immediately preceding such Payment Date after giving effect to any payments of principal on such immediately preceding Payment Date. With respect to the initial Payment Date, interest will be calculated on the Original Principal Balance of each Class of Class A Notes from the Closing Date through the day preceding the initial Payment Date. The Class B Notes shall not bear interest.

     (c) If the entire amount of the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3-A Note Interest, Class A-3-B Note Interest, Class A-4-A Note Interest and Class A-4-B Note Interest which is due and payable on any Payment Date shall not have been punctually made or duly provided for when and as payable (after giving effect to any applicable cure or grace period), then interest on the applicable Class A Overdue Interest, as the case may be, shall accrue, from the date such amount was payable until paid, at the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3-A Interest Rate, Class A-3-B Interest Rate, Class A-4-A Interest Rate or Class A-4-B Interest Rate, as applicable, in effect from time to time during such period.

     (d) Until the Aggregate Outstanding Principal Balance of the Class B Notes is reduced to zero, principal payments on the Class B Notes will be made on each Payment Date from Monthly Available Funds pursuant to Section 5.05(c); provided that the Outstanding Principal Balance of each Class B Note shall be due and payable no later than the Class B Final Scheduled Payment Date unless the maturity of such Class B Note is accelerated following an Event of Default pursuant to Section 9.02 , in which case the maturity of such Class B Note will be earlier than its Final Scheduled Payment Date. The principal payments on the Class B Notes shall be made pursuant to the provisions of Section 5.05(c) hereof.

     Section 2.04  Payments to Noteholders.

     (a) Noteholders of each Class shall, subject to the priorities and conditions set forth in Section 5.05(c), be entitled to receive payments of interest (in the case of the Class A Notes) and principal (in the case of the Class A Notes and the Class B Notes) on each Payment Date (including any Class A Overdue Interest and Class A Overdue Principal). Any payment of interest or principal payable with respect to the Notes on the applicable Payment Date shall be made to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in
Section 5.09 hereof.

     (b) All reductions in the principal balance of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

     Section 2.05  Execution, Authentication, Delivery and Dating.

     (a) The Notes shall be executed on behalf of the Issuer by one of the Owner Trustee's Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of any individual who was, at the time of execution thereof, an Authorized Officer of the Owner Trustee, on behalf of the Issuer,

                                    40                          2003-A Indenture
shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

     (b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and the Indenture Trustee, upon receipt of the Notes and of an Issuer Order, shall authenticate and deliver such Notes; provided, however, that the Indenture Trustee shall not authenticate any Note which on its face and based upon the last information received by the Indenture Trustee from the Servicer does not comply with the provisions of this Indenture; provided, further, that the Indenture Trustee shall not authenticate the initial Notes unless and until it shall have received the documents listed in Section
2.11 hereof.

     (c) Each Note authenticated and delivered by the Indenture Trustee to or upon Issuer Order on or prior to the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purposes under the Indenture shall be dated the date of their authentication.

     (d) Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the Original Principal Balance of the Notes so transferred, exchanged or replaced, but shall represent only the Outstanding Principal Balance of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the Outstanding Principal Balance of such Note shall be proportionately divided among the Notes delivered in exchange therefor.

     (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by the Indenture Trustee by the manual signature of at least one of its Responsible Officers, and such executed certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered.

     Section 2.06 Temporary Notes. Unless the Notes are maintained in book-entry form pursuant to Section 2.12, temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay the Issuer will execute and deliver to the Indenture Trustee Definitive Notes (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than in the case of Notes in global form) may be surrendered in exchange therefor, at the Corporate Trust Office of the Indenture Trustee and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.

                                    41                          2003-A Indenture

     Section 2.07  Registration, Registration of Transfer and Exchange.

     (a) The Issuer shall cause to be kept a register (the "Note Register") in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby initially appointed "Note Registrar," and hereby accepts such appointment, for the purpose of registering Notes and transfers of Notes as herein provided subject to such reasonable regulations as the Indenture Trustee may prescribe. Upon any resignation of any Note Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Note Registrar.

     (b) Each Person who has or who acquires any Ownership Interest in a Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of this Section 2.07.

     (c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (d) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in a Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require.

     (e) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient, to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.06 or 10.06 not involving any transfer.

     (f) By acquiring a Class A Note, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring such Note with the plan assets of an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "plan" as defined in Section 4975 of the Code, or (b) the acquisition and holding of such Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA of
Section 4975 of the Code.

     (g) Each Person who has or who acquires any Ownership Interest in a Class B Note issued in the form of a Book-Entry Note, if applicable, shall be deemed to have acknowledged, represented to and agreed with the Indenture Trustee as follows:

          (i) It understands and acknowledges that the Class B Notes have not been registered under the Securities Act or the securities law of any state or other jurisdiction, and may not be offered, sold or otherwise transferred except in compliance with the

                                    42                          2003-A Indenture
     registration requirements of the Securities Act or any other applicable blue sky laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

          (ii) It understands and acknowledges that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act ("QIB") and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others to whom notice is given that the sale, pledge or other transfer is being made in reliance on Rule 144A. It is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Class B Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

          (iii) It understands and acknowledges that no sale, pledge or other transfer of any Class B Note may be made by any person unless (a) either
     (1) such sale, pledge or other transfer is made to the Seller or is made to a person whom the transferor reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A and (2) such sale, pledge or other transfer is made in a transaction exempt from the registration requirements of the Securities Act.

          (iv) It understands that the Class B Notes will bear a legend to the following effect unless the Seller determines otherwise consistent with applicable law:

                 THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CLASS B NOTE THE HOLDER OF THIS CLASS B NOTE IS DEEMED TO REPRESENT TO CAPITAL ONE AUTO RECEIVABLES, LLC (THE "SELLER") AND THE INDENTURE TRUSTEE THAT IT (I) IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") AND IS ACQUIRING SUCH CLASS B NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) IS CAPITAL ONE AUTO RECEIVABLES, LLC.

                 NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CLASS B NOTE MAY BE MADE BY ANY PERSON UNLESS (I) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE SELLER OR IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE

                                    43                          2003-A Indenture

          QIBS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (II) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                 NEITHER THIS CLASS B NOTE NOR ANY INTEREST HEREIN MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), WHETHER OR NOT SUBJECT TO ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY ANY OF THE FOREGOING IN THE ENTITY (EACH A "BENEFIT PLAN INVESTOR") UNLESS THE PURCHASER IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CLASS B NOTES, AND AT THE TIME OF PURCHASE AND THROUGHOUT THE PERIOD IT HOLDS THE CLASS B NOTES, (I) IT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (II) LESS THAN 25% OF THE ASSETS OF THE GENERAL ACCOUNT ARE (OR REPRESENT) ASSETS OF A BENEFIT PLAN INVESTOR, AND (III) IT IS NOT THE SERVICER OR ANY OTHER SERVICE PROVIDER TO THE TRUST OR AN AFFILIATE OF THE ABOVE, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 C.F.R. SECTION 2510.3-101(f)(1). EACH PURCHASER AND TRANSFEREE OF A CLASS B NOTE SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT MEETS THE FOREGOING REQUIREMENTS.

                 ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE FOREGOING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CLASS B NOTES FOR ALL PURPOSES.

          (v) It understands that the Class B Notes may not be acquired by or with the assets of a "benefit plan investor" as defined in 29 C.F.R.
     Section 2510.3(f), which includes (i) an "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets of its general account to purchase its interest in the Class B Notes, and at the time of purchase and throughout the period it holds an interest in the Class B Notes, (i) it is eligible for and meets the requirements of the Department of Labor Prohibited Transaction Class Exemption 95-60, (ii) less than 25% of the assets of the general account are (or represent) assets of a Benefit Plan Investor, and (iii) it is not the Servicer or any other service provider to the Issuer or an affiliate of the above, and would not otherwise be excluded as a benefit plan investor under 29 C.F.R. Section

                                    44                          2003-A Indenture

     2510.3-101(f). The holder thereof and any related holder of any interest in a Class B Notes shall be deemed to have represented and warranted that it meets the foregoing requirements.

          (vi) It acknowledges that it has been afforded an opportunity to request from the Issuer, the Seller and the Servicer and any initial purchaser, and has received and reviewed, all information which it has deemed necessary in connection with its decision to purchase the Class B Notes. It acknowledges that none of the Issuer, the Seller, the Servicer, any initial purchaser nor any of their respective affiliates or any person representing any of them has made any representation to it with respect to any information relating to the offering or sale of the Class B Notes, other than the information contained in this Indenture or in any private placement memorandum, a copy of which has been delivered to it (if applicable).

          (vii) It understands that all information furnished to it by the Seller or representatives of the Seller in connection with its evaluation of an investment in the Class B Notes was provided to it on a confidential basis and it agrees not to disclose such information, in whole or in part, to any other person.

          (viii) It acknowledges that any attempted transfer in contravention of the foregoing instructions will be void ab initio and the purported transferor will continue to be treated as the owner of the Class B Notes for all purposes.

     (h) Each Person who has or who acquires any Ownership Interest in a Class B Note issued as a Definitive Note on the Closing Date shall acknowledge, represent to and agree with the Issuer as follows:

          (i) It understands and acknowledges that the Class B Notes have not been registered under the Securities Act or the securities law of any state or other jurisdiction, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable blue sky laws, pursuant to an exemption therefrom or in a transaction not subject thereto. It understands that none of the Issuer, the Seller, the Servicer, the Indenture Trustee or any other Person is obligated to register the Class B Notes under the Securities Act or to register to qualify the Class B Notes under any state securities laws.

          (ii) It understands and acknowledges that the Class B Notes may be offered and resold to qualified institutional buyers ("QIBs") pursuant to Rule 144A under the Securities Act.

          (iii) It understands and acknowledges that if in the future it decides to reoffer, resell, pledge or otherwise transfer a Class B Note it will do so only to the Issuer pursuant to the terms of this Indenture or pursuant to Rule 144A to a Person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom the holder has informed that such reoffer, resale, pledge or other transfer is being made in reliance on

                                    45                          2003-A Indenture

     Rule 144A and who has executed a certificate substantially in the form set forth in Exhibit I (a "Transferee Agreement (Class B Notes)").

          (iv) It understands that the Class B Notes will bear a legend to the following effect unless the Issuer determines otherwise consistent with applicable law:

                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                 THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES (1) THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT, OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR TO THE ISSUER PURSUANT TO THE TERMS OF THE INDENTURE AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS

                                    46                          2003-A Indenture

          NOTE OR AN INTEREST HEREIN IS TO BE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE RELATING TO THIS NOTE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE FOREGOING. EACH TRANSFEREE ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

                 NEITHER THIS CLASS B NOTE NOR ANY INTEREST HEREIN MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), WHETHER OR NOT SUBJECT TO ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY ANY OF THE FOREGOING IN THE ENTITY (EACH A "BENEFIT PLAN INVESTOR") UNLESS THE PURCHASER IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CLASS B NOTES, AND AT THE TIME OF PURCHASE AND THROUGHOUT THE PERIOD IT HOLDS THE CLASS B NOTES, (I) IT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (II) LESS THAN 25% OF THE ASSETS OF THE GENERAL ACCOUNT ARE (OR REPRESENT) ASSETS OF A BENEFIT PLAN INVESTOR, AND (III) IT IS NOT THE SERVICER OR ANY OTHER SERVICE PROVIDER TO THE TRUST OR AN AFFILIATE OF THE ABOVE, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 C.F.R. SECTION 2510.3-101(f)(1). EACH PURCHASER AND TRANSFEREE OF A CLASS B NOTE SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT MEETS THE FOREGOING REQUIREMENTS.

                 ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE FOREGOING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CLASS B NOTES FOR ALL PURPOSES.

          (v) It understands that the Class B Notes may not be acquired by or with the assets of a "benefit plan investor" as defined in 29 C.F.R.
     Section 2510.3(f), which includes (i) an "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets of its general account to purchase its interest in the Class B Notes, and at the time of purchase and throughout the period it holds an interest

                                    47                          2003-A Indenture
     in the Class B Notes, (i) it is eligible for and meets the requirements of the Department of Labor Prohibited Transaction Class Exemption 95-60, (ii) less than 25% of the assets of the general account are (or represent) assets of a Benefit Plan Investor, and (iii) it is not the Servicer or any other service provider to the Issuer or an affiliate of the above, and would not otherwise be excluded as a benefit plan investor under 29 C.F.R.
     Section 2510.3-101(f). The holder thereof and any related holder of any interest in a Class B Note shall be deemed to have represented and warranted that it meets the foregoing requirements.

          (vi) If it is acquiring any Class B Note as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

          (vii) It acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Class B Notes.

          (viii) It agrees that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class B Notes, it will not institute against the Issuer or the Transferor, or join any other Person in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under the laws of the United States or any state of the United States and it will not enter into any voluntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under the laws of the United States or any state of the United States.

          (ix) It acknowledges that the Issuer and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

     Section 2.08  Mutilated, Destroyed, Lost or Stolen Notes.

     (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Note Insurer such security or indemnity as may be required by the Indenture Trustee or the Note Insurer to hold each of the Issuer, the Note Insurer and the Indenture Trustee harmless, then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver upon Issuer Order, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and Class, and Original Principal Balance bearing a number not contemporaneously Outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become subject to receipt of payment in full, instead of issuing a new Note, the Indenture Trustee may make a payment with respect to such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such new Note or payment with

                                    48                         2003-A Indenture
respect to a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for receipt of payments such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such new Note (or such payment) from the Person to whom it was delivered or any Person taking such new Note from such Person, except a bona fide purchaser, and each of the Issuer, the Indenture Trustee and the Note Insurer shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage or cost incurred by the Issuer, the Indenture Trustee or the Note Insurer in connection therewith.

     (b) Upon the issuance of any new Note under this Section, the Issuer or the Indenture Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     (c) Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (d) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment with respect to mutilated, destroyed, lost or stolen Notes.

     Section 2.09 Persons Deemed Noteholders. Before due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the
Note Insurer and any agent of the Issuer, the Indenture Trustee or the Note Insurer may treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments with respect to principal and interest on such Note and (b) on any date for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Insurer nor any agent of the Issuer, the Indenture Trustee or the Note Insurer shall be affected by any notice to the contrary.

     Section 2.10 Cancellation of Notes. All certificated Notes surrendered for payment, registration of transfer, exchange or prepayment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it; provided that no Note shall be canceled if such payment is made from funds paid under the Note Policy until the
Note Insurer has received all Reimbursement Obligations. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10 except as expressly permitted by this Indenture. All canceled Notes shall be held and disposed of by the Indenture Trustee in accordance with its standard retention and disposal policy.

     Section 2.11 Conditions to Closing. The Notes shall be executed, authenticated and delivered on the Closing Date in accordance with Sections 2.05 and 2.12, upon receipt by the Indenture Trustee and the Note Insurer of the following:

                                       49                       2003-A Indenture

     (a) an Issuer Order authorizing the authentication and delivery of such Notes by the Indenture Trustee;

     (b)  an Opinion or Opinions of Counsel as listed on Schedule 1 hereto;

     (c) an Officer's Certificate of an Authorized Representative of the Issuer, stating that:

          (i) all representations and warranties of the Issuer contained in this Indenture, the Trust Agreement, the Contribution Agreement and the Servicing Agreement are true and correct and no defaults exist under the Contribution Agreement or the Servicing Agreement;

          (ii) the Issuer is not in default under this Indenture, the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, this Indenture, the organizational documents or any other constituting documents of the Issuer or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been fully satisfied;

          (iii) the Issuer is the owner of the Trust Property Granted to the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Swap Counterparty as of the Closing Date free and clear of any Lien other than the Lien of this Indenture, has not assigned any interest or participation in the Trust Property (or, if any such interest or participation has been assigned, it has been fully released), and has the right to Grant the Trust Property to the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Swap Counterparty pursuant to this Indenture;

          (iv) the Issuer has Granted to the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Swap Counterparty, all of its right, title, and interest in the Trust Property to be Granted on the Closing Date free and clear of any Lien; and

          (v) the Issuer has obtained a sales finance company license issued by the Pennsylvania Department of Banking;

     (d) an Officer's Certificate dated as of the Closing Date, of an officer of the Seller that:

          (i) the Seller is not in default under the Transfer and Assignment Agreement or the Contribution Agreement, the transfer of the Receivables to the Issuer will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, the organizational documents or any other constituent documents of the Seller or any indenture, mortgage, deed of trust or other agreement or instrument to which the Seller is a party or by which it is bound, or any order of any court or

                                       50                       2003-A Indenture
     administrative agency entered in any proceeding to which the Seller is a party or by which it may be bound or to which it may be subject;

          (ii) all representations and warranties of the Seller contained in the Contribution Agreement are true and correct;

          (iii) the Seller has contributed to the Issuer, without recourse except as provided in the Contribution Agreement, all of its right, title and interest in the Receivables free and clear of Lien; and

          (iv) the Seller has not assigned any interest or participation in any of the Receivables transferred to the Issuer pursuant to the Contribution Agreement and has the right to contribute all such Receivables to the Issuer;

     (e) an Officer's Certificate dated as of the Closing Date, of an officer of the Transferor stating that:

          (i) the computer records pertaining to the Receivables have been marked to reflect the absolute assignment thereof from the Transferor to the Seller, the transfer thereof from the Seller to the Issuer and the Grant thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Swap Counterparty;

          (ii) the originals of all documents required to be delivered to the Custodian pursuant to Section 7.18 hereof have been or will be delivered pursuant to such Section;

          (iii) all representations and warranties of the Transferor contained in the Transfer and Assignment Agreement are true and correct and no defaults exist under the Transfer and Assignment Agreement; and

          (iv) the Transferor is not in default under the Transfer and Assignment Agreement and the assignment of the Receivables to the Seller will not result in any material breach of any of the terms, conditions or provisions of, or constitute a material default under, the organizational documents or any other constituting documents of the Transferor or any indenture, mortgage, deed of trust or other agreement or instrument to which the Transferor is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Transferor is a party or by which it may be bound or to which it may be subject;

     (f) an Officer's Certificate of the Servicer certifying to the Indenture Trustee and the Note Insurer that no Event of Servicing Default has occurred and is continuing under the Servicing Agreement and no Event of Default has occurred and is continuing under the Indenture;

     (g) delivery by the Note Insurer to the Indenture Trustee of an executed copy of the Note Policy;

     (h) delivery by the Note Insurer to the Swap Counterparty of an executed copy of the Swap Policy;

                                       51                       2003-A Indenture

     (i) an assignment to the Seller by the Transferor of its rights under the Dealer Agreements (to the extent related to the financed Receivables), duly executed by the Transferor;

     (j) an assignment to the Issuer by the Seller of its rights under the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the financed Receivables), duly executed by the Seller;

     (k) an assignment to the Indenture Trustee by the Issuer of its rights under the Contribution Agreement, the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the financed Receivables), duly executed by the Issuer;

     (l) evidence of execution of the Financing Statements with respect to the Collateral and, to the extent available and necessary, all applicable contractual releases and related UCC termination statements or partial releases ("Termination Statements") terminating the liens of creditors of the Transferor or any other Person and presentment of the Financing Statements and Termination Statements (which shall constitute all of the Perfection UCCs with respect to the Closing Date) to the proper Person for recording to perfect the Indenture Trustee's first priority security interest in such Trust Property Granted on the Closing Date registered in the name of the Indenture Trustee or its nominee and agent (a copy of the file stamped Financing Statements and Termination Statements shall be delivered to the Custodian in accordance with Section 7.18 hereof);

     (m) an Officer's Certificate of the Issuer to the effect that attached thereto are true and correct copies of letters signed on behalf of Standard & Poor's and Moody's confirming that the Class A-1 Notes have been rated in the highest short-term rating category of each Rating Agency and that each of the Class A-2 Notes, the Class A-3-A Notes, the Class A-3-B Notes, the Class A-4-A Notes and the Class A-4-B Notes have been rated at least in the highest long-term rating category of each Rating Agency;

     (n) a true and correct listing of all Receivables being Granted to the Indenture Trustee on the Closing Date certified by the Issuer and a certificate of the Issuer to the effect that the information provided on such list of Receivables is true, correct and complete as of the initial Cutoff Date and otherwise in form and substance acceptable to the Indenture Trustee;

     (o) a description of the Receivable characteristics of all Receivables being Granted to the Indenture Trustee on the Closing Date substantially in the form of Exhibit G-1 hereto, with a certification of the Issuer to the effect that the information provided in such description is true, correct and complete as of the initial Cutoff Date and otherwise in form and substance acceptable to the Indenture Trustee;

     (p) evidence that cash in the amount of the Initial Reserve Fund Deposit has been deposited into the Reserve Fund held by the Indenture Trustee and that cash in the amount of $241,898,324.88 has been deposited in the Pre-Funding Account;

     (q) evidence that the Collection Account has been established pursuant to a deposit agreement acceptable to the Indenture Trustee and the Note Insurer; and

                                       52                       2003-A Indenture

     (r) fully executed originals of this Indenture, the Trust Agreement, the Underwriting Agreement, the Intercompany Agreement, the Transfer and Assignment Agreement, the Insurance Agreement, the Contribution Agreement, the Administration Agreement, the Servicing Agreement, the Initial Interest Rate Swap Agreement and the Limited Liability Company Agreement.

     Section 2.12 Book-Entry Notes. Except as otherwise provided in this Section, the Notes shall be issued in the form of one global note with respect to each Class of Notes and shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each Class A-1 Note, Class A-2 Note, Class A-3-A Note, Class A-3-B Note, Class A-4-A Note and Class A-4-B Note shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The Class B Notes shall be issued as Definitive Notes pursuant to Section 2.13 herein and shall be eligible to be transferred to global notes upon completion of acceptable transfer thereof. Except as provided in this Section, the Notes of a Class of Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: "EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED HEREIN) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY."

     Except as otherwise provided herein, the Issuer, the Note Insurer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Notes, (ii) the delivery to any Agent Member, beneficial owner of any Class of the Notes or other Person, other than the Securities Depository, of any notice with respect to the Notes or (iii) the payment to any Agent Member, beneficial owner of any Class of the Notes or other Person, other than the Securities Depository, of any amount with respect to the payment of principal of or interest on any Class of the Notes. So long as Definitive Notes for any Class of the Notes issued under this Indenture are not issued pursuant to this Section, the Issuer, the Note Insurer and the Indenture Trustee shall treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of such Class of the Notes for all purposes whatsoever, including, without limitation, (i) the payment of principal of and interest on such Notes, (ii) giving notices of redemption and other matters with respect to such Notes and (iii) registering transfers with respect to such Notes. In connection with any notice or other communication to be provided to the Noteholders pursuant to this Indenture by the Issuer or the Indenture Trustee with respect to any consent or other action to be taken by Noteholders, the Issuer or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Notes of the applicable Class of the Notes, give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Noteholder of a Class of Notes.

                                       53                       2003-A Indenture

     If at any time the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within ninety (90) days after the Issuer receives notice or becomes aware of such condition, as the case may be, then the two preceding paragraphs shall no longer be applicable and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver notes representing each Class of the Notes as provided otherwise in this Article II and the Indenture Trustee shall thereafter recognize the Noteholders as the record Holders of the Notes under this Indenture. In addition, the Issuer may determine at any time that the Notes shall no longer be represented by global notes and that the provisions of the two preceding paragraphs of this Section shall no longer apply to the Notes. In such event, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Notes as provided otherwise in this Article II. Notes issued in exchange for a global certificate pursuant to this Section 2.12 shall be registered in such names and authorized denominations as the Securities Depository, pursuant to the instructions from the Agent Members or otherwise, shall instruct the Issuer and the Indenture Trustee. The Indenture Trustee shall promptly deliver such certificates representing the Notes to the Persons in whose names such Notes are so registered.

     Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to this Section, the Indenture Trustee shall give all notices and communications specified herein to be given to Noteholders to the Securities Depository.

     Section 2.13 Definitive Notes. Unless the Notes are maintained in book-entry form pursuant to Section 2.12, the Note Registrar shall issue definitive notes registered in the name or names of the Noteholders (the "Definitive Notes"). Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders of each such Class hereunder.

     Section 2.14 Reconveyance. In the case of any Receivable which has been prepaid in full after the respective Cutoff Date and prior to the Closing Date or a Funding Date, as applicable, the Issuer shall, on the Closing Date or a Funding Date, as applicable, deposit the Repurchase Price therefor in the Collection Account in lieu of delivering the Custodian File with respect to such Receivable to the Custodian or authorizing any UCC statements with respect thereto.

     Section 2.15  Release of Lien on Repurchased Receivables.

     (a) The Issuer and the Indenture Trustee shall inform the Seller, the Servicer, the Swap Counterparty, the Transferor (if the Transferor is not the Servicer) and the Note Insurer promptly, in writing, upon (i) the discovery of any event that, if it continues uncured will, with the lapse of time and/or the giving of notice, constitute an Eligibility Repurchase Event or a Custodian File Repurchase Event and (ii) the occurrence of the day that is 10 days prior to the First Delivery Date of each Receivable for which no Certificate of Title has been delivered to the

                                       54                       2003-A Indenture

Custodian or its agent (unless notice of such occurrence has been delivered by the Servicer pursuant to Section 2.07 of the Servicing Agreement).

     (b) Except as specifically provided in the Servicing Agreement or herein, the Indenture Trustee has no obligation to review or monitor the Trust Property for compliance with representations and warranties or delivery requirements.

     (c) Upon deposit of the applicable Repurchase Price into the Collection Account, the Indenture Trustee shall release the Lien of this Indenture with respect to each Repurchased Receivable and the related items of Trust Property.

     (d) The Issuer shall be entitled to enforce the obligations of the Seller, the Transferor and the applicable Dealer under the Contribution Agreement, the Transfer and Assignment Agreement and the applicable Dealer Agreement (to the extent related to the Receivables), respectively, to remit the Repurchase Price to the Servicer for deposit into the Collection Account.

     (e) The Indenture Trustee and the Note Insurer are authorized to take action on behalf of the Issuer to enforce the obligations of the Seller and the Transferor to repurchase Receivables under the Contribution Agreement or the Transfer and Assignment Agreement, respectively, and to enforce the obligation of a Dealer to repurchase such Receivables under the applicable Dealer Agreement.

     (f) The obligations of the Transferor, the Seller and the Issuer to remove any Repurchased Receivable and the other related items of the Trust Property and to remit the Repurchase Price with respect to such Repurchased Receivable shall constitute the sole remedy, except for the indemnification provisions expressly set forth herein, in the Insurance Agreement, in the Servicing Agreement, in the Contribution Agreement, in the Transfer and Assignment Agreement, against the Transferor, the Seller and the Issuer for the occurrence of any Repurchase Event.

     Section 2.16  Funding Events.

     (a) A funding event (each a "Funding Event") shall occur upon a Funding Date and in accordance with the requirements of this Section 2.16.

     (b) During the Funding Period, the Issuer shall, on Funding Dates, (i) acquire Subsequent Receivables from the Seller pursuant to the Contribution Agreement (and the Seller shall acquire such Subsequent Receivables from the Transferor pursuant to the Transfer and Assignment Agreement) and (ii) Grant all of the Issuer's right, title and interest in and to such Subsequent Receivables and related items of the Trust Property to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty and, subject to the provisions hereof, for the benefit of the Note Insurer. Such Subsequent Receivables shall be acquired at the option of the Issuer upon instruction from the Servicer.

                                       55                       2003-A Indenture

     The following procedures shall be followed to effect a Funding Event:

          (i) The Transferor will package and forward or cause to be packaged and forwarded to the Custodian or its bailee for receipt within two (2) Business Days preceding the applicable Funding Date (each, a "Delivery Date") the Custodian File for each Subsequent Receivable to be acquired on such Funding Date.

          (ii) By the Funding Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Custodian and the Note Insurer, the following:

                 (A) Assignment of the Transferor (in the form of Exhibit A to the Transfer and Assignment Agreement) with the Schedule of Receivables attached to such Assignment;

                 (B) Certificate of Delivery (in the form of Exhibit B to the Transfer and Assignment Agreement);

                 (C) Assignment of the Seller (in the form of Exhibit A to the Contribution Agreement);

                 (D) Assignment of the Issuer (in the form of Exhibit D hereto);

                 (E)  Notice of Funding (in the form of Exhibit E hereto);

                 (F)  Officer's Certificate (in the form of Exhibit F hereto);

                 (G) With respect to the final Funding Date only, Officer's Certificates of the Issuer, the Transferor and the Servicer substantially in the form of the Officer's Certificates described in
          Section 2.11(c), (d), (e), and (f) hereof;

                 (H) With respect to the final Funding Date only, an Opinion or Opinions of Counsel addressed to the Indenture Trustee and the Note Insurer, in form and substance satisfactory to the Indenture Trustee and the Note Insurer, with respect to UCC perfection issues, the enforceability of the assignments executed in connection with respect to the Subsequent Receivables and tax matters regarding the Notes either (i) stating that the opinions delivered on the Closing Date pursuant to Section 2.11(b) hereof remain in full force and effect or
          (ii) otherwise in form and substance similar to the Opinions delivered on the Closing Date;

                 (I)  Copies of Financing Statements and/or Termination
          Statements;

                 (J) With respect to each Funding Date, a Receivables Characteristics report substantially in the form of Exhibit G-2 hereto with respect to all Receivables acquired on and prior to such Funding Date (to the Note Insurer three days prior to such Funding Date); and

                                       56                       2003-A Indenture

                 (K) With respect to each Funding Date, consent of the Note Insurer; provided, however, that the giving or withholding of such consent shall be based solely on the characteristics of the subsequent Receivables Pool in relation to the initial Receivables Pool.

          (iii) The Custodian shall within 180 days after the Closing Date or the Funding Date, as the case may be, (A) confirm receipt of the documents listed in Section 2.16(b)(ii); and (B) acknowledge receipt but have no duty to confirm the contents of the Custodian File. Only those Subsequent Receivables for which the Custodian File and the documents listed in
     Section 2.16(b)(ii) are delivered to the Custodian on or before the Delivery Date and Funding Date, respectively, will be included in the Funding Event.

          (iv) The Issuer will forward to the Note Insurer, the Rating Agencies, the Servicer, the Class B Noteholders and the Seller via facsimile on the Funding Date, followed by overnight courier to be received by the Note Insurer, the Servicer and the Seller, copies of the documents specified in Section 2.16(b)(ii).

          (v) Upon satisfaction of the above requirements with respect to events to occur on or before 2:00 p.m. CST or CDT, as applicable, on the Funding Date, the Indenture Trustee will, on the Funding Date, withdraw funds from the Pre-Funding Account in an amount equal to the Receivables Purchase Price of the Subsequent Receivables acquired on such Funding Date and shall forward such funds to the Seller (or the Transferor on behalf of the Seller) or its designee, in cash by federal wire transfer funds, pursuant to the written directions provided to the Indenture Trustee in the Notice of Funding.

          (vi) The Indenture Trustee, on behalf of the Seller, shall deposit into the Reserve Fund, from amounts which would otherwise be released to the Seller from the Pre-Funding Account, an amount equal to the Subsequent Reserve Fund Deposit for such Funding Date.

     (c) Any funds on deposit in the Pre-Funding Account after the termination of the Funding Period (excluding investment earnings and income) shall be used for the purpose of reducing the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes in accordance with Section 5.05(c) hereof. Any amounts payable to the Class A Noteholders and the Class B Noteholders from the remaining balance in the Pre-Funding Account shall be paid on the Payment Date immediately following the termination of the Funding Period.

     Section 2.17  Authenticating Agents.

     (a) The Indenture Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.05, 2.06, 2.07, 2.08 and 10.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall

                                       57                       2003-A Indenture
be deemed to be the authentication of Notes "by the Indenture Trustee." The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

     (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

     (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.

     (d) The Administrator agrees to pay to each Authenticating Agent (other than the Indenture Trustee) from time to time reasonable compensation for its services as agreed upon between the Authenticating Agent and the Administrative Agent. The provisions of Section 2.10 shall be applicable to any Authenticating Agent.

     Section 2.18 Release of Collateral. Subject to Section 14.01, the Indenture Trustee shall release property from the Lien of this Indenture only in accordance hereby with the Transaction Documents and upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer's obligations under TIA Sections 314(c) and 314(d)(1), subject to Section
14.01 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order. Notwithstanding the foregoing, the Issuer may, without compliance with the requirements of the above provisions of this Section 2.18, (A) collect, liquidate, sell or otherwise dispose of Receivables and other Trust Property (including in connection with the repurchase of Receivables and related Trust Property by the Seller pursuant to Section 7.02 of the Contribution Agreement) as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Transaction Documents.

                                       58                       2003-A Indenture

                                   ARTICLE III
               COVENANTS; COLLATERAL; REPRESENTATIONS; WARRANTIES

     Section 3.01  Performance of Obligations.

     (a) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except as expressly provided in this Indenture.

     (b) The Issuer may contract with other Persons to assist it in performing its duties hereunder, and any performance of such duties (other than the execution of Officers' Certificates of the Issuer and Issuer Orders by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer) shall be deemed to be action taken by the Issuer. To the extent that the Issuer contracts with other Persons which include or may include the furnishing of reports, notices or correspondence to the Indenture Trustee or the Note Insurer, the Issuer shall identify such Persons in a written notice to the Indenture Trustee and the Note Insurer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer, the Seller and the Indenture Trustee will characterize (i) the assignment of the Receivables by the Transferor to the Seller pursuant to the Transfer and Assignment Agreement as a sale for financial accounting purposes, (ii) the transfer of the Receivables by the Seller to the Issuer pursuant to the Contribution Agreement as a financing for financial accounting purposes, provided that the financial statements of the Seller shall indicate that the Receivables are not available to satisfy the claims of the Seller's creditors (except the Issuer or its assignees), (iii) the Grant of the Receivables by the Issuer under this Indenture as a pledge for federal income tax purposes and as a pledge for financial accounting purposes, and (iv) the Transferor as the owner of the Receivables for federal income tax purposes and the Class A Notes and the Class B Notes as indebtedness of the Transferor for federal income tax purposes. The Issuer and the Seller and, at the direction and with the assistance of the Seller, the Indenture Trustee will file all required tax returns and associated forms, reports, schedules and supplements thereto in a manner consistent with such characterizations.

     (d) The Issuer covenants to use its best efforts to pay all taxes or other similar charges levied by any governmental authority with regard to the Trust Property, except to the extent that the validity or amount of such taxes is contested in good faith, via appropriate proceedings and with adequate reserves established and maintained therefor in accordance with generally accepted accounting principles.

     (e) The Issuer hereby assumes liability for all liabilities associated with the Trust Property or created under this Indenture, including but not limited to any obligation arising from the breach or inaccuracy of any representation, warranty or covenant of the Issuer set forth herein.

                                       59                       2003-A Indenture

     (f) Upon the occurrence of a Re-Liening Trigger, the Issuer shall instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, as directed by and in the judgment of the Note Insurer or its counsel, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Indenture Trustee by amending the title documents relating to such Financed Vehicles or by such other reasonable means as may, in the judgment of the Note Insurer or its counsel, be necessary or prudent. Pursuant to the terms of the Servicing Agreement, the Indenture Trustee and the Servicer shall take or cause to be taken such actions and the Servicer has agreed to reimburse the Indenture Trustee for all Re-Liening Expenses related to such perfection or re-perfection and to take all action necessary therefor, including the preparation, execution and delivery of all such documents as may be requested by the Indenture Trustee or the Servicer in connection therewith. In addition, as provided in Section 5.05(c) hereof, the Indenture Trustee shall be entitled to be reimbursed for Re-Liening Expenses incurred in connection with taking or causing to be taken such actions, to the extent not paid by the Servicer. Pursuant to the terms of the Servicing Agreement, on the Closing Date, the Servicer shall grant to the Indenture Trustee an irrevocable power of attorney, pursuant to which the Servicer shall appoint the Indenture Trustee as its attorney-in-fact, such appointment being coupled with an interest, to take any and all steps required to be performed by it pursuant to Section 2.27 of the Servicing Agreement including execution of certificates of title or any other documents in the name and stead of the Servicer. Pursuant to the terms of the Servicing Agreement, at any time a Person other than COAF becomes the Servicer, COAF shall grant to such successor Servicer, promptly after its appointment as such, a power of attorney as described in the preceding sentence.

     Section 3.02  Negative Covenants. The Issuer will not:

     (a) sell, transfer, exchange or otherwise dispose of any portion of its interest in the Trust Property except as expressly permitted by this Indenture;

     (b) claim any credit on, or make any deduction from, the principal of or interest on any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Property;

     (c) merge or consolidate in whole or in part, except (i) as permitted in paragraph (ii) of Section 3.10(b) or (ii) with the prior written consent of the
Note Insurer and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and prior written confirmation from the Rating Agencies that the ratings on the Class A Notes will not be reduced or withdrawn;

     (d) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

     (e) permit any lien (other than the Lien) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof;

                                       60                       2003-A Indenture

     (f) permit the lien of this Indenture not to constitute a valid first priority, perfected security interest in the Trust Property;

     (g) incur, assume or guarantee any indebtedness of any Person secured by any Receivables pledged under this Indenture, except (i) for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and (ii) as permitted herein; or

     (h) amend or otherwise modify the Contribution Agreement or the Servicing Agreement unless (i) such amendment is consented to in writing by the Note Insurer, the Indenture Trustee and, if such amendment materially adversely affects the Swap Counterparty, the Swap Counterparty, and (ii) as a result of the amendment, there is no adverse effect on the ratings of any Class A Note or any Class B Note, if applicable, by any of the Rating Agencies.

     Section 3.03  Money for Note Payments.

     (a) All payments with respect to any Notes which are to be made pursuant to Section 5.05 hereof shall be punctually made on behalf of the Issuer by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from an Account for payments with respect to the Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 and Article V hereof.

     (b) When there shall be a Paying Agent that is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish, no later than the first Business Day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Noteholders and of the number of individual Notes held by each such Noteholder.

     (c) Whenever there shall be a Paying Agent other than the Indenture Trustee, the Issuer will, on or before the Business Day next preceding each Payment Date, direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to distribute the amounts then becoming payable (to the extent funds are then available for such purpose in the Revenue Fund and the Reserve Fund), such sums to be held in trust for the benefit of the Persons entitled thereto pursuant to this Indenture. Any moneys deposited with a Paying Agent in excess of an amount sufficient to distribute the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article V hereof.

     (d) The initial Paying Agent with respect to the Notes shall be the Indenture Trustee and the Initial Paying Agent with respect to the Residual Interest shall be the Owner Trustee. Any additional or successor Paying Agent shall be appointed by Issuer Order with the prior written consent of the Note Insurer and with written notice to the Administrator. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities.

     (e) The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall

                                       61                       2003-A Indenture
agree with the Indenture Trustee, and if the Indenture Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 3.03, that such Paying Agent will:

          (i) allocate all sums received for payment to the Holders for which it is acting as Paying Agent on each Payment Date among such Holders in the proportion specified in the applicable servicer's report in the form of Exhibit A to the Servicing Agreement to the extent permitted by applicable law;

          (ii) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be distributed to such Persons or otherwise disposed of as herein provided and distribute such sums to such Persons as herein provided;

          (iii) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for payment with respect to the Notes if at any time it ceases to meet the standards set forth in clause (d) above required to be met by a Paying Agent at the time of its appointment;

          (iv) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee and the Note Insurer notice of any Default, Event of Default or Event of Servicing Default coming to its attention in the making of any payments required to be made with respect to the Notes for which it is acting as Paying Agent;

          (v) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such Event of Default or Event of Servicing Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

          (vi) comply with all requirements of the Code and all regulations thereunder, with respect to the withholding from any payment made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Paying Agent shall have first provided the calculations pertaining thereto to the Indenture Trustee.

     (f) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     (g) Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount distributable but unclaimed with respect to any Note shall be held in a non-interest bearing trust account, and if the same remains unclaimed for two years after such amount has become due to the Noteholder, it shall be discharged from such trust and paid to the

                                       62                       2003-A Indenture

Issuer without any further action by any Person; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for prepayment or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent, at the last address of record for each such Noteholder).

     Section 3.04 Restriction of Issuer Activities. Until the date that is one year and one day after the payment by the Issuer in full of all payments on the Notes and any amount owed to the Note Insurer, the Issuer will not on or after the date of execution of this Indenture (i) engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of, owning and Granting the Trust Property to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty, and, subject to the provisions hereof, the Note Insurer, as contemplated hereby, in the Trust Agreement, the Contribution Agreement and the Servicing Agreement (which business and investment activities will not be contrary to the Issuer's status as a "Qualifying SPE" under FAS 140 or any successor accounting standard thereto), (ii) incur any indebtedness secured in any manner by, or having any claim against, the Trust Property or the Issuer, except the Residual Interest or indebtedness arising under the Servicing Agreement, the Insurance Agreement, the Interest Rate Swap Agreement or the Indenture Trustee fee letter, or (iii) incur any other indebtedness except as permitted in the Transaction Documents, without giving notice thereof in writing, not less than thirty (30) nor more than ninety
(90) days prior to the date on which such action is to take place, to the Indenture Trustee and the Rating Agencies by delivery of an Officer's Certificate and obtaining the prior written consent thereto of the Note Insurer and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full). Any attempt to take such actions without obtaining the consent of the
Note Insurer shall be void ab initio.

     Section 3.05  Protection of Trust Property.

     (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments (all as presented to it in final execution form), and will take such other action as may be necessary or advisable to:

          (i)    grant more effectively all or any portion of the Trust
     Property,

          (ii) maintain, preserve or enforce the terms and provisions of this Indenture or carry out more effectively the purposes hereof,

          (iii) perfect, publish notice of, or protect the validity of, any Grant made or to be made by this Indenture,

          (iv)   enforce any of the Receivables, or

                                       63                       2003-A Indenture

          (v) preserve and defend title to any Receivable or other instrument included in the Trust Property and the rights of the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and of the Noteholders or the Note Insurer in such Receivable or other instrument against the claims of all persons and parties.

     The Issuer shall deliver or cause to be delivered to the Indenture Trustee and the Note Insurer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Issuer shall cooperate fully with the Indenture Trustee and the Note Insurer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 3.05.

     (b) The Issuer hereby irrevocably appoints the Indenture Trustee as its agent and attorney-in-fact (such appointment being coupled with an interest) to authorize, upon the Issuer's failure to do so, any financing statement, continuation statement or other instrument, document, certificate or agreement required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create any duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants; and provided further, however, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 3.05 shall arise only if the Indenture Trustee has actual knowledge of any default by the Issuer in complying with the provisions of Section 3.05(a) and the Indenture Trustee shall have previously received a file stamped copy of the related original document or financing statement. The Issuer shall cooperate with the Indenture Trustee and provide to the Indenture Trustee any information, documents or instruments with respect to such financing statement, continuation statement or other instrument that the Indenture Trustee may reasonably require. For purposes of this Section 3.05(b), the Indenture Trustee will not be deemed to have actual knowledge of any such default if the Indenture Trustee has not, but should have, received an Opinion of Counsel pursuant to Section 3.06 addressing the facts surrounding such default.

     (c) Except as necessary or advisable in connection with the fulfillment by the Indenture Trustee of its duties and obligations described herein or in the Servicing Agreement, the Indenture Trustee shall not remove any portion of the Trust Property that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(b), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     (d) Within thirty (30) days after the Transferor, the Seller or the Issuer makes any change in its or their name, identity, jurisdiction of organization or structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of the UCC as in effect in Texas, Delaware or Virginia or wherever else necessary or appropriate under applicable law, or otherwise impair the perfection of the security interest referred to in Article II hereof, the Issuer shall give or cause to

                                       64                       2003-A Indenture
be given to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's security interest in the Receivables and the proceeds thereof.

     Section 3.06 Opinions as to Trust Property. (a) If the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(b) specifies any future action that the Issuer must take to maintain the lien and security interest hereof, no later than the time so specified in such Opinion (or any subsequent Opinion of Counsel delivered pursuant to this Section 3.06), and in any event within three months prior to the fifth anniversary of the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture with respect to the Trust Property and reciting the details of such action. The Issuer shall also provide the Indenture Trustee and the Note Insurer with a file stamped copy of any document or instrument filed as described in such Opinion of Counsel contemporaneously with the delivery of such Opinion of Counsel. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture with respect to the Trust Property. If the Opinion of Counsel delivered to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer hereunder specifies future action to be taken by the Issuer, the Issuer shall furnish a further Opinion of Counsel no later than the time so specified in such former Opinion to the effect required hereby.

     (b) On or before April 15 in each calendar year, beginning April 15, 2004, the Issuer shall furnish to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien and security interest created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien and security interest of this Indenture until April 15 in the following calendar year.

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

     Section 3.07 Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer, within 120 days after the end of each fiscal year of the Issuer (commencing 120 days after the calendar year ended December 31, 2003, and otherwise in compliance with the requirements of TIA
Section 314(a)(4)) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

     (a) a review of the activities of the Issuer during such year and of the Issuer's performance under this Indenture has been made under such Authorized Officer's supervision;

     (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof; and

     (c) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default hereunder or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof and remedies therefore being pursued.

     Section 3.08 Limitations on Liens. Except for the Lien (as defined herein), neither the Issuer nor the Indenture Trustee will create, incur or suffer, or permit to be created or incurred or to exist, any lien on any of the Trust Property.

     Section 3.09 Recording. The Issuer will, upon the Closing Date and thereafter from time to time, cause financing statements and such other instruments as may be required with respect thereto, including without limitation, the Financing Statements (collectively called the "Recordable Documents") to be filed, registered and recorded as may be required by present or future law (with file stamped copies thereof delivered to the Indenture Trustee), publish notice thereof and create, perfect and protect the lien hereof upon the Receivables and the other items of the Trust Property, and publish notice of and protect the validity of this Indenture. The Issuer will, from time to time, perform or cause to be performed any other act as required by law and will execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents with file stamped copies thereof delivered to the Indenture Trustee) that are necessary for such creation, perfection, publication and protection. The Issuer shall pay, or shall cause to be paid, all filing, registration and recording taxes and fees incident thereto, and all expenses, taxes and other governmental charges incident to or in connection with the preparation, execution, delivery or acknowledgment of the recordable documents, any instruments of further assurance, and the Notes.

     Section 3.10 Agreements Not to Institute Bankruptcy Proceedings; Additional Covenants.

     (a) The Issuer shall not voluntarily institute any proceedings to adjudicate the Issuer as bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings

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

against the Issuer, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Issuer.

     (b)  So long as any of the Notes are Outstanding, any amount is owed to the
Note Insurer or any amount is owed to the Swap Counterparty:

          (i) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware.

          (ii) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (A) the entity (if other than the Issuer) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety, shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia as a special purpose bankruptcy remote entity, and shall expressly assume in form satisfactory to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Rating Agencies, the Indenture Trustee and, if a Note Insurer Default has occurred and is continuing, the Noteholders constituting Noteholder Approval the obligation to make due and punctual payments of principal of and interest on the Notes then Outstanding and the performance of every covenant on the part of the Issuer to be performed or observed pursuant to the Indenture, (B) immediately after giving effect to such transaction, no Event of Default under this Indenture shall have occurred and be continuing, (C) the Issuer shall have delivered to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Rating Agencies and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Indenture,
     (d) the Issuer shall have obtained prior written confirmation from the Rating Agencies that the ratings on the Class A Notes will not be reduced or withdrawn, (E) the Note Insurer and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) shall have given its prior written consent, and (F) the entity formed or surviving such consolidation or merger (which may be the Issuer), or that acquires the properties and assets of the Issuer substantially as an entirety, shall be a "Qualifying SPE" under FAS 140 or any successor accounting standard thereto; provided, however, that in no event shall the Issuer consolidate or merge with or into any other entity unless FAS 140 or any successor accounting standard thereto specifically permits a "Qualifying SPE" to have the power to consolidate or merge with or into another entity.

          (iii) The funds and other assets of the Issuer shall not be commingled with those of any other Person (other than the temporary commingling of payments on the Receivables by the Servicer).

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

          (iv) The Issuer shall not be, become or hold itself out as being liable for the debts of any other Person.

          (v) The Issuer shall not form, or cause to be formed, any subsidiaries.

          (vi) The Issuer shall act solely in its own name and through the duly authorized officers or agents of the Owner Trustee and Administrator in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Issuer shall not have any employees.

          (vii) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Trust Agreement.

          (viii) All actions of the Issuer shall be taken by the Owner Trustee or the Administrator.

          (ix) The Issuer shall not amend, alter, change or repeal any provision contained in this Section 3.10(b) without (A) the prior written consent of the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Indenture Trustee and (B) prior written confirmation from the Rating Agencies (a copy of which shall be provided to the Indenture Trustee and the Note Insurer) that such amendment, alteration, change or repeal will have no adverse effect on the ratings assigned to the Notes. Notwithstanding the foregoing, the provisions in this Section 3.10(b) shall not be amended, changed, altered or repeated so as to permit the Issuer to change the permitted activities of the Issuer set forth in Section 2.3 of the Trust Agreement in a manner that would cause the Issuer to cease to qualify as a "Qualifying SPE" under FAS 140 or any successor accounting standard thereto.

          (x) The Seller shall not amend its Limited Liability Company Agreement and at all times shall have at least two Independent Directors.

                 If an Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Board of Directors shall be taken until a successor Independent Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of an Independent Director, or a vacancy for any other reason, a successor Independent Director shall be appointed by the remaining directors. The Independent Directors, in voting on matters subject to the approval of the Board of Directors, shall at all times take into account the interests of creditors of the Seller and the Issuer. No Independent Director may be removed unless his or her successor is appointed.

          (xi) The Issuer shall not dissolve or liquidate, in whole or in part, except with the prior written consent of the Note Insurer and with prior written confirmation from the

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

     Rating Agencies that such dissolution or liquidation will have no adverse effect on the ratings assigned to the Notes.

          (xii) The Issuer maintains and will maintain separate records and books of account from all other Persons and the formalities of the form of its organization.

          (xiii) The annual financial statements of the Transferor and the annual financial statements of the Seller will disclose the effects of these transactions in accordance with generally accepted accounting principles. Any consolidated financial statements which consolidate the assets and earnings of the Transferor with those of the Seller will contain a footnote stating that the assets of the Seller will not be available to creditors or any stockholder of the Transferor. The financial statements of the Seller will disclose that the assets of the Seller are not available to pay creditors of the Transferor.

          (xiv) Other than certain Costs of Issuance, certain other costs and expenses related to the issuance of the Notes and amounts set forth in
     Section 7.07(a) and the payment of the fees and expenses of Wilmington Trust Company pursuant to a fee agreement between Wilmington Trust Company, in its individual capacity, and COAF, none of the Transferor, the Servicer or the Seller shall pay the Issuer's expenses, guarantee the Issuer's obligations or advance funds to the Issuer for payment of expenses.

          (xv) All business correspondences of the Issuer are and will be conducted in the Issuer's own name.

          (xvi) Neither the Transferor nor the Seller does act nor will act as agent of the Issuer and the Issuer does not and will not act as agent of the Transferor or the Seller.

     Section 3.11 Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Contribution Agreement, or of any failure on the part of the Seller or the Transferor to observe or perform in any material respect any covenant, representation or warranty of the Seller or the Transferor set forth in the Contribution Agreement or the Transfer and Assignment Agreement, respectively, shall promptly notify the Indenture Trustee, the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Noteholders, and the Transferor of such failure.

     Section 3.12 Representations and Warranties of the Issuer. The Issuer hereby represents, warrants and covenants to the Indenture Trustee, the Noteholders, the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Rating Agencies that as of the Closing Date and each Funding Date:

     (a) The Issuer is a Delaware statutory trust validly existing and in good standing under the laws of its state of organization and has full power and authority to own its assets and operate as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or affect the enforceability or collectibility of the Receivables or any other part of the Trust Property. The Issuer has obtained all necessary

                                       69                       2003-A Indenture
qualifications, licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Issuer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Trust Property.

     (b) The execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Issuer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any indenture or agreement or instrument to which the Issuer is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Issuer's ability to perform its obligations under, the Transaction Documents).

     (c) No approval or authorization by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Issuer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would materially and adversely affect the ability of the Issuer to perform its obligations under the Transaction Documents.

     (d) Each Transaction Document to which the Issuer is a party constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

     (e) There are no actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened against the Issuer before or by any governmental authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that would materially and adversely effect the performance by the Issuer of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relating to the Issuer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

     (f) The consideration received by the Seller for the Receivables is or will be paid in full to the Seller immediately upon their transfer, and no provision exists whereby the consideration will be modified after the date of transfer. The consideration paid or to be paid for the Receivables is equivalent to the fair market value of the Receivables transferred to the Issuer.

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

     (g) The Issuer has not incurred debt or engaged in activities not related to the transactions contemplated hereunder except as permitted by the Trust Agreement or Section 3.04 hereof.

     (h) The Issuer is not insolvent and did not become insolvent as a result of the Grant pursuant to this Indenture; the Issuer is not engaged and is not about to engage in any business or transaction for which any property remaining with the Issuer is unreasonably small capital or for which the remaining assets of the Issuer are unreasonably small in relation to the business of the Issuer or the transaction; the Issuer does not intend to incur, and does not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and the Issuer has not made a transfer or incurred an obligation and does not intend to make such a transfer or incur such an obligation with actual intent to hinder, delay or defraud any entity to which the Issuer was or became, on or after the date that such transfer was made or such obligation was incurred, indebted. The consideration received by the Issuer for the Trust Property is being paid in full to the Issuer immediately upon the Grant thereof to the Indenture Trustee, and no provision exists whereby the consideration will be modified after the date of transfer. The consideration paid for the Trust Property is equivalent to the fair market value thereof.

     (i) The absolute assignment of the Receivables and security interest in the Financed Vehicles by the Transferor to the Seller pursuant to the Transfer and Assignment Agreement, the transfer by the Seller to the Issuer pursuant to the Contribution Agreement or the Grant by the Issuer to the Indenture Trustee pursuant to this Indenture is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     (j) The Trust is not an "investment company" as such term is defined in the 1940 Act.

     (k) The principal place of business of the Issuer and the chief executive office of the Issuer are located at the address set forth in this Indenture and there are no other such locations.

     (l) Upon the delivery to the Custodian of the Receivables and the Perfection UCCs, the Indenture Trustee, for the benefit of the Noteholders, the
Note Insurer and the Swap Counterparty, shall have a first priority perfected security interest in the Receivables and in the proceeds thereof, limited with respect to proceeds to the extent set forth in the UCC as in effect in the applicable jurisdiction. Other than with respect to the Financed Vehicles, all filings (including, without limitation, UCC filings) and other actions as are necessary in any jurisdiction to perfect the ownership, security interest, or other interest of the Indenture Trustee in the related Trust Property, including delivery of the Receivables, the Custodian Files and the related Perfection UCCs to the applicable Custodian, and the payment of any fees, have been made.

     Section 3.13 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Rating Agencies, the
Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Noteholders that as of the Closing Date and each Funding Date:

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

     (a) The Indenture Trustee has been duly organized and is validly existing as a banking corporation under the laws of the State of New York;

     (b) The Indenture Trustee has full power and authority and legal right to execute, deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

     (c) This Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid, and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, liquidation, moratorium, fraudulent conveyance, or similar laws affecting creditors' or creditors of banks' rights and/or remedies generally or by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (d) The execution, delivery and performance of this Indenture by the Indenture Trustee will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency binding on the Indenture Trustee or such of its property which is material to it, which violation might have consequences that would materially and adversely affect the performance of its duties under this Indenture;

     (e) The execution, delivery and performance of this Indenture by the Indenture Trustee do not require any approval or consent of any Person, do not conflict with the Articles of Association and Bylaws of the Indenture Trustee, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement applicable to it or such of its property which is material to it; and

     (f) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Indenture Trustee's knowledge, threatened against or contemplated by the Indenture Trustee which would have a reasonable likelihood of having an adverse effect on the execution, delivery, performance or enforceability of this Indenture by or against the Indenture Trustee.

     Section 3.14 Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. Such office will initially be located at the Indenture Trustee's Corporate Trust Office.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 4.01  Servicing Agreement.

     (a) The Servicing Agreement, duly executed counterparts of which have been filed with the Indenture Trustee, sets forth the covenants and obligations of the Servicer with respect

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

to the Trust Property and other matters addressed in the Servicing Agreement, and reference is hereby made to the Servicing Agreement for a detailed statement of said covenants and obligations of the Servicer thereunder. The Issuer agrees that the Indenture Trustee, in its name or (to the extent required by law) in the name of the Issuer, may (but is not required to) enforce all rights of the Issuer and all obligations of the Servicer under and pursuant to the Servicing Agreement for and on behalf of the Noteholders, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer whether or not the Issuer is in default hereunder.

     (b) The Issuer shall, at its own expense, duly and punctually perform and observe each of its obligations to the Servicer under the Servicing Agreement in accordance with the terms thereof. In addition, promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of each of its obligations to the Issuer under or in connection with the Servicing Agreement, in accordance with the terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of each of its obligations under the Servicing Agreement.

     (c) The Issuer agrees to give the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Note Insurer, the Class A Noteholders, the Class B Noteholders and the Rating Agencies prompt written notice of each Default, Event of Default or Event of Servicing Default on the part of the Servicer of its obligations under the Servicing Agreement and any material adverse information regarding the Servicer's servicing activities of which the Issuer becomes aware. In the event of termination of the Servicer due to an Event of Servicing Default under the Servicing Agreement, a Successor Servicer which is an Eligible Servicer selected by the Note Insurer shall assume the duties and responsibilities of the Servicer under the procedures specified in the Servicing Agreement.

     (d) The Issuer shall not waive any default by the Servicer under the Servicing Agreement without the written consent of (x) the Note Insurer or, if a
Note Insurer Default has occurred and is continuing, the Class A Noteholders constituting Class A Noteholder Approval, or (y) the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), if the effect thereof would adversely affect the Swap Counterparty or (z) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, the Noteholders constituting Class B Noteholder Approval.

     (e) The Indenture Trustee does not assume any duty or obligation of the Issuer under the Servicing Agreement, and the rights given to the Indenture Trustee thereunder are subject to the provisions of Article VII hereof.

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                                   ARTICLE V
                   ACCOUNTS, COLLECTIONS, PAYMENTS OF INTEREST
                     AND PRINCIPAL, RELEASES, RESERVE FUND,
                          AND STATEMENTS TO NOTEHOLDERS

     Section 5.01 Accounts. The Indenture Trustee shall establish the Issuance Fund, the Revenue Fund, the Reserve Fund, the Pre-Funding Account and the Collection Account (collectively, the "Accounts") in the name of the Indenture Trustee for the benefit of the Noteholders, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer, as their interests may appear. The Collection Account shall be a segregated account established with the Collection Account Depository and the remaining foregoing Accounts and funds shall be segregated accounts established with the Corporate Trust Office of the Indenture Trustee. Each Account shall be an Eligible Account; provided that if an Account ceases to be an Eligible Account, all funds in such Account shall be deposited into an Eligible Account within 30 days of the date an Authorized Officer of the Indenture Trustee first has knowledge of, or receives written notice of, the fact that an Account is no longer an Eligible Account.

     Amounts held in the Accounts (other than the Collection Account) shall be invested by the Indenture Trustee, upon the written direction of the Administrator, in Eligible Investments; provided that amounts paid under the Note Policy shall not be invested. Each investment shall mature no later than the applicable Transfer Date, except that investments in funds or accounts under which JPMorgan Chase Bank or an Affiliate thereof is the investment adviser or the investment manager may be held until the date on which funds are intended to be used. The Indenture Trustee shall not be responsible for any losses incurred on any such investments unless the Indenture Trustee or an Affiliate thereof is the obligor under such investments. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investments prior to its stated maturity or the failure of the Administrator to provide written directions. Any written investment direction from the Administrator shall certify that any such investment is authorized by this
Section 5.01 and is an Eligible Investment. All amounts received as earnings on or income from any investments or reinvestments of funds in any Account shall be credited to such Account; provided, however, that on each Transfer Date, the Indenture Trustee shall transfer all amounts received as earnings on or income from any investments or reinvestments of funds in the Accounts to the Revenue Fund prior to making any of the transfers or payments referred to in Section 5.05(c) hereof.

     Section 5.02 Collections. Pursuant to the Servicing Agreement, the Issuer shall cause the Servicer to remit to the Collection Account established pursuant to Sections 5.01 and 5.04 hereof, and to no other account, as soon as practicable, but in no event later than the Collection Account Depository's close of business on the second Business Day following the date of receipt thereof by the Servicer, any payments received by the Servicer from or on behalf of Obligors including Actual Payments, Insurance Proceeds, Defaulted Receivable Recoveries, Repurchase Prices and all proceeds relating to the repossession or disposition of the Financed Vehicles.

     Section 5.03 Application of Collections. All amounts transferred to the Revenue Fund with respect to any Collection Period shall be allocated by the Indenture Trustee based solely upon the calculations and other written information provided to the Indenture Trustee by the

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Servicer as set forth in the relevant Monthly Servicer Report. The Indenture
Trustee shall have the right but not the obligation to determine, confirm or recalculate such information provided by the Servicer.

     Section 5.04  Collection Account.

     (a) JPMorgan Chase Bank is hereby appointed as the initial Collection Account Depository under this Indenture. Upon thirty (30) days' prior written notice to the Indenture Trustee, the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Servicer, the Issuer may, at any time and from time to time, appoint a successor Collection Account Depository for the Collection Account and, upon prior written notice to the Indenture Trustee and the Note Insurer certifying that the transfer complies with the provisions of this Section 5.04, transfer the Collection Account from a depository institution then serving as the Collection Account Depository to another Collection Account Depository. If at any time the institution then serving as the Collection Account Depository or the Collection Account ceases to qualify as an eligible Collection Account Depository or Eligible Account, respectively, then the Issuer shall give written direction to the Indenture Trustee to transfer the Collection Account to an Eligible Account at an eligible Collection Account Depository chosen by the Issuer and approved in writing by the Note Insurer. Upon any such transfer, such successor institution shall be deemed to be the Collection Account Depository with respect to the Collection Account so transferred.

     (b) The Issuer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Noteholders, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer and the Indenture Trustee shall maintain the Collection Account with the Collection Account Depository as an account into which all amounts (including late payments) remitted directly by Obligors and all amounts received by the Servicer from or on behalf of Obligors under the terms of the Receivables, and all amounts required to be deposited therein pursuant to Section 5.02, will be deposited in accordance with the provisions of Section 5.02. The Collection Account Depository shall be deemed to hold all funds on deposit for the account of the Indenture Trustee and the Servicer shall transmit monthly statements on all amounts received in the Collection Account to the Indenture Trustee upon request.

     (c) If the Indenture Trustee is not the Collection Account Depository, the Indenture Trustee shall provide written instruction to the Collection Account Depository (an "Acknowledgment Letter"), to the effect that (i) the Collection Account Depository shall transfer cleared funds from the Collection Account as instructed by the Indenture Trustee unless revised instructions are given by the Indenture Trustee and (ii) the Collection Account Depository shall follow any written instructions provided by the Indenture Trustee with respect to the Collection Account. Such Acknowledgment Letter shall be acknowledged in writing by the Collection Account Depository as of the date hereof. The Issuer shall obtain an Acknowledgment Letter from each successor Collection Account Depository on or prior to the effectiveness of the transfer of the Collection Account to such successor Collection Account Depository.

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     Section 5.05  Deposit of Funds in the Revenue Fund and Transfer of Funds
from the Revenue Fund and the Reserve Fund.

     (a) There shall be deposited into the Revenue Fund, from time to time, the amounts specified in this Article V. All amounts on deposit in the Collection Account representing collected funds at 11:00 a.m., New York, New York time, on each Business Day on which any of the Notes are Outstanding shall be transferred by the Collection Account Depository that day to the Indenture Trustee for deposit into the Revenue Fund upon receipt.

     (b) On each Swap Payment Date when a Net Swap Receipt is received by the Indenture Trustee on behalf of the Issuer, the Indenture Trustee shall deposit such Net Swap Receipt into the Revenue Fund on the same day as it is received. On each Payment Date, commencing with the Payment Date in July 2003, the Indenture Trustee shall, based on the information set forth in the Monthly Servicer Report, pay amounts on deposit in the Revenue Fund and, to the extent provided in Section 5.05(c) below, the Reserve Fund to the Persons, in the order of priority and in the amounts specified in Section 5.05(c).

     (c) (i) On each Transfer Date, except after the acceleration of the Notes after an Event of Default pursuant to Section 9.02(b), the Indenture Trustee shall, based on the information set forth in the related Monthly Servicer Report, allocate Monthly Available Funds and, as applicable, amounts on deposit in the Reserve Fund, in the following manner and order of priority and (ii) on the Payment Date, make the following deposits and distributions of Monthly Available Funds as of such Payment Date in the following order of priority:

          First, to pay the Indenture Trustee an amount equal to the Indenture Trustee Fee (including any prior unpaid Indenture Trustee Fees) and any reasonable expenses (including attorneys' fees and expenses) of the Indenture Trustee and to pay the Owner Trustee an amount equal to the Owner Trustee Fee (including any prior unpaid Owner Trustee Fees) and any reasonable expenses (including attorney's fees and expenses) of the Owner Trustee; provided, however, that unless (A) an Event of Default or an Event of Servicing Default has occurred and is continuing and (B) (x) the Note Insurer shall consent otherwise (such consent not to be unreasonably withheld or delayed during the continuation of an Event of Default or an Event of Servicing Default), or, if a Note Insurer Default has occurred and is continuing, Class A Noteholders constituting Class A Noteholder Approval shall consent otherwise (such consent not to be unreasonably withheld or delayed during the continuation of an Event of Default or an Event of Servicing Default), or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, Noteholders constituting Class B Noteholder Approval shall consent otherwise (such consent not to be unreasonably withheld or delayed during the continuation of an Event of Default or an Event of Servicing Default), aggregate expenses payable to the Indenture Trustee and the Owner Trustee pursuant to this clause First shall be limited to, in the aggregate, $150,000 per annum;

          Second, to pay the Servicer, an amount equal to the Servicing Fee (including any prior unpaid Servicing Fees) and expenses of the Servicer permitted under Section 2.12(b) of the Servicing Agreement (including any prior unpaid expenses) of the Servicer;

          Third, to pay the Swap Counterparty an amount equal to the Net Swap Payments;

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          Fourth, to pay to the Class A Noteholders, ratably, an amount which is equal to the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3-A
     Note Interest, Class A-3-B Note Interest, Class A-4-A Note Interest and Class A-4-B Note Interest, as applicable, to each such Class;

          Fifth, provided that no Note Insurer Default has occurred and is continuing, to pay to the Note Insurer, first an amount equal to the Premium (including any prior unpaid Premiums) and second an amount which is equal to the Reimbursement Obligations due to the Note Insurer, excluding Reimbursement Obligations relating to payments made under the Note Policy with respect to principal on the Class A Notes;

          Sixth, to pay sequentially (i) first, to the Class A-1 Noteholders, an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-1 Notes is reduced to zero, (ii) second, to the Class A-2 Noteholders an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-2 Notes is reduced to zero, (iii) third, to the Class A-3-A Noteholders and the Class A-3-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each Class of Class A-3 Notes), an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-3-A Notes and the Class A-3-B Notes, is reduced to zero, and (iv) fourth, to the Class A-4-A Noteholders and the Class A-4-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each Class of Class A-4 Notes), an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-4-A Notes and Class A-4-B Notes, is reduced to zero;

          Seventh, to pay the Note Insurer, an amount equal to all accrued and unpaid Premium and Reimbursement Obligations to the extent not paid pursuant to clause Fifth;

          Eighth, into the Reserve Fund, an amount equal to any deficiency between the amount then on deposit in the Reserve Fund (after giving effect to any withdrawals made or to be made from the Reserve Fund for payments on such Payment Date) and the Reserve Fund Requirement, calculated as of the close of business on the related Payment Date; provided, however, that if a Triggering Event has occurred and is continuing, funds which otherwise would be deposited into the Reserve Fund pursuant to this clause Eighth shall be paid, first, to the Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes is reduced to zero, second to the remaining Class A Noteholders (on a pro rata basis, based on the Aggregate Outstanding Principal Balance of each remaining Class of Class A Notes as a fraction of the Aggregate Outstanding Principal Balance of the remaining Class A Notes) until the Aggregate Outstanding Principal Balance of the remaining Class A Notes has been reduced to zero and, third, to the Class B Noteholders until the Aggregate Outstanding Principal Balance of the Class B Notes has been reduced to zero;

          Ninth, to the Class A Noteholders, sequentially, (i) first, to the Class A-1 Noteholders, (ii) second, to the Class A-2 Noteholders, (iii) third, to the Class A-3-A

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     Noteholders and the Class A-3-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each Class of Class A-3 Notes), and (iv) fourth, to the Class A-4-A Noteholders and the Class A-4-B Noteholders on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each Class of Class A-4 Notes), an amount necessary to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to 90.00% of the Aggregate Receivable Balance as of the end of the related Collection Period;

          Tenth, to the Class B Noteholders, an amount necessary to reduce the Aggregate Outstanding Principal Balance of the Class B Notes to zero;

          Eleventh, to pay ratably, to the Note Insurer, any reimbursement of payments made under the Swap Policy in respect of Swap Termination Payments and to the Swap Counterparty, any Swap Termination Payments payable to the Swap Counterparty;

          Twelfth, to pay (A) the Indenture Trustee, expenses of the Indenture Trustee permitted hereunder and not previously paid (including any prior unpaid expenses of the Indenture Trustee), to pay the Owner Trustee expenses of the Owner Trustee permitted under the Trust Agreement and not previously paid (including any prior unpaid expenses of the Owner Trustee) and (B) the Indenture Trustee, the Owner Trustee, the Servicer and other specified Persons, as the case may be, amounts payable to the Indenture Trustee and the Owner Trustee, if any, pursuant to the indemnification provisions hereof and in the Trust Agreement (including any prior unpaid indemnities of the Indenture Trustee and the Owner Trustee), to the applicable Persons, indemnities (including any prior unpaid indemnities by the Owner Trustee) and the Administrative Expenses, which amounts shall be calculated by the Servicer for inclusion in the Monthly Servicer Report;

          Thirteenth, to pay to the applicable Person, an amount equal to the Transition Costs (up to $35,000), if any, in connection with the transition of duties from the Servicer to a Successor Servicer;

          Fourteenth, to pay to the applicable Person (other than the Servicer), an amount equal to the Re-Liening Expenses, if any, to the extent not paid by the Servicer; and

          Fifteenth, any amounts remaining, to the Residual Interest Distribution Account.

          To the extent that Monthly Available Funds on any Payment Date are not sufficient to pay in full the amounts set forth in priorities First through Sixth of Section 5.05(c)(ii), the Indenture Trustee may withdraw the amount of such deficiency from the Reserve Fund and apply such withdrawn amount to pay in full the amounts set forth in such priorities. To the extent that there is any Reserve Fund Excess Amount on any Payment Date, the Indenture Trustee shall withdraw such Reserve Fund Excess Amount from the Reserve Fund on such Payment Date and include such amount in the Monthly Available Funds for distribution on such Payment Date pursuant to Section 5.05(c)(ii).

          On the first Payment Date following the termination of the Funding Period, the Indenture Trustee shall, based on the information set forth in the related Monthly Servicer Report, (I) withdraw any remaining funds on deposit in the Pre-Funding Account (other

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     than investment earnings or income) and (i) pay an amount equal to (A) the
     Class B Initial Note Percentage multiplied by (B) the amount of such funds to the Class B Noteholders, (ii) if the aggregate amount of such funds exceeds $100,000, pay an amount equal to (A) the Class A Initial Note Percentage multiplied by (B) the amount of such funds to the Class A Noteholders on a pro rata basis (based on the Original Principal Balance of each Class of Class A Notes as a fraction of the Original Principal Balance of the Class A Notes) (provided that if the pro rata portion of such amount payable to any Class of Class A Notes exceeds the Aggregate Outstanding Principal Balance of such Class, such excess shall be distributed to each other Class of Class A Notes on a pro rata basis), and (iii) if the aggregate amount of such funds is less than or equal to $100,000, pay an amount equal to (A) the Class A Initial Note Percentage multiplied by (B) the amount of such funds to the Class A Noteholders in sequential order of priority beginning with the Class A-1 Notes until the Aggregate Outstanding Principal Balance of each Class is reduced to zero, and (II) withdraw any remaining funds on deposit in the Reserve Fund which were deposited therein on the Closing Date to cover negative arbitrage with respect to the funds deposited in the Pre-Funding Account on the Closing Date (after making all withdrawals from the Reserve Fund on such Payment Date) and pay such funds directly to the Transferor on such Payment Date.

     Section 5.06 Issuance Fund. On the Closing Date there shall be deposited into the Issuance Fund an amount equal to (a) the gross proceeds from the sale of the Class A Notes and Class B Notes plus (b) the Costs of Issuance of the offering of the Notes and the Initial Reserve Fund Deposit to be supplied by the Seller. The amounts on deposit in the Issuance Fund shall be paid or transferred on the Closing Date (i) to the Reserve Fund, an amount equal to the Initial Reserve Fund Deposit, (ii) to the Pre-Funding Account, the amount of $241,898,324.88, (iii) to the Persons and in the amounts set forth in an Officers' Certificate of the Issuer stating the Costs of Issuance of the Notes, and (iv) at the direction of the Issuer, to the lienholders, the amounts required to pay off existing lienholders with respect to the Receivables Granted to the Indenture Trustee on the Closing Date pursuant to the terms hereof. Subsequent to the disbursement of all funds initially deposited into the Issuance Fund, the Issuance Fund shall be terminated and closed. Any amounts estimated for disbursement as Costs of Issuance hereunder and not so disbursed shall, at the written direction of the Seller, be disbursed by the Indenture Trustee to the Seller.

     Section 5.07 Account Property. With respect to the Account Property, the Issuer and the Indenture Trustee agree that:

     (a) Any Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee so as to continuously establish control (as defined in Section 8-106 of the UCC) thereof by the Indenture Trustee.

     (b) Any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee,

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pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph so as to continuously establish control (as defined in Section 8-106 of the UCC) thereof by the Indenture Trustee.

     (c) Any Account Property which is an investment property (as defined in Section 9-102 of the UCC) and that is not governed by clause (a) or (b) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security so as to continuously establish control (as defined in Section 8-106 of the UCC) thereof by the Indenture Trustee.

     Section 5.08  Pre-Funding Account.

     (a) The Indenture Trustee shall credit to the Pre-Funding Account, pursuant to an Officer's Certificate, an amount equal to $241,898,324.88 transferred thereto from the Issuance Fund representing a portion of the proceeds from the sale of the Class A Notes and the Class B Notes.

     (b) The Indenture Trustee shall, upon receipt of written direction from the Issuer, withdraw funds on deposit in the Pre-Funding Account (other than earnings on Eligible Investments on deposit in the Pre-Funding Account) on a Funding Date and remit such amount to the Transferor (on behalf of the Seller) for the acquisition, transfer and Grant of the Subsequent Receivables. In addition, the Indenture Trustee, on behalf of the Seller, shall deposit into the Reserve Fund an amount equal to the Subsequent Reserve Fund Deposit for such Funding Date. The amount of funds withdrawn from the Pre-Funding Account for such acquisition of Subsequent Receivables will be equal to of the Receivables Purchase Price of the Subsequent Receivables, as of the applicable Cutoff Date; provided that Subsequent Receivables may not be purchased through the Pre-Funding Account unless the addition of such Subsequent Receivables to the Receivables Pool meets the requirements set forth in Section 2.16(b) hereof. Except as expressly set forth herein and in the Servicing Agreement, the Indenture Trustee shall have no duty to verify that the Subsequent Receivables meet the requirements set forth in Section 2.16 hereof.

     (c) To the extent that any funds remain in the Pre-Funding Account after termination of the Funding Period, such funds will be paid on the first Payment Date occurring after termination of the Funding Period in accordance with
Section 5.05(c).

     Section 5.09 Note Payments. The Indenture Trustee shall pay to each Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Indenture Trustee appropriate written instructions three
(3) Business Days prior to the Record Date and such Noteholder's Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or (ii) if not, by check mailed to such Noteholder at the address of such Noteholder appearing in the Note Register, the amounts to be paid to such Noteholder pursuant to such Noteholder's Notes; provided that so long as the Class A Notes or the Class B

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Notes are registered in the name of the Securities Depository such respective payments shall be made to the nominee thereof in immediately available funds. All payments to the Note Insurer shall be made by wire transfer.

     Section 5.10 Use of Moneys in the Reserve Fund. Pursuant to the uses and purposes set forth in Section 5.05(c) hereof, the Indenture Trustee shall use funds in the Reserve Fund for the uses and purposes and in the priority set forth in Section 5.05(c) hereof.

     Section 5.11  Statements to Noteholders; Tax Returns. Within forty-five
(45) days after the end of each calendar year, the Issuer shall cause the Indenture Trustee to furnish to each Person who at any time during such calendar year was a Noteholder of record and received any payment thereon (a) a report as to the aggregate of amounts paid during such calendar year to each such Noteholder allocable to principal and allocable to interest for such calendar year or applicable portion thereof during which such Person was a Noteholder and
(b) such information required by the Code and regulations thereunder, to enable such Noteholders to prepare their federal and state income tax returns. Within thirty (30) days after the end of each calendar year, the Indenture Trustee shall furnish to the Seller a statement containing such of the information provided pursuant to this Section 5.11 as relates to payments to the Seller, aggregated for such calendar year. The obligation of the Indenture Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that information shall be provided by the Indenture Trustee, in the form of Form 1099 or other comparable form, pursuant to any requirements of the Code.

     The Issuer shall cause the Servicer to cause a firm of Independent Public Accountants to prepare any tax returns required to be filed by the Issuer.

     Section 5.12 Reports by the Indenture Trustee. The Indenture Trustee shall deliver to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) the Seller and the Servicer, within ten (10) Business Days after the end of each Collection Period, a written report setting forth the amount of the Reserve Fund and the identity of the investments included therein. Without limiting the generality of the foregoing, the Indenture Trustee shall, upon the written request of the Seller or the Note Insurer, promptly transmit to the Seller or the Note Insurer, as the case may be, copies of all accountings of, and information with respect to, the Reserve Fund, investments thereof, and payments thereto and therefrom.

     Section 5.13 Final Balance. Upon payment of all principal and interest with regard to the Notes, payment of all Premiums, reimbursement of all Swap Termination Payments paid under the Swap Policy and Reimbursement Obligations to the Note Insurer, termination of the Interest Rate Swap Agreement and payment of all amounts payable to the Swap Counterparty and payment of all reasonable fees, charges and other expenses, such as fees and expenses of the Indenture Trustee, all moneys remaining in all Accounts, except moneys necessary to make payments equal to such amounts and payments of principal and interest with respect to the Notes and payments with respect to the Interest Rate Swap Agreement, which moneys shall be held and disbursed by the Indenture Trustee pursuant to this
Article V, shall be remitted to the Seller.

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     Section 5.14  Officer's Certificates.

     (a) The Seller will deliver or cause to be delivered or otherwise make available through electronic media to the Rating Agencies, the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Class B Noteholders and the Indenture Trustee:

          (i)    as soon as available, but in no event later than forty-five
     (45) days after the end of each fiscal quarter of Capital One Financial Corporation ("COFC") (commencing with the quarter ending December 31,
     2003), (A) an unaudited balance sheet and income statement (prepared in accordance with generally accepted accounting principles applied on a consistent basis, other than the absence of explanatory footnotes, and subject to year end adjustments) for COFC and its consolidated subsidiaries covering the preceding quarter, in each case certified by an Authorized Officer of each of such Person to be true, accurate and complete copies of such financial statements and (B) an Officer's Certificate of each of the Servicer and Seller certifying as to the existence or nonexistence of an Event of Default; and

          (ii) on or before 120 days after the end of each fiscal year of COFC (commencing with the fiscal year ending December 31, 2003) (A) a copy of the audited annual financial statement of COFC included in the report filed on Form 10K with the Securities Exchange Commission and (B) an Officer's Certificate of each of the Servicer and Seller certifying as to the existence or nonexistence of an Event of Default;

          (iii) as soon as practicable and in any event within five (5) days after such filing, any financial reports filed by the Servicer with the Securities and Exchange Commission; and

          (iv)   prompt notice of any change in the Servicer's fiscal year.

     (b) Except to the extent specifically provided in this Indenture, the Indenture Trustee shall have no responsibility to review or any liability whatsoever for the review of and/or reporting to the Noteholders, the Note Insurer or otherwise of the results of any financial statements received by the Indenture Trustee under this Section 5.14.

     (c) The compliance of the Servicer with its obligations under the Transaction Documents will be subject to review by independent certified public accountants pursuant to Section 2.11 of the Servicing Agreement.

     Section 5.15  The Note Guaranty Insurance Policy.

     (a) No later than three (3) Business Days prior to each Payment Date, the Indenture Trustee shall determine whether a Policy Claim Amount (as defined in the Note Policy) exists. If the Indenture Trustee determines that a Policy Claim Amount exists, the Indenture Trustee shall complete a notice in the form of Exhibit A or Exhibit B, as applicable, to the Note Policy (the "Notice") and submit the Notice to the Note Insurer or its agent no later than 12:00 noon, New York City time, on the second Business Day preceding such Payment Date, as a claim of an Insured Payment (as defined in the Note Policy) in an amount equal to such Policy Claim

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Amount. The Indenture Trustee shall, as necessary, make a claim on the Note
Policy in respect of Preference Amounts (as defined in the Note Policy) in accordance with the terms of the Note Policy.

     (b) The Indenture Trustee shall establish and maintain an Eligible Account for the benefit of the Class A Noteholders for the exclusive use as an account into which to deposit any proceeds of the Note Policy (the "Insurance Account"). Upon receipt of an Insured Payment from the Insurer, the Indenture Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Payment Date, the Indenture Trustee shall (i) transfer any Policy Claim Amount then on deposit in the Insurance Account to the Revenue Fund and (ii) return any money in the Insurance Account which does not constitute an Insured Payment (as defined in the Note Policy) to the Note Insurer. The Indenture Trustee shall distribute on each Payment Date, to the Class A Noteholders, the Policy Claim Amount for such Payment Date from the Revenue Fund in accordance with the priorities set forth in Sections 5.05(c) hereof.

     (c) The Indenture Trustee shall (i) receive as attorney-in-fact of each Class A Noteholder any Insured Payment from the Note Insurer and (ii) distribute such Insured Payment as set forth in subsection (b) above. Insured Payments disbursed by the Indenture Trustee from the proceeds of the Note Policy shall not be considered payment by the Issuer with respect to the Class A Notes, nor shall such disbursement of such Insured Payments discharge the obligations of the Issuer with respect to the amounts thereof, and the Insurer shall become the owner of such amounts as the deemed assignee and subrogee of such Class A Noteholder. The Indenture Trustee hereby agrees on behalf of each Class A Noteholder (and each Class A Noteholder, by its acceptance of its Class A Notes, hereby agrees) for the benefit of the Note Insurer that the Indenture Trustee shall recognize that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be entitled to receive the reimbursements in accordance with the priority set forth in Section 5.05(c) hereof.

     Section 5.16 Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 7.07, the Indenture Trustee shall, when required by the provisions of this Indenture, execute instruments to release property from the Lien of this Indenture or any other Transaction Document, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or such other document. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article V shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, the Interest Rate Swap Agreement has been terminated and all amounts payable to the Swap Counterparty and the Note Insurer have been paid in full, and all sums due the Indenture Trustee pursuant to Section 7.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes and the Interest Rate Swap Agreement from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 5.16(b) only upon receipt of an Issuer Request accompanied by an Officer's

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Certificate, an Opinion of Counsel and (if required by the TIA) Independent
Certificates in accordance with TIA Sections 314(c) and (314(d)(1)) meeting the applicable requirements of Section 14.01.

     Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Book-Entry Note, acknowledges that from time to time the Indenture Trustee shall release the Lien of this Indenture with respect to Repurchased Receivables and related Trust Property pursuant to
Section 2.15 or the liquidation of the Trust Estate following an Event of Default pursuant to Section 9.04.

     Section 5.17 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 5.16(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes and the Interest Rate Swap Agreement (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) or the rights of the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Note Insurer or Noteholders in contravention of the provisions of this Indenture; provided that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE VI
                               REDEMPTION OF NOTES

     Section 6.01 Privilege of Redemption and Redemption Price. The Class A Notes and the Class B Notes are subject to redemption prior to the respective Final Scheduled Payment Date at such times, at such redemption prices and upon such terms as are specified in this Indenture.

     Section 6.02 Optional Redemption. The Class A Notes and the Class B Notes are subject to redemption, in whole, prior to the respective Final Scheduled Payment Dates, at the option of the Issuer, acting at the direction of the Administrator, as long as COAF or an affiliate of COAF is the Administrator, on any Payment Date on which the Aggregate Receivables Balance at the end of the related Collection Period shall be less than or equal to 10% of the initial Aggregate Receivables Balance on the Closing Date plus the initial amount deposited into Pre-Funding Account on the Closing Date, upon (i) delivery to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer, not less than twenty (20) days prior to the date fixed for redemption, of an Officer's Certificate from the Issuer stating the Issuer's election to redeem the Class A Notes and the Class B Notes,
(ii) the deposit by the Issuer into the Revenue Fund, to the extent of any shortfall therein, or the direction by the Issuer

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

to the Indenture Trustee to transfer funds from the Reserve Fund for deposit into the Revenue Fund, an amount equal to the sum of (A) the Class A Note Interest due on such Payment Date, (B) the Aggregate Outstanding Principal Balance of the Class A Notes, (C) all Premiums, fees, expenses, Reimbursement Obligations and any other amount due to the Note Insurer, (D) the Aggregate Outstanding Principal Balance of the Class B Notes, (E) to the Swap Counterparty, any other fees, expenses and other amounts payable upon optional redemption, including reimbursement of all Swap Termination Payments paid under the Swap Policy and including all Swap Termination Payments under any previously terminated Interest Rate Swap Agreement, as certified to the Issuer and the Note Insurer by the Servicer and (F) to the Indenture Trustee and the Servicer any fees, expenses and other amounts payable upon optional redemption and (iii) payment of the amounts and to the Persons specified in clause (ii). No optional redemption shall be permitted without the prior written consent of the Note Insurer if it would result in a draw on the Note Policy. Upon receipt of such amounts the Indenture Trustee shall (x) make the final payment in full to the Class A Noteholders and the Class B Noteholders as described herein and in the order of priority set forth above, (y) pay to the appropriate parties all Premiums, Swap Termination Payments, fees and expenses, reimbursement of all Swap Termination Payments paid under the Swap Policy and Reimbursement Obligations then due and (z) only if the Aggregate Outstanding Principal Balance of the Class A Notes and the Aggregate Outstanding Principal Balance of the Class B Notes have been reduced to zero, all interest accrued on the Class A Notes has been paid in full and all such Premiums, fees and expenses, reimbursement of all Swap Termination Payments paid under the Swap Policy and Reimbursement Obligations then due have been paid in full and all Interest Rate Swap Agreement has been terminated and all amounts payable to the Swap Counterparty, including, without limitation, all Swap Termination Payments under any previously terminated Interest Rate Swap Agreement, have been paid in full, release any remaining assets in the Trust Property to the Residual Interestholder.

     Section 6.03 Notice of Redemption. Whenever by the terms of Section 6.02 of this Indenture the Indenture Trustee is required to redeem Notes, and subject to and in accordance with the terms of this Article VI, the Indenture Trustee shall give notice of the redemption in the manner prescribed by this Section 6.03; provided, however, that no such notice of redemption shall be given until the Indenture Trustee holds, in any fund or account pursuant to this Indenture, all amounts necessary to pay, on the Redemption Date, the principal of, premium, if any, and interest accrued and unpaid on the Class A Notes so called for redemption and such other amounts required by Section 6.02.

     Any required notice of the call for any redemption of the Notes, shall specify the Redemption Date, the redemption amount, the place or places where amounts due upon such redemption will be payable and other terms of such redemption, shall be given by the Indenture Trustee by mailing a copy of the redemption notice by first-class mail (postage prepaid) not less than ten (10) days and not more than thirty (30) days prior to the date fixed for redemption to the registered owner of each Note to be redeemed in whole at the address shown on the Note Register maintained by the Note Registrar with copies to the
Note Insurer, the Issuer, the Seller and the Rating Agencies. Failure to give or receive such notice by mailing to any Noteholder, or any defect therein, shall not affect the validity of any proceedings for the redemption of other Notes.

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

     Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the registered owner of such Notes receives the notice.

     Section 6.04 Redemption Payments. Prior to the date fixed for redemption, any additional funds required to pay Class A Note Interest, Swap Termination Payments and to reduce the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes to zero and to pay all amounts payable to the Swap Counterparty upon such redemption shall be deposited in the Revenue Fund with the Indenture Trustee to pay, and the Indenture Trustee is hereby authorized and directed to apply such funds to the redemption of, the Class A Notes and the Class B Notes called, together with accrued payments of interest on the Class A Notes to the Payment Date. Upon the deposit of funds in full for redemption and payment thereof pursuant to Section 5.09, payments of interest on the Class A Notes or portions thereof thus called shall no longer accrue from and after the date fixed for redemption.

     Section 6.05 Cancellation of Notes; Surrender of Note Policy. All Notes which have been redeemed, paid, retired or received by the Indenture Trustee for exchange shall not be reissued but shall be canceled and destroyed in accordance with its customary procedures. The Indenture Trustee shall surrender the Note Policy to the Note Insurer upon the expiration of the Note Policy in accordance with its terms.

                                  ARTICLE VII
                              THE INDENTURE TRUSTEE

     Section 7.01  Duties of the Indenture Trustee.

     (a) If the Indenture Trustee has received notice pursuant to Section 7.02 or a Responsible Officer shall otherwise have actual knowledge that an Event of Default has occurred and is continuing, the Indenture Trustee shall, at the direction of the Note Insurer, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the occurrence and continuance of such an Event of
Default:

          (i) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

          (ii) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture but the Indenture Trustee shall not be required to determine, confirm or recalculate information contained in such certificates or opinions.

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

     (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own misconduct, except that:

          (i) This paragraph does not limit the effect of subsection (b) of this Section 7.01.

          (ii) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Note Insurer or the Noteholders in accordance with this Indenture or for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (iv) Except in connection with the performance of its obligations under Section 3.05(b) hereof, the Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or to maintain the perfection of any security interest in any Receivable.

     (d) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder (including those duties set forth in this Section 7.01), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it; provided, however, that nothing in this Section 7.01(d) shall be construed to limit the exercise by the Indenture Trustee, at the Indenture Trustee's sole discretion, of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses pursuant to Section 7.07. In having reasonable grounds for believing that such repayment or indemnity satisfactory to it is not assured to it, the Indenture Trustee may consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Property pursuant to Sections 7.07 and 5.05(c) hereof.

     (e) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section 7.01.

     (f)  The provisions of subsections (a), (b), (c) and (d) of this Section
7.01 shall apply to any co-trustee or separate trustee appointed by the Issuer and the Indenture Trustee pursuant to Section 7.13 hereof.

     (g) The permissive right of the Indenture Trustee to take actions enumerated in this Indenture shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its gross negligence or willful misconduct.

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

     (h) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any account held by the Indenture Trustee resulting from any loss experienced on any Receivables.

     (i) In no event shall the Indenture Trustee be required to take any action that conflicts with any of the provisions of this Indenture or with the Indenture Trustee's fiduciary duties or that adversely affect its rights and immunities hereunder.

     (j) Within 5 Business Days of discovery by the Indenture Trustee of the occurrence of an Event of Servicing Default or Event of Default or receipt of notice thereof, the Indenture Trustee shall provide notice thereof to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Noteholders, the Rating Agencies and the Issuer. In the event the Servicer does not provide to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Rating Agencies all reports of the Servicer and all reports to the Noteholders, upon request of any of the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) or one of the Rating Agencies, the Indenture Trustee shall deliver promptly after such request, copies of such Servicer reports as are in the Indenture Trustee's possession to the Note Insurer, the Rating Agencies, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Noteholders.

     (k) In no event shall the Indenture Trustee have any obligations or duties under or have any liabilities whatsoever to Noteholders under the Employee Retirement Income Security Act of 1974, as amended.

     (l) With respect to all Receivables released from the lien of this Indenture, the Indenture Trustee shall assign, without recourse, representation or warranty, to the appropriate Person as directed by the Issuer all the Indenture Trustee's right, title and interest in and to such Receivable and rights appurtenant thereto, such assignment being in the form as prepared by the Servicer and acceptable to the Indenture Trustee. Such Person will thereupon own such Receivable and related rights appurtenant thereto free of any further obligation to the Indenture Trustee, the Note Insurer, the Swap Counterparty or the Noteholders with respect thereto. The Indenture Trustee shall also execute and deliver all such other instruments or documents as shall be reasonably requested by any such Person to be required or appropriate to effect a valid transfer of title to a Receivable and the rights appurtenant thereto.

     (m) Every provision of this Indenture relating to the Indenture Trustee shall be subject to the provisions of this Section 7.01 and the provisions of the TIA.

     Section 7.02 Notice of Event of Default. The Indenture Trustee shall not be required to take notice of or be deemed to have notice or knowledge of any Event of Servicing Default or Event of Default, unless specifically notified in writing at the address set forth in Section 14.04 or until a Responsible Officer shall have acquired actual knowledge of any Event of Servicing Default or Event of Default.

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

     Section 7.03  Rights of the Indenture Trustee.

     (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any document.

     (b) Except with respect to its obligations under the Transaction Documents to which it is a party, before the Indenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee shall not be liable for any action it takes or omits to take or any action or inaction it believes in good faith to be authorized or within its rights or powers.

     (d) Except as provided in Section 7.01(b) hereof, the Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any reports, certificates, payment instructions, opinion, notice, order or other paper or document unless the Indenture Trustee has actual knowledge to the contrary.

     (e) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, but the Indenture Trustee shall be responsible for any misconduct or negligence on the part of, and for the supervision of, any such agent, attorney, custodian or nominee appointed by it hereunder. The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 7.04 Not Responsible for Recitals, Issuance of Notes or Application of Moneys as Directed. The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Property or as to the validity or sufficiency of the Trust Property or this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Notes. The Indenture Trustee shall not be liable to any Person for any money paid to the Issuer upon Issuer instruction or Issuer Order, Servicer instruction or order or direction provided in a Monthly Servicer Report contemplated by this Indenture.

     Section 7.05 May Hold Notes. The Indenture Trustee or any agent of the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Indenture Trustee or other agent.

     Section 7.06 Money Held in Trust. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and

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

except to the extent of income or other gain on investments which are obligations of the Indenture Trustee, and income or other gain actually received by the Indenture Trustee on investments which are obligations of others.

     Section 7.07  Compensation and Indemnity.

     (a)  The Issuer agrees:

          (i) jointly and severally with the Seller, the Transferor, the Administrator and the Servicer, to pay the Indenture Trustee from time to time the Indenture Trustee Fee. The Indenture Trustee's compensation shall not be limited by any law with respect to compensation of an Indenture Trustee of an express trust and the payment to the Indenture Trustee provided by Article V hereto shall constitute payment due with respect to the applicable fee agreement or letter;

          (ii) jointly and severally with the Seller, the Transferor, the Administrator and the Servicer, except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including, but not limited to, the reasonable compensation, expenses and disbursements of its agents and counsel and allocable costs of in-house counsel); provided, however, in no event shall the Issuer, the Seller, the Administrator, the Transferor or the Servicer pay or reimburse the Indenture Trustee or the agents or counsel, including in-house counsel of either, for any expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with any action or inaction on the part of the Indenture Trustee for which a court of competent jurisdiction has found the Indenture Trustee to be grossly negligent;

          (iii) jointly and severally with the Seller, the Transferor, the Administrator and the Servicer, to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Indenture Trustee arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties hereunder; provided, however, that:

                 (A) with respect to any such claim the Indenture Trustee shall have given the Issuer, the Note Insurer, the Seller, the Transferor, the Administrator and the Servicer written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof, provided that failure to notify shall not relieve the parties of their obligations hereunder;

                 (B) while maintaining absolute control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuer, the Note Insurer, the Seller, the Transferor, the Administrator and the Servicer in preparing such defense; provided that the interests of the Indenture Trustee are not adverse to those of such parties;

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

                 (C) notwithstanding anything to the contrary in this Section 7.07(a)(iii), none of the Issuer, the Seller, the Transferor, the Administrator or the Servicer shall be liable for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, the Seller, the Transferor, the Administrator or the Servicer, as the case may be, which consent shall not be unreasonably withheld or delayed; and

                 (D) the Indenture Trustee, its officers, directors, employees and agents, as a group, shall be entitled to counsel separate from the Issuer, the Seller, the Transferor, the Administrator and the Servicer; to the extent the Issuer's, the Seller's, the Transferor's or the Servicer's interests are not adverse to the interests of the Indenture Trustee, its officers, directors, employees or agents, the Indenture Trustee may agree to be represented by the same counsel as the Issuer, the Seller, the Transferor or the Servicer.

          Such payment obligations and indemnification shall survive discharge hereof and the Trust Agreement. The Indenture Trustee's expenses are intended as expenses of administration.

     (b) The Indenture Trustee shall, on each Payment Date, deduct payment of its fees and expenses hereunder from moneys in the Revenue Fund in accordance with the priority of payment set forth in Section 5.05(c). The Indenture Trustee shall have no right of setoff under this Section 7.07(b).

     (c) The Seller agrees to assume and to pay, and to indemnify, defend and hold harmless the Indenture Trustee, the Note Insurer, the Swap Counterparty and the Noteholders from any taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Trust Property to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but with respect to the Noteholders only, not including any federal, state or other taxes arising out of the creation of the issuance of the Notes or payments with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

     Section 7.08  Eligibility; Disqualification.

     (a) The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by the Rating Agencies or shall otherwise be acceptable to the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b), including the exception permitted by the second sentence of TIA Section 310(b)(9); provided that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) are met.

     (b) Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, if required by the TIA or the Commission, the

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

Indenture Trustee shall resign with respect to the Class A Notes or the Class B Notes in accordance with Section 7.10 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for two or all of such Classes, as applicable, so that there will be separate Indenture Trustees for the Class A Notes and the Class B Notes; provided that if a separate Indenture Trustee is appointed for the Class A and Class B Notes, unless otherwise approved by the
Note Insurer, the Indenture Trustee shall continue to serve as Indenture Trustee for the Class A Notes and the newly appointed Indenture Trustee shall serve as Indenture Trustee for the Class B Notes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA Section 310(b).

     (c) In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 7.08, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

     Section 7.09  [Reserved].

     Section 7.10  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.

     (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer, the Administrator, the Servicer, the Swap Counterparty and the Note Insurer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty
(30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     (c) The Indenture Trustee may be removed at any time by the Note Insurer or, if a Note Insurer Default has occurred and is continuing, by the Holders representing more than fifty

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percent (50%) of the Aggregate Outstanding Principal Balance of the Class A
Notes and Class B Notes, by written notice delivered to the Indenture Trustee, with copies to the Servicer, the Issuer and, if applicable, the Note Insurer.

     (d)  If at any time the Indenture Trustee shall cease to be eligible under
Section 7.08 or under Section 310(b) of the TIA, or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer with the prior written consent of the Note Insurer, by an Issuer Order, or the Note Insurer may remove the Indenture Trustee.

     If the Indenture Trustee shall be removed pursuant to Sections 7.10(c) or
(d) and no successor Indenture Trustee shall have been appointed by the Note Insurer and accepted appointment within thirty (30) days of the date of removal, the removed Indenture Trustee may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee acceptable to the Note Insurer.

     (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, (i) the Issuer, with the prior written consent of the Note Insurer, by an Issuer Order or (ii) the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Holders representing more than fifty percent (50%) of the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes, collectively, shall promptly appoint a successor Indenture Trustee.

     (f) The Issuer shall give to the Rating Agencies, the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Noteholders notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

     (g) The provisions of this Section 7.10 shall apply to any co-trustee or separate trustee appointed by the Issuer and the Indenture Trustee with the consent of the Note Insurer pursuant to Section 7.13 hereof.

     Section 7.11  Acceptance of Appointment by Successor.

     (a) Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, expenses and other charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer

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

and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

     (b) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under Sections 7.08 and 7.09.

     (c) Notwithstanding the replacement of the Indenture Trustee, the obligations of the Issuer pursuant to Section 7.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 7.12 Merger, Conversion, Consolidation or Succession to Business of the Indenture Trustee. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder if such corporation, bank, trust company or national banking association shall be otherwise qualified and eligible under Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall provide notice of any such transaction to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Rating Agencies and the Administrator. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

     Section 7.13  Co-trustees and Separate Trustees.

     (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Property may at the time be located, the Issuer and the Indenture Trustee shall have power to appoint, with the prior written consent of the Note Insurer, and, upon the written request of the Indenture Trustee, the Note Insurer or the Noteholders representing more than fifty percent (50%) of the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes, and after delivering written notice to the Administrator, the Issuer shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. If the Issuer does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in

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

case an Event of Default has occurred and is continuing, the Indenture Trustee alone with the prior written consent of the Note Insurer shall have power to make such appointment.

     (b) Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

     (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (i) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee.

          (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed solely by such co-trustee or separate trustee.

          (iii) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.13.

          (iv) Otherwise liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder, and the Indenture Trustee shall not be financially or otherwise liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.

          (v) Any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 7.14 Books and Records. The Indenture Trustee agrees to provide to the Noteholders and the Note Insurer the right during normal business hours upon prior reasonable

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

notice in writing to inspect its books and records insofar as the books and records relate to the functions and duties of the Indenture Trustee pursuant to this Indenture.

     Section 7.15 Control. Upon the Indenture Trustee being adequately indemnified in writing to its satisfaction, the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Holders constituting Noteholder Approval shall have the right to direct the Indenture Trustee with respect to any action or inaction by the Indenture Trustee hereunder, the exercise of any trust or power conferred on the Indenture Trustee, or the conduct of any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or the Trust Property provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Indenture Trustee to financial or other liability or be unduly prejudicial to the Noteholders not approving such direction including, but not limited to and without intending to narrow the scope of this limitation, direction to the Indenture Trustee to act or omit to act, directly or indirectly, to amend, hypothecate, subordinate, terminate or discharge any Lien benefiting the Noteholders or the Swap Counterparty in the Receivables and other items of Trust Property;

     (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

     (c) except as expressly provided otherwise herein (but only with the consent of or at the direction of the Note Insurer or with Noteholder Approval, if applicable), the Indenture Trustee shall have the authority to take any enforcement action which it reasonably deems to be necessary to enforce the provisions of this Indenture.

     Section 7.16 Suits for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee may, in its discretion and with the consent of (1) the Note Insurer or (2) if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval or (3) if the Aggregate Outstanding Principal Balance of the Class A Notes (and all interest accrued thereon) has been reduced to zero and the Note Insurer shall have been paid in full all amounts then owing to it, Noteholders constituting Class B Noteholder Approval, and shall, at the direction of the Note Insurer, Noteholders constituting Class A Noteholder Approval or Noteholders constituting Class B Noteholder Approval, as the case may be, proceed to protect and enforce its rights and the rights of any Noteholders and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or any Noteholders and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), but in no event shall the Indenture Trustee be liable for any failure to act in the absence of direction from the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Noteholders as contemplated by Section 7.15 hereof.

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     Section 7.17  Noteholder Characterization. The Noteholders (and each Note
Owner by its acceptance of an interest in the applicable Book-Entry Note) and each Transferee acknowledge and agree to treat the Class A Notes and the Class B Notes as debt of the Transferor and the Transferor as the owner of the Receivables for tax purposes. The Seller, the Transferor, the Indenture Trustee, and each Noteholder hereby agrees to file all tax returns and associated forms and reports in a manner consistent with the characterization of the Class A Notes and the Class B Notes as debt of the Seller.

     Section 7.18 Documents Held by COAF as Custodian; Indication of Trust Ownership; Inspection and Release of Custodian Files.

     (a) COAF, upon the execution and delivery of this Indenture, is hereby appointed as custodian, and hereby accepts such appointment, to hold and maintain physical possession of the Custodian Files (in such capacity together with its successors in such capacity, the "Custodian"). The Custodian Files are to be delivered to the Custodian or its designated bailee by or on behalf of the Transferor, the Seller and the Issuer and the Indenture Trustee within two (2) Business Days preceding the Closing Date or Funding Date, as the case may be, with respect to each Receivable acquired on the Closing Date or such Funding Date accompanied by Certificate of Delivery as required by the Transfer and Assignment Agreement. The Issuer shall cause the Transferor (i) on or prior to the Closing Date or the Funding Date, to file or cause to be filed, appropriate UCCs with respect to the Trust Property Granted hereunder and (ii) to deliver Perfection UCCs to the Indenture Trustee within thirty (30) days of the Closing Date or Funding Date, as the case may be.

     (b) The Custodian shall (i) within 240 days after the Closing Date, and again within 330 days after the Closing Date or Funding Date, as the case may be, review 100% of the Custodian Files to verify the presence of the original Contract and an original Certificate of Title and (ii) within forty-five (45) days after the Closing Date, review its files to determine that the Perfection UCCs have been delivered to the Custodian. The Custodian shall, within five (5) Business Days of each of the foregoing inspections, deliver a Custodian Receipt to the Indenture Trustee, the Class B Noteholders, the Rating Agencies, the Transferor, the Issuer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer. The Custodian Receipt delivered in connection with the review occurring within 120 days after the Closing Date shall indicate the related Closing Date or Funding Date for each Receivable. Other than the reviews set forth in this paragraph, the Custodian shall have no duty or obligation to review any of the Custodian Files.

     (c) The Custodian agrees to maintain the Custodian Files which are delivered to it at the offices of the Custodian as shall from time to time be identified to the Indenture Trustee by written notice. Subject to the foregoing, COAF may temporarily move individual Custodian Files or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Issuer shall cause the Servicer and each Successor Servicer to take whatever actions are required subject to the other provisions of the Servicing Agreement, including, but not limited to, the filing of financing statements, as a result of relocating the Custodian Files, if

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any, to maintain the perfection of the Indenture Trustee's and the Noteholders'
right, title and interest in and to the Receivables and the Custodian Files.

     (d) The Custodian shall have and perform the following powers and duties:

          (i) hold the Custodian Files for the benefit of all present and future Noteholders, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer, and maintain a current inventory thereof;

          (ii) carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Custodian Files so that the integrity and physical possession of the Custodian Files will be maintained; and

          (iii) promptly release the original Contract or the original Certificate of Title to a Financed Vehicle then held by it to the Servicer upon receipt of a written request for release of documents certified by an officer of the Servicer, substantially in the form of Exhibit C to the Servicing Agreement, with respect to the matters therein; provided, however, that the Custodian shall be deemed to have received proper instructions with respect to the Custodian Files upon its receipt of written instructions from the Servicer in the form of Exhibit C to the Servicing Agreement; and provided further, however, that no such Exhibit C shall be required to be delivered if the Servicer is the Custodian.

     In performing its duties as custodian, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned or held by it.

     (e) So long as COAF is the Custodian, COAF shall have no obligation (i) to physically segregate the Custodian Files from the other custodial files it is holding for its own account or on behalf of any other Person or (ii) to physically mark the Custodian Files to demonstrate the transfer of Custodian Files and the Indenture Trustee's security interest under the Indenture; provided, however, that (x) if neither the Performance Guarantor nor COAF has a long term unsecured debt rating of "Ba1" by Moody's, "BB" by Standard & Poor and "BB" by Fitch, Inc. or (y) an Event of Servicing Default has occurred and is continuing, COAF shall be required to physically segregate the Custodian Files from the other custodian files it is holding for its own account or on behalf of any other Person; provided, further, however, that if neither the Performance Guarantor nor COAF has a long term unsecured debt rating of "Ba3" by Moody's, COAF shall be required to physically mark the Custodian Files to demonstrate the transfer of Custodian Files and the Indenture Trustee's security interest under the Indenture. If COAF is required to mark or segregate the Custodian Files pursuant to the provisions in the proceeding sentence, COAF shall be required to complete such segregation or marking of the Custodian Files, as the case may be, no later than sixty (60) days after the occurrence of the event triggering the obligation of COAF to segregate or mark the Custodian Files.

     (f) If COAF ceases to be the Servicer under the Servicing Agreement, COAF shall be terminated as Custodian hereunder and the Indenture Trustee shall become the successor Custodian hereunder and assume all the rights and obligations of the "Custodian" hereunder. On

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

the effective date of the termination of COAF as Servicer under the Servicing Agreement or upon the occurrence of a Re-Liening Trigger (the "Custodian Transfer Date"), COAF shall be released of all of its obligations as Custodian arising on or after such date. The Custodian Files shall be delivered by COAF to the Indenture Trustee, as successor Custodian, on or before the date which is two (2) Business Days prior to the Custodian Transfer Date.

     Section 7.19 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 7.20 The Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as the Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein), the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Residual Interestholder in respect of which such judgment has been obtained.

                                   ARTICLE VIII
                          Interest rate swap agreement

     Section 8.01 Interest Rate Swap Agreement Provisions; Defaulted Interest Rate Swap Agreement.

     (a) The Issuer shall enter into the Initial Interest Rate Swap Agreement with the Initial Swap Counterparty. The Issuer may, from time to time enter into, subject to the remainder of this Section 8.01, one or more Replacement Interest Rate Swap Agreements in the event that the Initial Interest Rate Swap Agreement is terminated due to any "Termination Event" or "Event of Default" (each as defined in the Initial Interest Rate Swap Agreement) prior to its scheduled expiration and in accordance with the terms of such Interest Rate Swap Agreement. Other than any Replacement Interest Rate Swap Agreement entered into pursuant to this Section 8.01(a), the Issuer may not enter into any additional interest rate swap agreements.

     (b) In the event of any early termination of the Initial Interest Rate Swap Agreement (i) the Indenture Trustee shall establish the Swap Termination Payment Account, (ii) any Swap Termination Payments received from the Initial Swap Counterparty will be remitted to the Swap Termination Payment Account and
(iii) any Swap Replacement Proceeds received from a Replacement Swap Counterparty will be remitted directly to the Initial Swap Counterparty; provided, that any such remittance to the Initial Swap Counterparty shall not exceed the amounts, if any, owed to the Swap Counterparty under the Initial Interest Rate Swap Agreement; provided, further that the Initial Swap Counterparty shall only receive Swap Replacement Proceeds if all Swap Termination Payments due from the Swap Counterparty to the Issuer have been paid in full

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

and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.

     (c) The Issuer shall promptly, following the early termination of any Initial Interest Rate Swap Agreement due to an "Event of Default" or "Termination Event" (each as defined in the Initial Interest Rate Swap Agreement) and in accordance with the terms of such Interest Rate Swap Agreement, enter into a Replacement Interest Rate Swap Agreement to the extent possible and practicable through application of funds available in the Swap Termination Payment Account unless (i) the Note Insurer (so long as a Note Insurer Default has not occurred and is not continuing) does not consent or (ii) entering into such Replacement Interest Rate Swap Agreement will cause the Rating Agency Condition not to be satisfied.

     (d) To the extent that (i) the funds available in the Swap Termination Payment Account exceed the costs of entering into a Replacement Interest Rate Swap Agreement or (ii) the Issuer determines with the consent of the Note Insurer (so long as a Note Insurer Default has not occurred and is not continuing) not to replace the Initial Interest Rate Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Payment Account shall be included in Monthly Available Funds and allocated in accordance with the order of priority specified in
Section 5.05(c) on the next following Payment Date.

     (e) If the Swap Counterparty is required to post collateral under the terms of the Interest Rate Swap Agreement, the Indenture Trustee shall establish the Swap Collateral Account over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Noteholders and the Note Insurer shall have any legal or beneficial interest. The Indenture Trustee shall deposit all collateral received from the Swap Counterparty under the Interest Rate Swap Agreement into the Swap Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be (i) for application to obligations of the Initial Swap Counterparty to the Issuer under the Initial Interest Rate Swap Agreement in accordance with the terms of the Initial Interest Rate Swap Agreement or (ii) to return collateral to the Swap Counterparty when and as required by the Initial Interest Rate Swap Agreement.

     (f) If at any time the Interest Rate Swap Agreement becomes subject to early termination due to the occurrence of an "Event of Default" or "Termination Event" (as defined in the Interest Rate Swap Agreement), the Issuer and the Indenture Trustee shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Interest Rate Swap Agreement and consistent with the terms hereof and subject to any rights of the Note Insurer herein or under the Interest Rate Swap Agreement. To the extent not fully paid from Swap Replacement Proceeds, any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement shall be payable to the Swap Counterparty in installments made on each following Payment Date until paid in full in accordance with the order of priority specified in

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

Section 5.05(c). To the extent that the Swap Replacement Proceeds exceed any such Swap Termination Payments (or if there are no Swap Termination Payments due to the Swap Counterparty), the Swap Replacement Proceeds shall be deposited into the Revenue Fund and distributed in accordance with the order of priority specified in Section 5.05(c) on the next following Payment Date.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

     Section 9.01  Events of Default. (a) [Reserved].

     (b) The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

        (i) default in the payment of any interest on the Class A Notes when the same becomes due and payable, and such default shall continue for a period of five days or more;

        (ii) default in the payment of principal of or any installment of the principal of any Note when the same becomes due and payable;

        (iii) any failure by the Issuer to duly observe or perform in any material respect any of its material covenants or agreements made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure materially and adversely affects the interests of the Noteholders, and such failure shall continue unremedied for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee by Noteholders evidencing at least 25% of the Aggregate Outstanding Principal Balance of the Outstanding Notes, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

        (iv) any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least 25% of the Aggregate Outstanding Principal Balance of the Outstanding Notes, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

        (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and

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     such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

        (vi) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

        (vii) the Indenture Trustee is required to make a claim under the Note Policy.

        Principal with respect to a Class of Notes does not become due and payable on any Payment Date prior to the Final Scheduled Payment Date for such Class of Notes unless Monthly Available Funds for the related Collection Period are sufficient to pay such principal in accordance with
     Section 5.05(c).

     Section 9.02  Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default should occur and be continuing, then after the applicable grace period set forth in such subparagraphs, the Indenture Trustee shall give written notice of the occurrence of an Event of Default to the Note Insurer or, if a Note Insurer Default has occurred and is continuing, to the Class A Noteholders constituting Class A Noteholder Approval or, if the Class A Notes and the Note Insurer have been paid in full, the Class B Noteholders constituting Class B Noteholder Approval. Unless the Note Insurer or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval or, if the Class A Notes and the Note Insurer have been paid in full, the Class B Noteholders constituting Class B Noteholder Approval, give written notice to the Indenture Trustee within seven (7) days of receipt of such notice from the Indenture Trustee that such Event of Default is waived, the Indenture Trustee shall then give notice in writing to the Transferor, the Rating Agencies, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Note Insurer, the Noteholders and the Issuer that an Event of Default has occurred as of the date of such notice. If the Note Insurer or, if a
Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval, or if the Class A Notes and the Note Insurer have been paid in full, Noteholders constituting Class B Noteholder Approval, as the case may be, have delivered their written waiver of such Event of Default, then the Indenture Trustee shall give the Transferor, the Rating Agencies, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Note Issuer and the Issuer written notice of the occurrence and waiver of the Event of Default. Upon any such waiver, such Event of Default and its consequences shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any

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

subsequent or other Default or Event of Default or impair any right consequent thereto. The Issuer shall give the Indenture Trustee, the Transferor, the Rating Agencies, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer written notice of the occurrence of any Event of Default immediately after actual knowledge thereof.

     (b) Upon the occurrence of an Event of Default, (i) the Note Insurer may in its sole discretion, or if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval may in their sole discretion, and (ii) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full all amounts then owing to it, the Noteholders constituting Class B Noteholder Approval may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders or the Note Insurer), and upon any such declaration the Aggregate Outstanding Principal Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     (c)  In the event any Notes are accelerated due to an Event of Default, the
Note Insurer shall have the right (in addition to its obligation to pay Insured Payments on the Class A Notes in accordance with the Note Policy), but not the obligation, to make payments under the Note Policy or otherwise of interest and principal due on such Class A Notes, in whole or in part, on any date or dates following such acceleration as the Note Insurer, in its sole discretion, shall elect.

     (d) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article IX provided,
(x) the Note Insurer may in its sole discretion, or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval may in their sole discretion, and (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full all amounts then owing to it, the Noteholders constituting Class B Noteholder Approval, by written notice to the Issuer and the Indenture Trustee, rescind and annul such declaration and its consequences if the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

        (i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred;

        (ii) with respect to the Interest Rate Swap Agreement, any Net Swap Payments then due; and

        (iii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

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     No such rescission shall affect any subsequent default or impair any right consequent thereto. No such rescission shall affect any Interest Rate Swap Agreement which has been terminated in accordance with its terms.

     Section 9.03 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

     (a) Issuer covenants that if (i) default is made in the payment of any interest on any Class A Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, Issuer will, upon demand of the Indenture Trustee as directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.01 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall, if so directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, institute a proceeding for the collection of the sums so due and unpaid, prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 9.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee as directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this the Indenture or by law.

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

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall as directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, be entitled and empowered, by intervention in such proceedings or otherwise:

        (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor the Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

        (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

        (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

        (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall if directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, consent to the making of payments

                                       105                      2003-A Indenture
directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

     (g) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

Section 9.04  Remedies; Priorities.

     (a) If an Event of Default shall have occurred and be continuing which has resulted in the acceleration of the Notes under Section 9.02(b) or if a Maturity Event shall have occurred, the Indenture Trustee, (x) at the direction of the
Note Insurer, or, if a Note Insurer Default has occurred and is continuing, at the direction of Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, at the direction of Noteholders constituting Class B Noteholder Approval, shall do one or more of the following:

        (i) institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

        (ii) institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

        (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

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

        (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default or a Maturity Event unless:

           (A) the Note Insurer, or if a Note Insurer Default has occurred and is continuing, the Class A Noteholders and the Class B Noteholders, has consented to such liquidation; or

           (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes and all amounts due to the Note Insurer and the Swap Counterparty under the Transaction Documents; or

           (C) the Indenture Trustee determines (but shall have no obligation to make such determination) that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and the payment of Net Swap Payments under the Interest Rate Swap Agreement; and the Indenture Trustee obtains the consent of the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Noteholder Approval and the Swap Counterparty.

     In determining such sufficiency or insufficiency with respect to clause (B) or (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) Notwithstanding the provisions of Section 9.01, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following a Maturity Event, if the Indenture Trustee collects any money or property, it shall pay out such money or property (and other amounts including amounts held on deposit in the Reserve Fund) held as Collateral for the benefit of the Noteholders, net of liquidation costs associated with the sale of the Trust Estate, first, to the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee under Section 7.07 or the Owner Trustee pursuant to the Trust Agreement (provided that any indemnification of the Indenture Trustee under Section 7.07 or the Owner Trustee pursuant to the Trust Agreement shall be paid only in the priority set forth in Section 5.05(c)) hereof, second, to the Servicer, any unpaid Servicing Fees and unpaid expenses of the Servicer permitted under
Section 2.12(b) of the Servicing Agreement, third to the Swap Counterparty, any Net Swap Payments, fourth, for the ratable benefit of the Class A Noteholders until all accrued interest on the Class A Notes is paid in full, fifth, to the Class A-1 Noteholders until the Aggregate Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, sixth, for the ratable benefit of the Holders of the remaining Class A Notes, until the Aggregate Outstanding Principal Balance of the remaining Class A Notes has been reduced to zero, seventh, for the benefit of the Note Insurer until all amounts then owing to the
Note Insurer are paid in full, eighth, to the Class B Noteholders until

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

the Aggregate Outstanding Principal Balance of the Class B Notes is reduced to zero, ninth, to the Swap Counterparty all Swap Termination Payments and any other amounts owing to the Swap Counterparty not previously paid and tenth, to the Residual Interestholder.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 9.04. At least 15 days before such record date, the Issuer shall mail to each Noteholder and Indenture Trustee a notice that states the record date, the payment date and, based on information provided by the Servicer, the amount to be paid.

     (c) If the Indenture Trustee elects to sell all or a portion of the Trust Estate following an Event of Default, the Indenture Trustee shall give the Seller at least five (5) days' prior notice of such sale, and the Seller may, but is not required to, make a bid for the purchase of all or a portion of the Trust Estate being sold by the Indenture Trustee.

     Section 9.05  [Reserved].

     Section 9.06 Limitation of Suits. No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% of the Aggregate Outstanding Principal Balance of the Controlling Note Class of Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

     (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Aggregate Outstanding Principal Balance of the Controlling Note Class of Notes;

     (f) such Event of Default actually shall have occurred and shall be continuing; and

     (g) a Note Insurer Default shall have occurred and is continuing or no Class A Notes shall be Outstanding and all amounts owing to the Note Insurer have been paid in full;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain

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

priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Principal Balance of the Controlling Note Class of Notes, the Indenture Trustee shall submit the matter to a vote of the Controlling Note Class of Notes to determine what action, if any, shall be taken, notwithstanding any other provisions of the Indenture.

     Section 9.07 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 9.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 9.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer, the Swap Counterparty or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 9.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Note Insurer, the Swap Counterparty or any Holder of any Note to exercise any right or remedy accruing upon Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Indenture Trustee, the Note Insurer, the Swap Counterparty or to the Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer, the Swap Counterparty, or the Noteholders, as the case may be.

     Section 9.11  Control by Controlling Note Class of Noteholders. Subject to
Section 11.10, the Holders of a majority of the Aggregate Outstanding Principal Balance of the Controlling Note Class of Notes shall have the right to direct the time, method and place of

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

conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 9.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Aggregate Outstanding Principal Balance of the Notes;

     (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

     (d)  such direction shall be in writing.

     Section 9.12  [Reserved].

     Section 9.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Aggregate Outstanding Principal Balance of the Notes (or in the case of a right or remedy under this Indenture which is instituted by the Controlling Note Class, more than 10% of the Aggregate Outstanding Principal Balance of the Controlling Note Class) or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 9.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as to such law had been enacted.

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

                                    ARTICLE X
                             SUPPLEMENTAL INDENTURES

     Section 10.01  Supplemental Indentures Without Noteholder Approval.

     (a) Without the consent of the Noteholders, but with the prior written consent of the Note Insurer and prior written notice to the Rating Agencies, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full and with consent of the Swap Counterparty if such supplemental indenture adversely affects the Swap Counterparty), the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

        (i) to correct, amplify or add to the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

        (ii) to evidence the succession of another Person to either the Owner Trustee or the Indenture Trustee in accordance with the terms hereof, and the assumption by any such successor of the covenants of the Owner Trustee or the Indenture Trustee contained herein and in the Notes;

        (iii) to add to the covenants of the Issuer, or the Indenture Trustee, for the benefit of the Noteholders, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer or to surrender any right or power herein conferred upon the Issuer;

        (iv) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

        (v)   to effect any matter specified in Section 10.07 hereof.

     No supplemental indenture shall be effective as to the Servicer, to the extent such supplemental indenture is disadvantageous to the Servicer, unless the Servicer has given its written consent to such supplemental indenture.

     (b) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 10.01, the Indenture Trustee shall mail to the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), the Noteholders and the Rating Agencies a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such copy shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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     Section 10.02  Supplemental Indentures With Consent of Noteholders.

     (a) With the consent of the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full and to the extent adversely affected thereby) and each Noteholder affected thereby and written confirmation from the Rating Agencies that the ratings then assigned to the Notes will not be downgraded, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture for the following purposes:

        (i) change the Final Scheduled Payment Date of the principal of any Note, or the due date of any payment of interest on any Note, or reduce the principal amount thereof, or the interest rate thereon, change the place of payment where, or the coin or currency in which any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of interest due on any Note on or after the due date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the maturity date thereof or change any provision of Article VI hereof;

        (ii) reduce the Aggregate Outstanding Principal Balance of the Outstanding Notes of any Class, the consent of the Noteholders of which is required to approve any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Events of Servicing Default hereunder or under the Servicing Agreement and their consequences provided for in this Indenture or for any other purpose hereunder;

        (iii) modify any of the provisions of Sections 10.01 or 10.02;

        (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or

        (v) permit the creation of any other lien with respect to any part of the Trust Property or terminate the lien of this Indenture on any property at any time subject hereto or, except with respect to any action which would not have a material adverse effect on any Noteholder (as evidenced by an Opinion of Counsel to such effect), deprive the Noteholder of the security afforded by the lien of this Indenture.

     No supplemental indenture shall be effective as to the Servicer, to the extent such supplemental indenture is disadvantageous to the Servicer, unless the Servicer has given its written consent to such supplemental indenture.

     (b) With the consent of the Note Insurer, the Class B Noteholders constituting a majority of the Class B Notes by principal balance then Outstanding and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full and to the extent adversely affected thereby), the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time

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

to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Indenture Trustee and meeting the Rating Agency Condition for the purpose of modifying, eliminating or adding to the provisions of this Indenture; provided that such consent shall not be required with respect to any action which would not have a material adverse effect on the Class B Noteholders (as evidenced by an Opinion of Counsel to such effect); and provided, however, that such supplemental indentures shall not have any of the effects described in paragraphs (i) through (v) of Section 10.02(a) of this Indenture.

     (c) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 10.02, the Indenture Trustee shall mail to the Note Insurer, the Noteholders, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Rating Agencies a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such copy shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     (d) Whenever the Issuer or the Indenture Trustee solicits a consent to any amendment or supplement to the Indenture, the Issuer shall fix a record date in advance of the solicitation of such consent for the purpose of determining the Noteholders entitled to consent to such amendment or supplement. Only those Noteholders at such record date shall be entitled to consent to such amendment or supplement whether or not such Noteholders continue to be Holders after such record date. The date fixed as the record date shall be at least thirty (30) days prior to the date the consents are due.

     Section 10.03 Supplemental Indentures Without Consent of Noteholders. With the prior written consent of the Note Insurer and prior written notice to the Rating Agencies and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), but without first obtaining the prior written consent of any Noteholder, the Issuer and the Indenture Trustee or the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), when authorized by an Issuer Order, may enter into an indenture or indenture supplemental hereto to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture; provided, however, that such action shall not adversely affect the interests of any Noteholder, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) or the Note Insurer (without the prior written consent of such Noteholder, the Swap Counterparty or the Note Insurer). No supplemental indenture shall be effective as to the Servicer, to the extent such supplemental indenture is disadvantageous to the Servicer, unless the Servicer has given its written consent to such supplemental indenture.

     Section 10.04 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or

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

permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 10.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

     Section 10.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Issuer shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

     Section 10.07 The Indenture Trustee To Act On Instructions. Notwithstanding any provision herein to the contrary (other than Section 10.02), in the event the Indenture Trustee is uncertain as to the intention or application of any provision of this Indenture or such intention or application is ambiguous as to its purpose or application, or is, or appears to be, in conflict with any other applicable provision hereof, or if this Indenture permits or does not prohibit any determination by the Indenture Trustee or is silent or incomplete as to the course of action which the Indenture Trustee is required or is permitted or may be permitted to take with respect to a particular set of facts or circumstances, the Indenture Trustee shall, at the expense of the Issuer, request and rely upon the following: (i) written instructions of the Note Insurer or the Issuer (with the prior written consent of the Note Insurer) directing the Indenture Trustee to take certain actions or refrain from taking certain actions, which written instructions shall contain a certification that the taking of such actions or refraining from taking certain actions is in the best interest of the Noteholders and the Note Insurer, (ii) a written statement from the Rating Agencies that the proposed action or inaction will not have an adverse effect on the ratings then assigned to the Notes, and
(iii) in the case of any Event of Servicing Default or any Event of Default and any remedy or proceeding relating thereto, and in the case of any other provision hereof or thereof under which the consent of the Note Insurer is required, the consent of the Note Insurer. In such case, the Indenture Trustee shall have no liability to the Issuer, the Note Insurer or the Noteholders for, and, the Issuer and the Note Insurer hereby hold harmless the Indenture Trustee from, any liability, costs or expenses arising from or relating to any action taken by the Indenture Trustee acting upon such instructions, and the Indenture Trustee shall have no responsibility to the Noteholders with respect to any such liability, costs or expenses.

                                   ARTICLE XI
                         NOTE GUARANTY INSURANCE POLICY

     Section 11.01 Note Guaranty Insurance Policy. All amounts paid by the Note Insurer under the Note Policy shall be used solely for the payment of principal of and interest on the Class A Notes in accordance with the terms of the Note Policy.

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

     Section 11.02 Transfer of Class A Notes to Note Insurer. Any other provision contained herein to the contrary notwithstanding, the Note Insurer shall be entitled, without charge therefor, at any time: to register, discharge from registration or transfer registration of any Class A Note which it holds upon presenting it to the Indenture Trustee and either appropriate authority from the Class A Noteholder thereof for such transfer or a claim of ownership and a written undertaking to indemnify the Issuer and the Indenture Trustee from claims resulting from such transfer; and to have the registration books marked to indicate its interest in any Class A Note upon presentation only of such a claim and such a written undertaking. The Note Insurer is entitled to have access to and to make copies of the Note Register, at the expense of the Note Registrar, at any reasonable time upon reasonable prior written notice.

     Section 11.03 Note Insurer Access to Information, Books and Records. While the Note Policy is in effect, the Indenture Trustee will furnish the Note Insurer with such information as they may reasonably request regarding the security for the Class A Notes, as appears from the books and records under its custody and control, or as otherwise known to it, including but not limited to Recordable Documents, as defined in Section 3.09 hereof. The Indenture Trustee will permit the Note Insurer to have access to and to make copies of all such books and records at any reasonable time upon reasonable written notice; provided that any expenses incurred by the Indenture Trustee under this Section shall be reimbursable to the Indenture Trustee in accordance with the priorities set forth in Section 5.05(c).

     Section 11.04 The Indenture Trustee To Notify Note Insurer of Proposed Changes. The Note Insurer shall, except as otherwise provided herein, have the right of prior approval of certain changes hereof and of the exercise of any option, vote, right, power or the like available to Class A Noteholders hereunder. The Indenture Trustee shall immediately notify the Note Insurer of:

     (a)  any proposed supplement hereto;

     (b) upon receipt of notice of or discovery of the occurrence of any Event of Default or Event of Servicing Default;

     (c)  any resignation of the Indenture Trustee hereunder;

     (d) any matter to be put to the Class A Noteholders for election or consent hereunder;

     (e) the exercise by the Class A Noteholders of any option, vote, right, power or the like hereunder; and

     (f) any other matter, notice of which is required hereunder to be given to any of the Class A Noteholders.

     Section 11.05 No Advance of Final Scheduled Payment Date. If any of the Class A Notes become payable prior to the Final Scheduled Payment Date thereof, other than pursuant to the prepayment provisions hereof, whether by reason of call for prepayment, acceleration or otherwise, the Indenture Trustee shall immediately notify the Note Insurer of such fact. The Indenture Trustee and the Issuer hereby acknowledge that the Note Policy guarantees an amount equal to the Maximum Insured Amount (as defined therein); however no accelerated Scheduled

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

Payment shall be made on any prepayment date or as a result of any acceleration on any early redemption unless at the sole option of the Note Insurer.

     Section 11.06 Note Insurer Rights in the Event of Nonpayment. The Note Insurer is entitled to the benefit of the following provisions in the event of Nonpayment. Notwithstanding any other provision hereof:

     (a) The Indenture Trustee shall immediately notify the Note Insurer of the event of Nonpayment.

     (b) The Indenture Trustee, the Issuer and the Class A Noteholders recognize that any payment by the Note Insurer does not cure the Event of Default resulting from the Nonpayment nor relieve the Issuer of any obligation hereunder.

     (c) The Indenture Trustee shall deliver to the Note Insurer, uncancelled, all Class A Notes coming into its possession with respect to which the Note Insurer has made payment of the principal amount of such Class A Notes as provided in the Note Policy. Such Class A Notes shall be delivered as fully registered Class A Notes, per written instructions of the Note Insurer.

     (d) The Indenture Trustee shall recognize the Note Insurer as the holder of each of the Class A Notes with respect to which it has made payment of the full principal amount of such Class A Notes as provided in the Note Policy for the purposes of exercising all options, votes, rights, powers or the like available to Class A Noteholders under any provision hereof.

     (e) The Note Insurer shall have the right to institute any suit, action or proceeding at law or in equity under the same terms as a Class A Noteholder may institute any action in accordance with applicable provisions of this Indenture.

     (f) The Note Insurer shall, to the extent it makes payment of principal or interest on the Class A Notes, or with respect to the Issuer's obligations under the Interest Rate Swap Agreement, as the case may be, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policies, as applicable, and this Indenture, and to evidence such subrogation
(i) in the case of subrogation as to claims for Class A Overdue Interest, the Indenture Trustee shall note the Note Insurer's rights as subrogee on the registration books of the Issuer maintained by the Indenture Trustee upon receipt from the Note Insurer of proof of the payment of interest thereon to the registered owners of the Class A Notes, and (ii) in the case of subrogation as to claims for past due principal, the Indenture Trustee shall note the Note Insurer's rights as subrogee on the registration books of the Issuer maintained by the Indenture Trustee upon proof of the payment of principal thereof to the registered owners of the Class A Notes.

     Section 11.07 Note Insurer Approval of Changes in Terms of Notes or Indenture.

     (a) So long as the Policies are in effect, no supplemental Indenture shall be made without the prior written approval of the Note Insurer.

     (b) Except as expressly set forth herein, so long as no Note Insurer Default has occurred and is continuing, no Class A Noteholder shall exercise any option, vote, right, power

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

or the like required or permitted by the Class A Notes or this Indenture without first obtaining the prior written approval of the Note Insurer.

     Section 11.08 Note Insurer Removal of the Indenture Trustee. Notwithstanding anything in this Indenture to the contrary, so long as no Note Insurer Default has occurred and is continuing, the Note Insurer shall have the right to remove the Indenture Trustee for "cause." For purposes of this Section, "cause" shall mean (a) the negligence or willful misconduct of the Indenture Trustee in the performance of its duties under this Indenture or (b) the failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture. Upon receipt by the Indenture Trustee of notice of termination under this Section 11.08, the Indenture Trustee shall continue to act as the Indenture Trustee hereunder until a successor Indenture Trustee is appointed and have the right to proceed to cure such negligence, willful misconduct or failure or unwillingness to perform its duties, for a period of two (2) weeks. If such cure is effected, the termination notice shall be void. If such cure is not effected within such time, the Indenture Trustee functions hereunder will be terminated immediately upon appointment of a successor trustee by the Issuer with the approval of Note Insurer. If no successor is appointed and accepts appointment within thirty (30) days of removal, the Indenture Trustee may petition a court of competent jurisdiction for appointment of a successor Indenture Trustee.

     Section 11.09 Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Issuer, the Indenture Trustee, the Swap Counterparty, the Note Insurer, the Paying Agent, if any, and the registered holders of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Indenture Trustee, the Swap Counterparty, the Note Insurer, the Paying Agent, if any, and the registered owners of the Notes. Each of the Note Insurer and the Swap Counterparty is a third party beneficiary of the provisions of this Indenture and entitled to enforce the provisions hereof as if a party hereto.

     Section 11.10 Rights of Note Insurer Controlling. Anything herein to the contrary notwithstanding, if the Note Policy is in effect with respect to the Class A Notes and no Note Insurer Default has occurred and is continuing, the
Note Insurer shall have the exclusive right to waive an Event of Default or Insurance Agreement Event of Default and if not so exercised, to exercise or direct the exercise of remedies on behalf of the holders of such Class A Notes in accordance with the terms hereof following an Event of Default or Insurance Agreement Event of Default.

     Section 11.11  Payments Under the Note Guaranty Insurance Policy.

     (a) If the Indenture Trustee has actual knowledge that any Class A Noteholders have been required to disgorge any payment of interest or principal on Class A Notes to the Issuer or to the trustee in bankruptcy for creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Class A Noteholders within the meaning of any applicable bankruptcy laws, then the Indenture Trustee shall notify the Note Insurer or its designee of such fact by telephone, facsimile or telegraphic notice, confirmed in writing by registered or certified mail.

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

     (b) Payments with respect to claims for interest on and principal of Class A Notes disbursed by the Indenture Trustee from proceeds of the Note Policy shall not be considered to discharge the obligation of any party as set forth in this Indenture, and the Note Insurer shall become the owner of such unpaid Class A Note and claims for interest in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

     (c) Irrespective of whether any such assignment is executed and delivered, the Issuer and the Indenture Trustee hereby agree for the benefit of the Note Insurer that:

        (i) they recognize that to the extent the Note Insurer makes payments, directly or indirectly (as by paying through the Indenture Trustee), on account of principal of or interest on the Class A Notes, the Note Insurer will be subrogated to the rights of such Class A Noteholders to receive the amount of such principal and interest, with interest thereon but only from the sources and in the manner provided herein pursuant to this Indenture; and

        (ii) they will accordingly pay the Note Insurer the amount of such principal and interest (which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in this Indenture and the applicable Class A Note, but only from the sources and in the manner provided herein pursuant to this Indenture, and will otherwise treat the Note Insurer as the owner of such rights to the amount of such principal and interest.

     (d) Copies of any amendments made to the documents executed in connection with the issuance of the Class A Notes which are consented to by the Note Insurer shall be sent to S&P and Moody's by the Indenture Trustee.

     (e) The Note Insurer shall receive notice from the Issuer of the resignation or removal of the Indenture Trustee and the appointment of a successor thereto.

     (f) The Note Insurer shall receive from the Person required to send such notice copies of all notices required to be delivered to Class A Noteholders and, on an annual basis from the Transferor and the Servicer, copies of Capital One Financial Corporation's audited financial statements.

     (g) Any notice that is required to be given to a Class A Noteholder or to the Indenture Trustee pursuant to this Indenture shall also be provided from the Person required to send such notice to the Note Insurer.

     Section 11.12 Default of Note Insurer. Except as set forth in Section 11.07, notwithstanding anything in this Indenture to the contrary, if a Note Insurer Default has occurred and is continuing, all rights and benefits conferred on it by this Indenture shall be suspended until, in the case of default in payment, such time as the Note Insurer has fully cured such payment default, and none of the consents or approvals of the Note Insurer otherwise required hereunder shall be required during such time period; provided, however, that upon such cure, the Note Insurer's rights shall be immediately reinstated in full. Upon the occurrence of a Note Insurer Default and until the Note Insurer Default has been fully cured, all rights and benefits conferred on the
Note Insurer pursuant to this Indenture, the Servicing Agreement, the

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

Contribution Agreement, the Transfer and Assignment Agreement or otherwise shall, unless otherwise specified herein or therein, be vested in the Indenture Trustee.

     Section 11.13 Rights and Obligations of Note Insurer. If the Aggregate Outstanding Principal Balance of the Class A Notes shall be reduced to zero and all Class A Note Interest due and owing to the Class A Noteholders has been paid in full and all Reimbursement Obligations and reimbursement for all Swap Termination Payments paid under the Swap Policy to the Note Insurer shall have been paid in full, the Indenture Trustee shall give written notice of such events to the Rating Agencies and the Note Insurer and any references herein to notices to and rights and obligations of the Note Insurer shall be extinguished and of no further effect except those rights otherwise expressly provided herein as continuing.

     Section 11.14 Note Insurer's Rights Regarding Actions, Proceedings or Investigations. Following the occurrence and during a continuation of an Event of Default hereunder and until the Class A Notes have been paid in full, all amounts owed to the Note Insurer and reimbursement for all Swap Terminations Payments paid under the Swap Policy have been paid in full, the Insurance Agreement has terminated and the Policies have been returned to the Note Insurer for cancellation, unless a Note Insurer Default has occurred and is continuing, the following provisions shall apply:

     (a) notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Note Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Note Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Issuer, the Trust Property, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Note Policy, the Swap Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Transferor, the Seller or the Issuer. Following notice to the Indenture Trustee, the Note Insurer shall have exclusive rights to determine, in its sole discretion, the actions necessary to preserve and protect the Issuer, the Trust Property and the Trust Estate. All costs and expenses of the Note Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer's interests, shall be included in Reimbursement Obligations;

     (b) in connection with any action, proceeding or investigation that could adversely affect the Issuer, the Trust Property, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under either the Note Policy, the Swap Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Transferor, the Seller or the Issuer, the Indenture Trustee hereby agrees to cooperate with, and to take such action as directed by, the Note Insurer, including (without limitation) entering into such agreements and settlements as the Note Insurer shall direct, in its sole discretion. Notwithstanding any other provision herein or in any of the other Transaction Documents, the Indenture Trustee shall not require any bond or indemnification from any Person for taking of any action at written direction of the Note Insurer, and the Indenture Trustee shall not be liable to the Note Insurer, any Noteholder or the Residual Interestholder for any such action that conforms to such written direction of the Note Insurer. The Indenture Trustee's reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) with

                                       119                      2003-A Indenture
respect to any such action, proceeding or investigation shall be reimbursed pursuant to Section 5.05(c) hereof;

     (c) any judgment or settlement entered against or affecting the Issuer, the Trust Property or the Trust Estate, on behalf of the Noteholders, in connection with any action, proceeding or investigation shall be paid by the Indenture Trustee from the Trust Estate pursuant to Section 5.05(c) hereof;

     (d) the Indenture Trustee hereby agrees to provide to the Note Insurer prompt written notice of any action, proceeding or investigation that names the Issuer or the Indenture Trustee as a party or that could adversely affect the Issuer, the Trust Property, the Trust Estate or the rights or obligations of the
Note Insurer hereunder or under the Note Policy, the Swap Policy or the Transaction Documents including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, Transferor, the Seller or the Issuer;

     (e) notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Note Insurer's prior written consent or unless directed by the Note Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Issuer, the Trust Property, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Note Policy, the Swap Policy or the Transaction Documents;

     (f) each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that the Note Insurer shall have such rights as set forth in this Section 11.14, which are in addition to any rights of the Note Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this
Section 11.14 may be exercised by the Note Insurer, in its sole discretion, without the need for the consent or approval of any Noteholder, the Residual Interestholder, the Indenture Trustee or the Issuer, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section 11.14 shall be deemed to be an obligation of the Note Insurer to exercise any of the rights provided for herein; and

     (g) notwithstanding any provision in this herein or in any of the other Transaction Documents to the contrary, in the event that a Note Insurer Default shall have occurred and be continuing or the Class A Notes have been paid in full, and amounts owed to the Note Insurer have been paid in full, the Insurance Agreement has terminated and the Note Policy has been returned to the Note Insurer for cancellation, the Note Insurer shall not have the right to take any action under this Indenture or to control or direct the actions of the Issuer, the Seller, the Indenture Trustee or the Issuer pursuant to the terms of this Indenture, nor shall the consent of the Note Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Issuer, the Seller, the Indenture Trustee, the Issuer or the Noteholders or the Certificateholders; provided that the consent of the Note Insurer shall be required at all times with respect to any amendment of this Indenture.

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

                                   ARTICLE XII
                         NOTEHOLDERS' LISTS AND REPORTS

     Section 12.01 Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee:

     (a)  not more than five days after the earlier of (i) each Record Date and
(ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date;

     (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided that so long as (i) the Indenture Trustee or its designee is Note Registrar, or (ii) the Notes are Book-Entry Notes, no such list shall be required to be furnished and in such case, upon the written request of the Issuer, the Indenture Trustee or its designee will promptly furnish the Issuer a list of Noteholders as of the date specified by the Issuer.

     Section 12.02  Preservation of Information; Communications to Noteholders.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 12.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders to receive a copy of the current list of Noteholders, the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 12.03  Reports by the Issuer. (a)  The Issuer shall:

        (i) file with the Indenture Trustee, at the time that the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

        (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional

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     information, documents and reports with respect to compliance by the
     Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

        (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all the Noteholders described in TIA Section 313 (c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 12.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 12.04 Reports by the Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 31, beginning with March 31, 2004, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b)(1) and
(2). A copy of each report at the time of its mailing to the Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE XIII
                           SATISFACTION AND DISCHARGE

     Section 13.01 Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.01(a), 3.02, 3.03, 3.05, 3.12, 3.14 and 3.15, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 7.07 and the obligations of the Indenture Trustee under Section 13.02) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and the other obligations secured hereby, when:

          (i) either:

               (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.08 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

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               (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                    (1) have become due and payable;

                    (2) will become due and payable at the Final Scheduled
               Payment Date within one year; or

                    (3) are to be called for redemption within one year under
               arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 6.01 or 6.02), as the case may be;

          (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, including all amounts owing to the Note Insurer;

          (iii) the Interest Rate Swap Agreement has been terminated and all amounts owed to each Swap Counterparty, including all Swap Termination Payments, under any existing or previously terminated Interest Rate Swap Agreement have been paid in full; and

          (iv) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 14.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 13.02 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Servicer may direct, (i) to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and payable and to become due and payable thereon for principal and interest, (ii) to the Note Insurer of all amounts then owing to it and (iii) to each Swap Counterparty of all amounts then owing to it.

     Section 13.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with

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respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture
Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE XIV
                                  MISCELLANEOUS

     Section 14.01 Compliance Certificates and Opinions; Furnishing of Information.

     (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer (i) a certificate (complying with Section 314(e) of the TIA) stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Officer's Certificate from an Independent Accounting Firm, except that in the case of any such application or request as to which the furnishing of such documents are specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or Opinion of Counsel need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) (i) Prior to the deposit of any Receivables or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 14.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

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

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Aggregate Outstanding Principal Balance of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Aggregate Outstanding Principal Balance of the Notes.

          (iii) Other than with respect to the release of any Receivables or Defaulted Receivables (complying with Section 314(d) of the TIA), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee, the Note Insurer and the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Receivables and Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) and this clause (iv), equals 10% or more of the Aggregate Outstanding Principal Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Aggregate Outstanding Principal Balance of the Notes.

          (v) Notwithstanding Section 2.18 or any other provision of this Section, the Issuer may without compliance with the requirements of the other provisions of this section 14.01, (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Transaction Documents.

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

     Section 14.02  Form of Documents Delivered to the Indenture Trustee.

     (a) If several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by outside counsel, unless such Authorized Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Servicer, the Administrator, the Issuer or the Seller on behalf of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer or such Person, unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, notices, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     (d) Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that, the Issuer, the Seller, the Administrator or the Servicer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's or the Servicer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such notice or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such notice or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01(b)(ii).

     (e) Wherever in this Indenture it is provided that, the absence of the occurrence and continuation of an Event of Servicing Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's or the Indenture Trustee's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have actual knowledge of the occurrence and continuation of such Event of Servicing Default.

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

     Section 14.03  Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this
Section 14.03.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

     Section 14.04 Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Indenture Trustee by any Noteholder or by the Issuer, the Administrator or the Owner Trustee, shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, and received by, a Responsible Officer of the Indenture Trustee at its Corporate Trust Office listed below; or

     (b) the Issuer by the Indenture Trustee, by the Note Insurer or by any Noteholder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, at the address listed below or at any other address previously furnished in writing to the Indenture Trustee and the Note Insurer by the Issuer.

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

     To the Indenture Trustee:

          JPMorgan Chase Bank
          4 New York Plaza, 6/th/ Floor
          New York, New York  10004-2413
          Attention:  Structured Finance Administration -- Capital One
            Auto Finance 2003-A
          Phone: (212) 623-5379
          FAX:  (2120 623-5932

     To the Issuer:

          Capital One Auto Finance Trust 2003-A
          c/o Wilmington Trust Company, as Owner Trustee
          Rodney Square North
          1100 North Market Street
          Wilmington, DE  19890-0001
          Attention:  Jeanne Oller
          Phone: (302) 636-6188
          Fax:   (302) 636-4140

     With a copy to the Servicer

     To the Administrator
     and the Servicer:

          Capital One Auto Finance, Inc.
          1680 Capital One Drive
          McLean, Virginia  22102
          Attention:  Director of Securitization
          Phone: (703) 720-1000
          FAX:   (703) 720-2121

          with a copy to General Counsel

          Legal Department
          Phone: (703) 720-1000
          FAX:   (703) 720-2121

     With copies to:

          Capital One Auto Receivables, LLC
          1680 Capital One Drive
          McLean, Virginia  22102
          Attention:  Director of Securitization
          Phone: (703) 720-1000
          FAX:   (703)  720-2121

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

          Mayer, Brown, Rowe & Maw
          190 S. LaSalle Street
          Chicago, Illinois  60603
          Attention:  Stuart M. Litwin
          Phone: (312) 782-0600
          FAX:   (312) 701-7711

     To the Note Insurer:

          Ambac Assurance Corporation
          One State Street Plaza
          New York, New York  10004
          Attention:  Structured Finance Department ABS
          Fax: (212) 668-0340

     With a copy to:

          Michael Babick
          Vice President
          Phone: (212) 208-3407
          Fax:   (212) 668-0340

     To Moody's:

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York  10007
          Attention:  ABS Monitoring Dept.
          Phone: (212) 553-4948
          Fax:   (212) 553-0881

     To S&P:

          Standard & Poor's
          55 Water Street
          New York, New York  10041
          Attention:  Surveillance
          Phone: (212) 438-2435
          Fax:   (212) 438-2464

                                      129                       2003-A Indenture

     To the Initial Swap Counterparty:

          Lehman Brothers Special Financing Inc.
          c/o Lehman Brothers Inc.
          Transaction Management
          745 Seventh Avenue
          28th Floor
          New York, New York  10019
          Attention: Documentation Manager
          Phone: (212) 526-7672
          Fax:   (212) 526-7187

     In addition, upon the written request of any beneficial owner of a Class A Note, the Indenture Trustee shall provide to such beneficial owner copies of such notices, reports or other information delivered by the Indenture Trustee hereunder to other Persons as such beneficial owner may reasonably request.

     Section 14.05  Notices and Reports to Noteholders; Waiver of Notices.

     (a) Where this Indenture or the TIA provides for notice to Noteholders of any event or the mailing of any report to the Noteholders, such notice or report shall be written and shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage-prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     (c) If, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Note Insurer or the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Section 14.06 Rules by the Indenture Trustee. The Indenture Trustee may make reasonable rules for any meeting of Noteholders.

     Section 14.07 Owner Trustee Obligation. No recourse may be taken, directly or indirectly, against (a) any incorporator, subscriber to the capital stock, stockholder, officer,

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

employee, agent or director of the Owner Trustee or of any predecessor of the Owner Trustee, (b) any partner, beneficiary, agent, officer, director, employee, or successor or assign of a holder of a beneficial interest in the Owner Trustee, (c) any incorporator, subscriber to the capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor of the Indenture Trustee, or (d) any incorporator, subscriber to capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor thereof, with respect to the Owner Trustee's obligations with respect to the Notes or any of the statements, representations, covenants, warranties or obligations of the Owner Trustee under this Indenture or any Note or other writing delivered in connection herewith or therewith.

     Section 14.08 Enforcement of Benefits. The Note Insurer and, with the consent of the Note Insurer, the Indenture Trustee and the Noteholders shall be entitled to enforce and, at the direction of the Note Insurer, the Indenture Trustee shall enforce the covenants and agreements of the Servicer, the Seller and the Transferor contained in the Servicing Agreement, the Contribution Agreement and the Transfer and Assignment Agreement.

     Section 14.09 Effect of Headings and Table of Content. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 14.10 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Indenture Trustee shall bind their respective successors and assigns, whether so expressed or not.

     Section 14.11 Separability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Indenture, a provision as similar in its terms and purpose to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 14.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Note Insurer, the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full), any separate trustee or co-trustee appointed under Section 7.13 and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 14.13 Legal Holidays. If the date of any Payment Date or any other date on which principal of or interest on any Note is proposed to be paid or any date on which mailing of notices by the Indenture Trustee to any Person is required pursuant to any provision of this Indenture, shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment or mailing of such notice need not be made on such date, but may be made or mailed on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date or other date for the payment of principal of or interest on any Note, or as if mailed on the nominal date of such mailing, as the case may be, and in the case of payments, no interest shall accrue for the period from and after

                                      131                       2003-A Indenture
any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 14.14 Governing Law. This Indenture and each Note shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to conflict of law provisions) applicable to agreements made and to be performed therein.

     Section 14.15 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 14.16 Recording of Indenture. This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered hereunder.

     Section 14.17 Further Assurances. The Issuer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee or the
Note Insurer more fully to effect the purposes of this Indenture, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Property for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 14.18 No Bankruptcy Petition Against the Issuer. The Indenture Trustee agrees (and each Noteholder by its acceptance of the Notes shall be deemed to agree) that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, it will not institute against the Issuer or the Seller, or join any other Person in instituting against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section
14.18 shall survive the termination of this Indenture.

     Section 14.19 Subordination. The Issuer and each Noteholder, by accepting a Note, acknowledge and agree that such Note represents indebtedness of the Issuer and does not represent an interest in any assets of the Seller (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Seller enters into other securitization transactions, each of the Issuer and each Noteholder, by accepting a Note, acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Issuer or any Noteholder either (a) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Seller or any other Person owned by the Seller, or (b) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the

                                      132                       2003-A Indenture

Seller or any other Person owned by the Seller, then the Issuer and each Noteholder, by accepting a Note, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Seller which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Transferor or any other Person owned by the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 14.19 and the terms of this Section 14.19 may be enforced by an action for specific performance. The provisions of this Section 14.19 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Indenture.

     Section 14.20 Limitation on Liability. Notwithstanding anything to the contrary contained in this Indenture the obligations of the Issuer and the Seller under this Indenture are solely the trust or corporate obligations of the Issuer or the Seller, as applicable, and shall be payable by the Issuer or the Seller, as applicable, solely (a) from funds available pursuant to, and in accordance with the payment priorities set forth in Section 5.05(c) and, if applicable, Section 9.04(b) of this Indenture or (b) to the extent that it receives additional funds designated for such purposes or to the extent that it has additional funds available (other than funds described in the preceding clause (a)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Issuer or the Seller, as applicable, incurred in accordance with its limited liability company agreement or other organizational documents and all financing documents to which it is a party as they come due. In addition, no amount owing by the Issuer or the Seller, as applicable, hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or any other obligation of, or claim against, the Issuer or the Seller, as applicable, arising out of or based upon this Indenture against any member, partner, employee, officer, agent, director or authorized person of the Issuer or the Seller; provided, however, that the foregoing shall not relieve any such person, or entity of any liability they might otherwise have as a result of fraudulent actions of omissions taken by them nor shall the foregoing relieve any person of any liability expressly undertaken by such person under the Transaction Documents.

     Section 14.21 Limitation of Liability. It is expressly understood and agreed by and between the parties hereto (i) that this Indenture is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer are not personal representations, undertakings and agreements of Wilmington Trust Company, but are binding only on the Issuer, (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly

                                      133                       2003-A Indenture
waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture.

     Section 14.22 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317, to the extent permitted to be modified by the TIA and not modified by this Indenture, that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 14.23 Perfection Representations. The Perfection Representations shall be a part of this Indenture for all purposes.

     Section 14.24 Rating Agency Confirmations. Any provision of this Indenture or any other Transaction Document which requires each Rating Agency to confirm the then-current ratings on the Class A Notes prior to the taking of any action thereunder shall be deemed to require that each Rating Agency confirm that such action would not itself require a reduction or withdrawal of the then-current ratings of the Class A Notes, without giving effect to the Note Policy on the then-current ratings on the Class A Notes.

                               [SIGNATURES FOLLOW]

                                      134                       2003-A Indenture

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed as of the day and year first above written.

                                       CAPITAL ONE AUTO FINANCE TRUST 2003-A


                                       By: WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely in its
                                           capacity as Owner Trustee


                                       By:     /s/ Donald G. MacLelcan
                                          --------------------------------------
                                                 Donald G. MacLelcan
                                                   Vice President

                                       S-1                      2003-A Indenture

                                       JPMORGAN CHASE BANK,
                                       as the Indenture Trustee


                                       By:   /s/ Patricia M.F. Russo
                                          --------------------------------------
                                                Patricia M.F. Russo
                                                  Vice President

                                       S-2                      2003-A Indenture

Confirmed and Agreed with respect to
Sections 3.01(c), 3.10(b)(x), (xiii), (xiv), (xvi),
5.06, 5.14(a) and (c), 7.07 and 14.20

CAPITAL ONE AUTO RECEIVABLES, LLC,
as the Seller


By:    /s/ Albert A. Ciafre
   ------------------------------
        Albert A. Ciafre
     Assistant Vice President


Confirmed and Agreed with respect to
Sections 3.01(c), 3.10(b), (x), (xiii), (xiv) and (xvi),
5.06, 5.14(a) and (c), 7.07 and 14.20

CAPITAL ONE AUTO FINANCE, INC.,
as Transferor, as Servicer and as Custodian


By:   /s/ Jeffery A. Elswick
   ------------------------------
        Jeffery A. Elswick
     Manager of Securitization

                                       S-3                      2003-A Indenture

                                   SCHEDULE 1

                              SCHEDULE OF OPINIONS

- Opinion of Mayer, Brown, Rowe & Maw re: Corporate, Enforceability, Securities Law, the Limited Guaranty, the Swap Documents and Other Matters

- Opinion of Mayer, Brown, Rowe & Maw re: Perfection

- Opinion of Mayer, Brown, Rowe & Maw re: Texas Certificate of Title Act

- Opinion of Mayer, Brown, Rowe & Maw re: California Certificate of Title Act

- Opinion of Mayer, Brown, Rowe & Maw re: 10b-5

- Opinion of Mayer, Brown, Rowe & Maw re: True Sale and Nonconsolidation

- Opinion of Mayer, Brown, Rowe & Maw re: Federal Tax Issues (Class A Notes)

- Opinion of Mayer, Brown, Rowe & Maw re: Texas Franchise Tax Issues (Class A Notes)

                                       1-1                      2003-A Indenture

                                   SCHEDULE 2

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as to itself as follows on the Closing Date and on each Payment Date thereafter:

                                     General

1. The Indenture creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2. Each Receivable constitutes either "chattel paper", an "account", and "instrument" or a "payment intangible" within the meaning of UCC Section 9-102.

3. The rights of the Issuer under the Interest Rate Swap Agreement constitute "general intangibles" within the meaning of the applicable UCC.

4. COAF has taken or will take all steps necessary to perfect its security interest against the Obligor in the Financed Vehicles securing the Receivables.

                                    Creation

5. The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

                                   Perfection

6. The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the contribution and sale of the Trust Property from COAF to the Seller, the transfer and sale of the Trust Property from the Seller to the Issuer, and the security interest in the Collateral granted to the Indenture Trustee hereunder. All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the collateral shall contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Indenture, will violate the rights of the Indenture Trustee."

7. With respect to Collateral that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Custodian and the Indenture Trustee has received a written

                                       2-1                      2003-A Indenture
acknowledgment from the Custodian that the Custodian is holding such tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee.

                                       2-2                      2003-A Indenture

                                    Priority

8. Neither the Seller, the Servicer nor the Issuer has authorized the filing of, or is aware of any financing statements against either the Seller, the Transferor or the Issuer that include a description of the Collateral, the Trust Property and proceeds related thereto other than any financing statement (i) relating to the sale of Trust Property by the Transferor to the Seller under the Transfer and Assignment Agreement, (ii) relating to the contribution of Trust Property by the Seller to the Issuer under the Contribution Agreement, (iii) relating to the security interest granted to the Indenture Trustee hereunder, or
(iv) that has been terminated.

9. Neither the Seller, the Transferor nor the Issuer is aware of any judgment, ERISA or tax lien filings against either the Seller, the Transferor or the Issuer.

10. None of the tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

                     Survival of Perfection Representations

11. Notwithstanding any other provision of the Transfer and Assignment Agreement, the Contribution Agreement, the Indenture or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as all obligations under the Transfer and Assignment Agreement, Contribution Agreement and the Indenture have been finally and fully paid and performed.

                                    No Waiver

12. The parties hereto: (i) shall not, without obtaining a confirmation of the then-current rating of the Class A Notes, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Class A Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

                   Issuer to Maintain Perfection and Priority

13. The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall cause the Servicer to take such action, or execute and deliver such writings (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee's security interest in the Collateral. The Issuer shall cause the Servicer, from time to time and within the time limits established by law, to prepare and present to the Indenture Trustee all financing statements, amendments (including continuations, terminations, partial terminations, releases or partial releases), initial financing statements in lieu of continuation statement or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee's security interest in the Collateral as a first-

                                       2-3                      2003-A Indenture
priority interest (each a "Filing"). The Issuer shall cause the Servicer to present each such Filing to the Indenture Trustee together with a form of authorization for the Issuer's signature authorizing the Servicer to effect such Filing under the Uniform Commercial Code without the signature of the Issuer where allowed by applicable law.

                                       2-4                      2003-A Indenture

                                    EXHIBIT A

                              FORM OF CLASS A NOTES

                                 CLASS A-1 NOTE

Note Number: R-1   CUSIP No.: 14041G BD 7
                   ISIN No.: US14041GBD79

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                 CLASS A-1 NOTE

      ORIGINAL ISSUE           CLASS A-1 MATURITY
           DATE                      DATE                    ISSUE PRICE
       June 3, 2003              June 15, 2004               100.00000%

REGISTERED OWNER: CEDE & Co.

ORIGINAL PRINCIPAL BALANCE:  $234,000,000

     THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture

                                      A-1-1                     2003-A Indenture

Trustee"), for value received, hereby promises to pay interest and principal to the Registered Owner named above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A Notes, Series 2003-A. The Indenture authorizes the issuance of $1,209,677,419.35 in principal amount of notes as Series 2003-A (the "Notes"). The notes are issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS A-1 NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-1 Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-1 Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-1 Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-1 Note at any time may be obtained from the Indenture Trustee.

     This Note is entitled to the benefits of the Note Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

     All payments of interest and principal on the Class A-1 Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-1
Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-1 Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-1 Note and of any Class A-1
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-1 Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-1 Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

                                      A-1-2                     2003-A Indenture

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-1 Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-1 Note agrees that such Person will not institute against the Issuer or the Seller, or join any other Person in instituting against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-1 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A-1 Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-1 Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-1 Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or in its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Policy to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and
(b) to waive any rights it may have to obtain a deficiency or other monetary judgment against

                                      A-1-3                     2003-A Indenture
either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property, (b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                      A-1-4                     2003-A Indenture

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      A-1-5                     2003-A Indenture

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                       CAPITAL ONE AUTO FINANCE TRUST 2003-A


                                       By: WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely in its
                                           capacity as Owner Trustee


                                       By:
                                          --------------------------------------
                                                  Authorized Officer

                                      A-1-6                     2003-A Indenture

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1 Notes referred to in the within-mentioned Indenture.

                                       JPMORGAN CHASE BANK,
                                       as the Indenture Trustee

                                       By: /s/
                                          --------------------------------------

                                     A-1-7                      2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class A-1 Notes are scheduled to mature on June 15, 2004 unless the Class A-1 Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-1 Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-1 Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-1 Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-1 Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-1 Notes.

     THE CLASS A-1 NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-1 Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and

                                     A-1-8                      2003-A Indenture
upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                                     A-1-9                      2003-A Indenture

                              [FORM OF ASSIGNMENT]

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)

            (Please Print or Typewrite Name and Address of Assignee)

          the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

          Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:
     ---------------

                                       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                     A-1-10                     2003-A Indenture

                                 CLASS A-2 NOTE

Note Number: R-1  CUSIP No.: 14041G BE 5
                  ISIN No.: US14041GBE52

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                 CLASS A-2 NOTE

     ORIGINAL ISSUE          CLASS A-2 MATURITY
         DATE                      DATE                     ISSUE PRICE
      June 3, 2003             March 15, 2006                99.99611%

REGISTERED OWNER: CEDE & Co.

ORIGINAL PRINCIPAL BALANCE:  $282,000,000

     THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay interest and principal to the Registered Owner named above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A Notes, Series 2003-A. The Indenture authorizes the issuance of $1,209,677,419.35 in principal amount of notes as Series 2003-A (the "Notes"). The notes are

                                     A-2-1                      2003-A Indenture
issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS A-2 NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-2 Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-2 Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-2 Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-2 Note at any time may be obtained from the Indenture Trustee.

     This Note is entitled to the benefits of the Note Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

     All payments of interest and principal on the Class A-2 Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-2
Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-2 Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-2 Note and of any Class A-2
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-2 Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-2 Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-2 Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-2 Note agrees that such Person will not institute against the Issuer or the Seller, or join any other Person in instituting against the

                                     A-2-2                      2003-A Indenture

Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-2 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A-2 Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-2 Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-2 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-2 Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Policy to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and
(b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property,
(b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same

                                     A-2-3                      2003-A Indenture
shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                     A-2-4                      2003-A Indenture

     IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                       CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                       By: WILMINGTON TRUST COMPANY, not in
                                           its individual capacity but
                                           solely in its capacity as Owner
                                           Trustee


                                       By: /s/
                                          --------------------------------------
                                                  Authorized Officer

                                     A-2-5                      2003-A Indenture

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-2 Notes referred to in the within-mentioned Indenture.

                                       JPMORGAN CHASE BANK,
                                       as the Indenture Trustee

                                       By: /s/
                                          ----------------------------------

                                     A-2-6                      2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class A-2 Notes are scheduled to mature on March 15, 2006 unless the Class A-2 Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-2 Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-2 Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-2 Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-2 Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-2 Notes.

     THE CLASS A-2 NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-2 Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and

                                     A-2-7                      2003-A Indenture
upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                                     A-2-8                      2003-A Indenture

                              [FORM OF ASSIGNMENT]

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)

            (Please Print or Typewrite Name and Address of Assignee)

          the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

          Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:
     -------------------
                                       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                     A-2-9                      2003-A Indenture

                                CLASS A-3-A NOTE

Note Number: R-1  CUSIP No.: 14041G BF 2
                  ISIN No.: US14041GBF28

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                CLASS A-3-A NOTE

     ORIGINAL ISSUE             LASS A-3-A MATURITY
         DATE                         DATE                    ISSUE PRICE
     June 3, 2003               October 15, 2007               99.99019%

REGISTERED OWNER:  CEDE & Co.

ORIGINAL PRINCIPAL BALANCE:  $190,000,000

         THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay interest and principal to the Registered Owner named above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A Notes, Series 2003-A. The Indenture authorizes the issuance of

                                     A-3-A-1                    2003-A Indenture

$1,209,677,419.35 in principal amount of notes as Series 2003-A (the "Notes"). The notes are issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS A-3-A NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-3-A Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-3-A Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-3-A Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-3-A Note at any time may be obtained from the Indenture Trustee.

     This Note is entitled to the benefits of the Note Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

     All payments of interest and principal on the Class A-3-A Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-3-A Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-3-A Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-3-A Note and of any Class A-3-A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-3-A Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-3-A Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-3-A Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-3-A Note agrees that such

                                     A-3-A-2                    2003-A Indenture

Person will not institute against the Issuer or the Seller, or join any other Person in instituting against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-3-A Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A-3-A Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-3-A Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-3-A Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-3-A Note and of any Class A-3-A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-3-A Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or in its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Policy to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and
(b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property,
(b) constitute a waiver, release or discharge of any

                                     A-3-A-3                    2003-A Indenture
indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

                                     A-3-A-4                    2003-A Indenture

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                     A-3-A-5                    2003-A Indenture

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                       CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                       By: WILMINGTON TRUST COMPANY, not in
                                           its individual capacity but solely
                                           in its capacity as Owner Trustee


                                       By: /s/
                                          --------------------------------------
                                                   Authorized Officer

                                     A-3-A-6                    2003-A Indenture

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-3-A Notes referred to in the within-mentioned Indenture.

                                       JPMORGAN CHASE BANK,
                                       as the Indenture Trustee


                                       By: /s/
                                          --------------------------------------

                                     A-3-A-7                    2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class A-3-A Notes are scheduled to mature on October 15, 2007 unless the Class A-3-A Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-3-A Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-3-A Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-3-A Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-3-A Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-3-A Notes.

     THE CLASS A-3-A NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-3-A Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and

                                    A-3-A-8                     2003-A Indenture
upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                                    A-3-A-9                     2003-A Indenture

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)

            (Please Print or Typewrite Name and Address of Assignee)

          the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

          Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:
     ----------------

                                       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                    A-3-A-10                    2003-A Indenture

                                CLASS A-3-B NOTE

Note Number: R-1  CUSIP No.: 14041G BG 0
                  ISIN No.: US14041GBG01

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                CLASS A-3-B NOTE

     ORIGINAL ISSUE          CLASS A-3-B MATURITY
         DATE                       DATE                   ISSUE PRICE
      June 3, 2003             October 15, 2007             100.00000%

REGISTERED OWNER:  CEDE & Co.

ORIGINAL PRINCIPAL BALANCE:  $150,000,000

     THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay interest and principal to the Registered Owner named above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A Notes, Series 2003-A. The Indenture authorizes the issuance of

                                    A-3-B-1                     2003-A Indenture

$1,209,677,419.35 in principal amount of notes as Series 2003-A (the "Notes"). The notes are issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS A-3-B NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-3-B Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-3-B Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-3-B Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-3-B Note at any time may be obtained from the Indenture Trustee.

     This Note is entitled to the benefits of the Note Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

     All payments of interest and principal on the Class A-3-B Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-3-B Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-3-B Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-3-B Note and of any Class A-3-B Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-3-B Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-3-B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-3-B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-3-B Note agrees that such

                                    A-3-B-2                     2003-A Indenture

Person will not institute against the Issuer or the Seller, or join any other Person in instituting against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-3-B Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A-3-B Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-3-B Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-3-B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-3-B Note and of any Class A-3-B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-3-B Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or in its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Policy to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and
(b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property,
(b) constitute a waiver, release or discharge of any

                                 A-3-B-3                        2003-A Indenture
indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

                                 A-3-B-4                        2003-A Indenture

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                 A-3-B-5                        2003-A Indenture

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                    CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely in its
                                        capacity as Owner Trustee


                                    By: /s/
                                       -----------------------------------------
                                                  Authorized Officer

                                 A-3-B-6                        2003-A Indenture

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-3-B Notes referred to in the within-mentioned Indenture.


                                    JPMORGAN CHASE BANK,
                                    as the Indenture Trustee


                                    By: /s/
                                       -----------------------------------------


                                 A-3-B-7                        2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class A-3-B Notes are scheduled to mature on October 15, 2007 unless the Class A-3-B Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-3-B Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-3-B Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-3-B Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-3-B Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-3-B Notes.

     THE CLASS A-3-B NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-3-B Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and

                                 A-3-B-8                        2003-A Indenture
upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                                 A-3-B-9                        2003-A Indenture

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)

            (Please Print or Typewrite Name and Address of Assignee)

          the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

          Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:
      ---------------------

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                A-3-B-10                        2003-A Indenture

                                CLASS A-4-A NOTE

Note Number: R-1  CUSIP No.: 14041G BH 8
                  ISIN No.: US14041GBH83

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                CLASS A-4-A NOTE

      ORIGINAL ISSUE       CLASS A-4-A MATURITY
           DATE                    DATE                 ISSUE PRICE
       June 3, 2003          January 15, 2010            99.99292%

REGISTERED OWNER: CEDE & Co.

ORIGINAL PRINCIPAL BALANCE:   $150,000,000

     THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay interest and principal to the Registered Owner named above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A Notes, Series 2003-A. The Indenture authorizes the issuance of $1,209,677,419.35 in principal amount of notes as Series 2003-A (the "Notes"). The notes are

                                 A-4-A-1                        2003-A Indenture
issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS A-4-A NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-4-A Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-4-A Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-4-A Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-4-A Note at any time may be obtained from the Indenture Trustee.

     This Note is entitled to the benefits of the Note Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

     All payments of interest and principal on the Class A-4-A Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-4-A Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-4-A Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-4-A Note and of any Class A-4-A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-4-A Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-4-A Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-4-A Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-4-A Note agrees that such Person will not institute against the Issuer or the Seller, or join any other Person in instituting

                                 A-4-A-2                        2003-A Indenture
against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-4-A Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A-4-A Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-4-A Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-4-A Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-4-A Note and of any Class A-4-A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-4-A Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or in its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Policy to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and
(b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property,
(b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same

                                 A-4-A-3                        2003-A Indenture
shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                 A-4-A-4                        2003-A Indenture

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                    CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                    BY:  WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely in its
                                         capacity as Owner Trustee


                                    By: /s/
                                       -----------------------------------------
                                                   Authorized Officer

                                 A-4-A-5                        2003-A Indenture

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Class A-4-A Notes referred to in the within-mentioned Indenture.


                                    JPMORGAN CHASE BANK,
                                    as the Indenture Trustee


                                    By: /s/
                                       -----------------------------------------


                                 A-4-A-6                       2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class A-4-A Notes are scheduled to mature on January 15, 2010 unless the Class A-4-A Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-4-A Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-4-A Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-4-A Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-4-A Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-4-A Notes.

     THE CLASS A-4-A NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-4-A Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

                                 A-4-A-7                        2003-A Indenture

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)


          (Please Print or Typewrite Name and Address of Assignee)

          the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

          Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.



Date:
      ---------------------

                                    NOTICE: The signature to this
                                    assignment must correspond with the
                                    name as it appears upon the face of
                                    the within Note in every
                                    particular, without alteration or
                                    enlargement or any change whatever.


                                 A-4-A-8                        2003-A Indenture

                                CLASS A-4-B NOTE

Note Number: R-1  CUSIP No.: 14041G BJ 4
             ISIN No.: US14041GBJ40

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                CLASS A-4-B NOTE

         ORIGINAL ISSUE     CLASS A-4-B MATURITY
              DATE                  DATE                    ISSUE PRICE
          June 3, 2003        January 15, 2010               100.00000%

REGISTERED OWNER: CEDE & Co.

ORIGINAL PRINCIPAL BALANCE: $119,000,000

     THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay interest and principal to the Registered Owner named above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A Notes, Series 2003-A. The Indenture authorizes the issuance of $1,209,677,419.35 in principal amount of notes as Series 2003-A (the "Notes"). The notes are

                                 A-4-B-1                        2003-A Indenture
issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS A-4-B NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-4-B Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-4-B Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-4-B Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-4-B Note at any time may be obtained from the Indenture Trustee.

     This Note is entitled to the benefits of the Note Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

     All payments of interest and principal on the Class A-4-B Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-4-B Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-4-B Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-4-B Note and of any Class A-4-B Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-4-B Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-4-B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-4-B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-4-B Note agrees that such Person will not institute against the Issuer or the Seller, or join any other Person in instituting

                                 A-4-B-2                        2003-A Indenture
against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-4-B Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A-4-B Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-4-B Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-4-B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-4-B Note and of any Class A-4-B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-4-B Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or in its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Policy to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and
(b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property,
(b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same

                                 A-4-B-3                        2003-A Indenture
shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                 A-4-B-4                        2003-A Indenture

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                    CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                    BY:  WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely in its
                                         capacity as Owner Trustee


                                    By: /s/
                                       -----------------------------------------
                                                  Authorized Officer

                                 A-4-B-5                        2003-A Indenture

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-4-B Notes referred to in the within-mentioned Indenture.

                                    JPMORGAN CHASE BANK,
                                    as the Indenture Trustee


                                    By: /s/
                                       -----------------------------------------

                                 A-4-B-6                        2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class A-4-B Notes are scheduled to mature on January 15, 2010 unless the Class A-4-B Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-4-B Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-4-B Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-4-B Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-4-B Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-4-B Notes.

     THE CLASS A-4-B NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-4-B Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

                                 A-4-B-7                        2003-A Indenture

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                                 A-4-B-8                        2003-A Indenture

                              [FORM OF ASSIGNMENT]


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)


          (Please Print or Typewrite Name and Address of Assignee)

          the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

          Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.


Date:
      ---------------------

                                    NOTICE: The signature to this
                                    assignment must correspond with the
                                    name as it appears upon the face of
                                    the within Note in every
                                    particular, without alteration or
                                    enlargement or any change whatever.

                                 A-4-9                        2003-A Indenture

                                    EXHIBIT B

                              FORM OF CLASS B NOTE

Note Number: R-1

     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "SECURITIES DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY.]

     THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES (1) THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT, OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR TO THE OWNER TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TO BE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE RELATING TO THIS NOTE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE FOREGOING. EACH TRANSFEREE ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT THAT IT IS

                                       B-1                      2003-A Indenture

EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

     NEITHER THIS CLASS B NOTE NOR ANY INTEREST HEREIN MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), WHETHER OR NOT SUBJECT TO ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY ANY OF THE FOREGOING IN THE ENTITY (EACH A "BENEFIT PLAN INVESTOR") UNLESS THE PURCHASER IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CLASS B NOTES, AND AT THE TIME OF PURCHASE AND THROUGHOUT THE PERIOD IT HOLDS THE CLASS B NOTES, (I) IT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (II) LESS THAN 25% OF THE ASSETS OF THE GENERAL ACCOUNT ARE (OR REPRESENT) ASSETS OF A BENEFIT PLAN INVESTOR, AND (III) IT IS NOT THE SERVICER OR ANY OTHER SERVICE PROVIDER TO THE TRUST OR AN AFFILIATE OF THE ABOVE, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 C.F.R. SECTION 2510.3-101(f)(1). EACH PURCHASER AND TRANSFEREE OF A CLASS B NOTE SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT MEETS THE FOREGOING REQUIREMENTS.

     ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE FOREGOING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CLASS B NOTES FOR ALL PURPOSES.

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        ASSET BACKED NOTES, SERIES 2003-A
                                  CLASS B NOTE

   ORIGINAL ISSUE          CLASS B MATURITY
       DATE                      DATE                        ISSUE PRICE
    June 3, 2003           January 15, 2010                     100%

REGISTERED OWNER: Capital One Auto Receivables, LLC

ORIGINAL PRINCIPAL BALANCE:  $84,677,419.35

     THIS CERTIFIES THAT Capital One Auto Finance Trust 2003-A (the "Issuer") under the Indenture dated as of June 3, 2003 (the "Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay principal to the Registered Owner named

                                      B-2                       2003-A Indenture
above or registered assigns, pursuant to the provisions hereof and of the Indenture. This Note is one of a duly authorized series of Notes of the Issuer designated as its Capital One Auto Finance Trust 2003-A, Notes, Series 2003-A. The Indenture authorizes the issuance of $1,209,677,419.35 in principal amount of notes designated as Series 2003-A (the "Notes"). The Notes are issued in seven classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes, Class A-4-B Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class B Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE ISSUER TO REPAY THE CLASS B NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal of the Class B Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class B Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class B Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class B Note at any time may be obtained from the Indenture Trustee.

     All payments of principal on the Class B Notes on the applicable Payment Date shall be paid to the Person in whose name such Class B Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class B Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class B Note and of any Class B Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class B Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture. A Class B Noteholder may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Class B Notes except pursuant to an effective registration statement covering such transaction under the Securities Act of 1933, as amended, and effective qualification or registration under all applicable state securities laws and regulations or under an exemption from registration under said Securities Act and said state securities laws and regulations.

                                      B-3                       2003-A Indenture

     In addition, each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class B Note agrees that such Person will not institute against the Issuer or the Seller, or join any other Person in instituting against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class B Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class B Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class B Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Note Insurer (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Property. Neither the Owner Trustee in its individual capacity or in its capacity as Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property to satisfy the Issuer's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable state or federal law or regulation, provided that the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Issuer, and (b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or

                                      B-4                       2003-A Indenture
undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (a) prevent recourse to the Trust Property or any Person other than the Issuer for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property, (b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of New York, provided that the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of New York.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                      B-5                       2003-A Indenture

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      B-6                       2003-A Indenture

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                        CAPITAL ONE AUTO FINANCE TRUST 2003-A


                                        BY:  WILMINGTON TRUST COMPANY, not in
                                             its individual capacity but solely
                                             in its capacity as Owner Trustee


                                        By:  /s/
                                           -------------------------------------
                                                     Authorized Officer

                                      B-7                       2003-A Indenture

             THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Notes referred to in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK,
                                        as the Indenture Trustee


                                        By:  /s/
                                           -------------------------------------

                                      B-8                       2003-A Indenture

                            [FORM OF REVERSE OF NOTE]

     The Class B Notes are scheduled to mature on January 15, 2010 unless the Class B Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class B Noteholder of record on the preceding Record Date either (a) by wire transfer, in immediately available funds to the account of such Class B Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class B Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class B Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or (b) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class B Notes.

     THE CLASS B NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class B Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Issuer, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a

                                      B-9                       2003-A Indenture
new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                                     B-10                       2003-A Indenture

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION NUMBER
OF ASSIGNEE)

--------

(Please Print or Typewrite Name and Address of Assignee)

the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                      B-11                      2003-A Indenture

                                    EXHIBIT C

                                   [RESERVED]

                                       C-1                      2003-A Indenture

                                    EXHIBIT D

                                   ASSIGNMENT

                             ________________, 200__

     In accordance with the Indenture dated as of June 3, 2003, by and between Capital One Auto Finance Trust 2003-A, a Delaware statutory trust, and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee") (the "Indenture"), the Issuer hereby Grants unto the Indenture Trustee in trust for the benefit of the Noteholders, the Swap Counterparty (until such time as the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid in full) and the Note Insurer, without recourse all of Issuer's right, title and interest, whether now or hereafter existing, in and to (i) the Receivables [Subsequent Receivables] identified on the Schedule of Receivables attached hereto (the "Receivables"), and all moneys received thereon (including amounts received on any Extended Service Agreements relating thereto), after the respective Cutoff Dates (except for interest accrued as of the applicable Cutoff Date if paid by the respective Obligor after such Cutoff Date, which shall be paid to the Transferor); (ii) the security interest in the Financed Vehicles granted by the Obligors pursuant to the Receivables [Subsequent Receivables] and all Certificates of Title to such Financed Vehicles; (iii) the interest of the Issuer in any proceeds from claims on any risk default, physical damage, credit life, disability or other insurance policies covering the Financed Vehicles or Obligors or refunds in connection with Extended Service Agreements relating to Defaulted Receivables from the respective Cutoff Dates; (iv) any property (including the right to receive future Liquidation Proceeds) that shall secure a Receivable [Subsequent Receivables]; (v) the Contribution Agreement, the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the Receivables); (vi) the rights and benefits of the Issuer under the Servicing Agreement and the Limited Guaranty; (vii) any recourse at law, in equity or by contract to the Seller, the Transferor or Dealers whether pursuant to the Contribution Agreement, the Transfer and Assignment Agreement, Dealer Agreements (to the extent related to the Receivables) or otherwise; (viii) all funds deposited in the Accounts and Eligible Investments thereof, to the extent provided in the Indenture, and proceeds thereof; (ix) the original Contracts relating to the Receivables [Subsequent Receivables]; (x) the Interest Rate Swap Agreement; and (xi) all proceeds of the conversion, voluntary or involuntary, of any or all of the foregoing into cash or other property whether now existing or hereafter arising. The foregoing conveyance does not constitute and is not intended to result in any assumption by the Indenture Trustee of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables [Subsequent Receivables], Custodian Files, Servicer Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements contained in the Transfer and Assignment Agreement and the Contribution Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture and the Transfer and Assignment Agreement.

                                       D-1                      2003-A Indenture

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the date first written above.

                                        CAPITAL ONE AUTO FINANCE TRUST 2003-A


                                        By: CAPITAL ONE AUTO FINANCE, INC.,
                                            as Administrator


                                        By:  /s/
                                           -------------------------------------

                                       D-2                      2003-A Indenture

                                    EXHIBIT E

                                NOTICE OF FUNDING

                                ________ __, 20__

     In accordance with the Indenture dated as of June 3, 2003 by and between Capital One Auto Finance Trust 2003-A and JPMorgan Chase Bank, as indenture trustee (the "Indenture"), the undersigned hereby gives notice of the Funding Date to occur on or before __________________, 200_ for each of the Subsequent Receivables listed on the Schedule of Receivables attached to the Assignment executed by the undersigned an accompanying this Notice of Funding. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Indenture.

     Such Subsequent Receivables represent the following amounts:

          Aggregate Receivable Balance of Receivables as
          of the Cutoff Date:                             $
                                                           ---------------------
          Amount to be wired to the Transferor in
          payment for such Subsequent Receivables:        $
                                                           ---------------------

     The undersigned hereby certifies on the date first above written that, in connection with the Funding Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.16 of the Indenture, including, but not limited to, delivery of the Officer's Certificate, as specified therein.

                                          CAPITAL ONE AUTO FINANCE TRUST 2003-a


                                          By: CAPITAL ONE AUTO FINANCE, INC., as
                                              Administrator


                                          By: /s/
                                             -----------------------------------

                                      E-1                       2003-A Indenture

                                    EXHIBIT F

                              OFFICER'S CERTIFICATE

                                re: Funding Date

                                ________ __, 20__

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A
                        CAPITAL ONE AUTO RECEIVABLES, LLC

To:  JPMorgan Chase Bank
     4 New York Plaza, 6/th/  Floor
     New York, New York 10004

     With copies to:  Note Insurer

     This Officer's Certificate is being issued in accordance with Section 2.16 of that certain Indenture dated as of June 3, 2003 (the "Indenture") by and between Capital One Auto Finance Trust 2003-A (the "Issuer"), and JPMorgan Chase Bank, as indenture trustee. Terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     By his or her signature below, the undersigned officer of the Administrator, on behalf of the Issuer, certifies that, as of the date first above written:

     (a) The matters set forth in Section 3.02(a) and (b) of the Contribution Agreement by and between the Seller, as the transferor named therein, and the Issuer, as transferee, are true and correct. All Receivables to be acquired on the Funding Date to occur on or before _____________________, 2003 constitute Eligible Receivables as said term is defined in the Transfer and Assignment Agreement; and

     (b)  the representations and warranties of the Issuer set forth in Section
3.12 of the Indenture are true and correct as of the date hereof; and

     (c) the documents listed in Section 2.16(b)(ii) of the Indenture will be delivered to the Custodian or its designated bailee within two (2) Business Days preceding the Funding Date specified herein; and

     (d) the requirements stated in Section 2.16 of the Indenture regarding the Subsequent Receivables to be acquired on the Funding Date have been met.

     All conditions in the Transfer and Assignment Agreement Article IV and the Contribution Agreement Article IV have been met.

                                      F-1                       2003-A Indenture

                                          CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                          By: CAPITAL ONE AUTO FINANCE, INC., as
                                              Administrator


                                          By: /s/
                                             -----------------------------------
                                                     Authorized Officer

                                      F-2                       2003-A Indenture

                                   EXHIBIT G-1

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A

                    ASSET-BACKED CERTIFICATES, SERIES 2003-A

                           RECEIVABLE CHARACTERISTICS

                        As of June 3, 2003 (Closing Date)

                                      G-1-1                     2003-A Indenture

                                   EXHIBIT G-2

                      CAPITAL ONE AUTO FINANCE TRUST 2003-A

                    ASSET-BACKED CERTIFICATES, SERIES 2003-A

                           RECEIVABLE CHARACTERISTICS

                       As of ________, 2003 (Funding Date)

                                                         Cumulative Totals From
                                 Receivables Acquired     Closing Date Through
       Interest Rate               On Funding Date        Above Funding Date
------------------------------   --------------------    ----------------------
13.95% - 16.99%                  $                       $
                                 --------------------    ----------------------
17.00% - 17.99%
18.00% - 18.99%
19.00% - 19.99%
20.00% - 20.99%
21.00% - 21.99%
22.00% - 22.99%
23.00% - 23.99%
24.00% - 24.99%
25.00% - 25.99%
26.00% - 26.99%
27.00% - 27.99%
28.00% - 28.99%
29.00% - 29.99%
30.00% - 30.99%
Total                            $                       $
                                 --------------------    ----------------------

Weighted Average Contract Rate                       %                         %
                                 --------------------    ----------------------

                                      G-2-1                     2003-A Indenture

          State Concentration Level
          -------------------------
                                   Maximum
                                  Permitted
    State         Percentage     Percentage
---------------   -----------    -----------
AL                        ___%          ____%
AZ                        ___%          ____%
GA                        ___%          ____%
NC                        ___%          ____%
OK                        ___%          ____%
SC                        ___%          ____%
TN                        ___%          ____%
TX                        ___%          ____%
VA                        ___%          ____%
Others                    ___%        **____%

          Loan to Value Ratio/*/
          -------------------
                                   Maximum
                                  Permitted
                     Ratio          Ratio
                  -----------    -----------
Average LTV              ____%           ___%
-------------
/*/Final Funding Date only

                                     G-2-2                      2003-A Indenture

                                    EXHIBIT H

                              TRUSTEE FEE AGREEMENT

                             - On File with Servicer

                                      H-1                       2003-A Indenture

                                    EXHIBIT I

                  FORM OF TRANSFEREE AGREEMENT (CLASS B NOTES)

                                     (Date)

JPMorgan Chase Bank
4 New York Plaza, 6/th/ Floor
New York, New York 10004
Attention:  Institutional Trust Services
     Capital One Auto Finance Trust, 2003-A

Dear Sirs:

     The undersigned (the "Purchaser") proposes to purchase Class B Notes (the "Purchaser's Notes") representing $_____________ principal amount of the Capital One Auto Finance Trust 2003-A, Asset Backed Notes, Series 2003-A, Class B Notes in the Original Principal Balance of $84,677,419.35 (the "Class B Notes"). The Class B Notes were issued pursuant to an Indenture dated as of June 3, 2003 between for Capital One Auto Finance Trust 2003-A (the "Issuer"), and JPMorgan Chase Bank, as indenture trustee (the "Trustee") (the "Indenture"). Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Indenture.

     In connection with the purchase, the Purchaser agrees to the following terms and conditions and makes the representations and warranties stated herein with the express understanding that they will be relied upon by the seller of the Purchaser's Class B Notes, the Issuer and the Issuer.

     1. The Purchaser is purchasing the Purchaser's Class B Notes solely for the Purchaser's own account and the account of its affiliated entities and with no present intention of distributing the Class B Notes or any portion thereof, subject, nevertheless, to the understanding that the disposition of the Purchaser's property shall at all times be and remain within its control.

     2. The Purchaser is a Qualified Institutional Buyer as follows (please check one):

          (i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity (please check one):

                (A) Any insurance company as defined in section 2(13) of the Securities Act of 1933, as amended (the "Act");

                (B) Any investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or any business development company as defined in section 2(a)(48) of that Act;

                                       I-1                      2003-A Indenture

                (C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

                (D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

                (E) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

                (F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph
(2)(i)(D) or (E) of this paragraph 2, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

                (G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

                (H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

                (I) Any investment adviser registered under the Investment Advisers Act;

                (J) Any dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer;

                (K) Any dealer registered pursuant to Section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

                (L) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other Qualified Institutional Buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. "Family of investment companies" means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that for the purposes of this section:

                                       I-2                      2003-A Indenture

                     (i) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

                     (ii) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

                (M) Any entity, all of the equity owners of which are Qualified Institutional Buyers, acting for its own account or the accounts of other Qualified Institutional Buyers; or

          (ii) Any bank as defined in section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

     3. The Purchaser understands that the Class B Notes will bear a legend to the following effect unless the Issuer determines otherwise consistent with applicable law:

                THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES (1) THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT, OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR TO THE ISSUER PURSUANT TO THE TERMS OF THE INDENTURE AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TO BE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE RELATING TO THIS NOTE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE FOREGOING. EACH TRANSFEREE ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED

                                       I-3                      2003-A Indenture

          TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

                NEITHER THIS CLASS B NOTE NOR ANY INTEREST HEREIN MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), WHETHER OR NOT SUBJECT TO ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY ANY OF THE FOREGOING IN THE ENTITY (EACH A "BENEFIT PLAN INVESTOR") UNLESS THE PURCHASER IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CLASS B NOTES, AND AT THE TIME OF PURCHASE AND THROUGHOUT THE PERIOD IT HOLDS THE CLASS B NOTES, (I) IT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (II) LESS THAN 25% OF THE ASSETS OF THE GENERAL ACCOUNT ARE (OR REPRESENT) ASSETS OF A BENEFIT PLAN INVESTOR, AND (III) IT IS NOT THE SERVICER OR ANY OTHER SERVICE PROVIDER TO THE TRUST OR AN AFFILIATE OF THE ABOVE, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 C.F.R. SECTION 2510.3-101(f)(1). EACH PURCHASER AND TRANSFEREE OF A CLASS B NOTE SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT MEETS THE FOREGOING REQUIREMENTS.

                ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE FOREGOING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CLASS B NOTES FOR ALL PURPOSES.

     4. The Purchaser understands that the Class B Notes may not be acquired by or with the assets of a "benefit plan investor" as defined in 29 C.F.R.
Section 2510.3(f), which includes (i) an "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets of its general account to purchase its interest in the Class B Notes, and at the time of purchase and throughout the period it holds an interest in the Class B Notes, (i) it is eligible for and meets the requirements of the Department of Labor Prohibited Transaction Class Exemption 95-60, (ii) less than 25% of the assets of the general account are (or represent) assets of a Benefit Plan Investor, and (iii) it is not the Servicer or any other service provider to the Issuer or an affiliate of the above, and would not otherwise be excluded as a benefit plan investor under 29 C.F.R. Section 2510.3-101(f). The holder thereof and any related holder of any interest in a Class B Note shall be deemed to have represented and warranted that it meets the foregoing requirements.

                                       I-4                      2003-A Indenture

     5. If the Purchaser is acquiring any Class B Note as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

     6. Due to the restrictions on transfer, the Purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Class B Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period. The Purchaser acknowledges that it has received the information specified in paragraph (d)(4) of Rule 144A under the Securities Act.

     7. The Purchaser acknowledges that (i) it has been afforded an opportunity to request from the Issuer and to review, and it has received, all additional information considered by it to be necessary to verify the accuracy of the information herein; (ii) it has not relied on any Underwriter or any person affiliated with an Underwriter in connection with its investigation of the accuracy of the information contained in this Indenture or its investment decision; and (iii) no person has been authorized to give any information or to make any representation concerning the Issuer or the Class B Notes other than those contained in this Indenture and, if given or made, such other information or representation should not be relied upon as having been authorized by the Issuer, or any of its affiliates.

     8. The Purchaser acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Class B Notes.

     9. The Purchaser agrees that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class B Notes, it will not institute against the Issuer or the Transferor, or join any other Person in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under the laws of the United States or any state of the United States and it will not enter into any voluntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under the laws of the United States or any state of the United States.

     10. The Purchaser acknowledges that the Issuer and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

     11. The Purchaser understands that the Issuer, any person acting on its behalf and the seller of the Purchaser's Class B Notes shall be entitled to rely upon certain non-exclusive methods of establishing the Purchaser's ownership and discretionary investments of securities as stated in Rule 144A promulgated under the Act ("Rule 144A").

     12. The Purchaser represents that, if it has so requested, it has received the following reasonably current information: a brief statement of the nature of the business of the Issuer and the products and services it offers; the Issuer's most recent balance sheet and profit and loss and

                                       I-5                      2003-A Indenture
retained earnings statements, and similar financial statements for such part of the two preceding fiscal years as the Issuer has been in operation; and Servicer statements of payments on the Class B Notes on each Payment Date or for a shorter period as may be requested by the Purchaser.

     13. The Purchaser understands that the Purchaser's Class B Notes have not been registered under the Securities Act or any state securities or "Blue Sky" laws and were sold in reliance on exemptions from the registration requirements of the Act and any such laws for nonpublic offerings. The Purchaser understands that the exemptions from the registration requirements upon which the Issuer relied require that the Purchaser be one of the types of investors specified in paragraph 2 above and the Purchaser is such an investor. The Purchaser further understands that the Purchaser's Class B Notes must be held indefinitely unless subsequently registered under the Act, any applicable state securities or "Blue Sky" laws or unless exemptions from the registration requirements of the Act and such laws are available. If at some future time the Purchaser wishes to dispose of or exchange any of the Purchaser's Class B Notes, the Purchaser will not do so unless before any such sale, transfer or other disposition the Purchaser has furnished to the Issuer and the Indenture Trustee an express agreement substantially in the form of this Transferee's Agreement by the proposed transferee to be bound by and to abide by the provisions thereof, the restrictions noted on the face of the Purchaser's Class B Notes and the Transferee's Agreement.

     14. The Purchaser understands that the transfer of the Class B Notes will be restricted.

     15. The Purchaser understands that there may be restrictions on the ability of certain investors, including, without limitation, depository institutions, either to purchase the Purchaser's Class B Notes or to purchase investments having characteristics similar to those of the Purchaser's Class B Notes representing more than a specified percentage of the investor's assets. The Purchaser has consulted, and relied on the advice of, the Purchaser's own legal advisor in determining whether and to what extent the Purchaser's Class B Notes constitute a legal investment for the Purchaser.

     16. The Purchaser recognizes that an investment in the Purchaser's Class B Notes involves significant risks.

     17. The Purchaser understands that there is no established market for the Purchaser's Class B Notes and that none will develop and, accordingly, that the Purchaser may be required to bear the economic risk of an investment in the Purchaser's Class B Notes for an indefinite period of time.

                                       I-6                      2003-A Indenture

     18. The Purchaser agrees that the Purchaser is bound by and will abide by the provisions hereof, the restrictions on the Purchaser's Class B Notes described herein and this Transferee's Agreement.

                                                     Very truly yours,


By:   /s/
   --------------------------

                                       I-7                      2003-A Indenture